As filed with the Securities and Exchange
                        Commission on December 20, 1999

                                                  REGISTRATION NO. 333-80743-01
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                           -----------------
                          AMENDMENT NO. 1 TO
                               FORM S-3
                        REGISTRATION STATEMENT
                                 UNDER

                      THE SECURITIES ACT OF 1933

                           -----------------
                  CITIBANK CREDIT CARD ISSUANCE TRUST

                  (Issuer of the Offered Securities)

CITIBANK (SOUTH DAKOTA), N.A.           CITIBANK (NEVADA), NATIONAL ASSOCIATION

             (Originators of Citibank Credit Card Issuance
            Trust and Citibank Credit Card Master Trust I)

      (Exact Name of Registrants as Specified in Their Charters)

United States of America                    46-0358360               United States of America                   88-0202961
(State or Other Jurisdiction             (I.R.S. Employer)       (State or Other Jurisdiction of             (I.R.S. Employer
 of Organization)                      Identification Number)              Organization                   Identification Number)

                     701 East 60th Street, North                                       8725 West Sahara Avenue
                    Sioux Falls, South Dakota 57117                                    Las Vegas, Nevada 89163
                          (605) 331-2626                                                     (702) 797-4444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Each
               Registrant's Principal Executive Offices)

                       STEPHANIE B. MUDICK, ESQ.
                    General Counsel - Corporate Law
                            CITIGROUP INC.
                         153 East 53rd Street
                       New York, New York 10043
                            (212) 559-1000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                         of Agent for Service)

                              Copies To:

DAVID L. ZIMBECK, ESQ.        STEVEN J. GAROFALO        GREGORY M. SHAW, ESQ.
General Counsel               President                 Cravath, Swaine & Moore
Citibank (South Dakota), N.A. Citibank (Nevada),        Worldwide Plaza
701 East 60th Street, North   National Association      825 Eighth Avenue
Sioux Falls, S.D.  57117      8725 West Sahara Avenue   New York, NY 10019
(605) 331-2626                Las Vegas, Nevada  89163  (212) 474-1000
                              (702) 797-4444

          Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
Title of securities       Amount to be              Proposed            Proposed
to be registered          registered           maximum aggregate    maximum aggregate      amount of registration
                           (a)(b)(c)              price per Note(d)    offering price(d)           fee (e)
-----------------------------------------------------------------------------------------------------------------
Notes                     $1,000,000                  100%             $1,000,000                    $278
-----------------------------------------------------------------------------------------------------------------
Collateral
 Certificate (f)          $1,000,000                  --                    --                        --

(a) With respect to any securities issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.

(b) With respect to any securities denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such security is first offered.

(c) Includes an indeterminate amount of securities that are to be offered or sold in connection with market-making activities by affiliates of the Registrants, including Salomon Smith Barney Inc.

(d)  Estimated solely for the purpose of calculating the registration fee.

(e)  Previously paid.

(f) No additional consideration will be paid by the purchasers of the Notes for the Collateral Certificate, which is pledged as security for the Notes.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               INTRODUCTORY NOTE

This Registration Statement includes:

o a form of base prospectus relating to asset-backed notes of Citibank Credit Card Issuance Trust;

o a form of prospectus supplement to the base prospectus relating to the offering by Citibank Credit Card Issuance Trust of a subclass of asset-backed notes of a multiple issuance series; and

o a form of prospectus supplement to the base prospectus relating to the offering by Citibank Credit Card Issuance Trust of a single issuance series of asset-backed notes.

[FLAG]
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                Subject to Completion, dated December 20, 1999


Prospectus
Dated __________, _____


CITIBANK CREDIT CARD ISSUANCE TRUST

Class A Notes
Class B Notes
Class C Notes


CITIBANK (SOUTH DAKOTA), N.A.
CITIBANK (NEVADA), NATIONAL ASSOCIATION
Originators of the Trust


We will provide the specific terms of these Notes in supplements to this prospectus. You should read this prospectus and the applicable supplements to this prospectus carefully before you invest.


Principal payments on the Class B Notes of a series are subordinated to payments on the Class A Notes of that series. Principal payments on the Class C Notes of a series are subordinated to payments on the Class A and Class B Notes of that series.

YOU SHOULD REVIEW AND CONSIDER THE DISCUSSION UNDER "RISK FACTORS" BEGINNING ON PAGE 13 OF THIS PROSPECTUS BEFORE YOU PURCHASE ANY NOTES.


Neither the Securities and Exchange Commission nor any state securities commission has approved the Notes or determined that this prospectus or any applicable supplement to this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


The Notes are obligations of Citibank Credit Card Issuance Trust only and are not obligations of any other person. Each class of Notes is secured by only some of the assets of Citibank Credit Card Issuance Trust. Noteholders will have no recourse to any other assets of Citibank Credit Card Issuance Trust for the payment of the Notes. The Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

                               TABLE OF CONTENTS


                                                                          Page


PROSPECTUS SUMMARY........................................................   4

RISK FACTORS..............................................................  13
  Only some of the assets of the Issuer are available for payments on any class of Notes....................................................  13
  Cardholder payment patterns and credit card usage may affect the timing and amount of payments to you..................................  13

  You may receive principal payments earlier or later than the expected principal payment date ...............................................  14


  Allocations of charged-off receivables in the Master Trust could reduce payments to you.......................................................  14
  Reset of interest rate on credit card receivables in the Master Trust may reduce the amount of finance charge collections available for interest payments on the Notes........................................  14
  Citibank (South Dakota)'s ability to change terms of the credit card accounts could alter payment patterns.................................  15
  Addition of accounts to the Master Trust  may affect credit quality and lessen the Issuer's ability to make payments to you...................  15
  Citibank (South Dakota) and Citibank (Nevada) may not be able to designate new accounts to the Master Trust when required by the pooling and servicing agreement.......................................  16
  Class B Notes and Class C Notes bear losses before Class A Notes........  16
  You may not be able to reinvest any early redemption proceeds in a comparable security...................................................  17
  Your ability to resell Notes may be limited.............................  17
  If the ratings of the Notes are lowered or withdrawn, their market value could decrease..................................................  17
  Issuance of additional Notes may affect the timing and amount of payments to you.......................................................  18
  Certain legal aspects could affect the timing and amount of payments to you................................................................  18
  Competition in the credit card industry could affect the timing and amount of payments to you.............................................  20
  You may have limited control of certain actions under the indenture.....  21

  Your remedies  upon default may be limited..............................  21

WHERE YOU CAN FIND ADDITIONAL INFORMATION.................................  22


THE ISSUER................................................................  23
  The Owners..............................................................  23


USE OF PROCEEDS...........................................................  24


THE NOTES.................................................................  24
  Interest................................................................  25

  Principal...............................................................  26
  Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal
    Liquidation Amount of Notes...........................................  26
  Subordination of Principal..............................................  30
  Redemption and Early Redemption of Notes................................  31

  Issuances of new series and classes of Notes............................  32
  Required Subordinated Amount............................................  35

  Payments on Notes; Paying Agent.........................................  35
  Denominations...........................................................  36
  Record Date.............................................................  36
  Governing Law...........................................................  36
  Form, Exchange, and Registration and Transfer of Notes..................  36
  Book-Entry Notes........................................................  37
  Replacement of Notes ...................................................  42

  Acquisition and  cancelation of Notes by the Issuer and the Banks.......  42

SOURCES OF FUNDS TO PAY THE NOTES.........................................  43

  The Collateral  Certificate.............................................  43

  Derivative Agreements...................................................  45
  The Trust Accounts .....................................................  45

  Limited recourse to the Issuer; Security for the Notes..................  47

  The Indenture Trustee...................................................  47

DEPOSIT AND APPLICATION OF FUNDS..........................................  48
  Allocation of finance charge collections to accounts ...................  48
  Allocation of principal collections to accounts.........................  48
  Targeted deposits of finance charge collections and reallocated principal collections to the interest funding account...........................  49
  Payments received from derivative counterparties for interest...........  51
  Deposit of principal funding subaccount earnings in interest funding subaccounts; Principal funding subaccount earnings shortfall..........  51
  Allocation to interest funding subaccounts..............................  51
  Withdrawals from interest funding account...............................  52
  Targeted deposits of principal collections to the principal funding account...............................................................  53
  Payments received from derivative counterparties for principal..........  55
  Allocation of funds on deposit in the principal funding subaccounts.....  55
  Withdrawals from principal funding account..............................  56
  Limit on reallocations of principal collections taken to benefit senior classes of single issuance series.....................................  57
  Limit on reallocations of principal collections taken to benefit senior classes of multiple issuance series...................................  57
  Limit on repayments of subordinated classes of single issuance series... 59 Limit on repayments of subordinated classes of multiple issuance series................................................................  60
  Limit on allocations of principal collections of all classes or subclasses of Notes...................................................  61
  Targeted deposits to the Class C reserve account........................  61
  Withdrawals from the Class C reserve account............................  62
  Pro Rata Payments within a Class or Subclass............................  62
  Targeted reinvestment in the Collateral Certificate ....................  62
  Final Payment of the Notes..............................................  62

COVENANTS, EVENTS OF DEFAULT AND
EARLY REDEMPTION EVENTS...................................................  63
  Issuer Covenants........................................................  63
  Events of Default.......................................................  63
  Early Redemption Events.................................................  66

MEETINGS, VOTING AND AMENDMENTS...........................................  67
  Meetings................................................................  68

  Amendments to the Pooling and Servicing Agreement.......................  68
  Amendments to the  Indenture............................................  69
  Amendments to the Trust Agreement.......................................  70
  Tax Opinions for Amendments.............................................  70


NOTICES AND REPORTS.......................................................  71

  Addresses for Notices...................................................  71

  Issuer's Annual Compliance Statement....................................  71
  Indenture Trustee's Annual Report.......................................  71
  List of Noteholders.....................................................  71
  Reports.................................................................  72

THE MASTER TRUST..........................................................  72
  Master Trust Assets.....................................................  72
  The Servicer............................................................  75
  Master Trust Issuances..................................................  76
  Allocation of Collections, Losses and Fees..............................  76
  Early Amortization Events...............................................  77

  Optional Termination; Final Payment of Investor Certificates............  78


TAX MATTERS...............................................................  78
  Tax Characterization of the Notes.......................................  79
  Tax Characterization of the Issuer......................................  79

  U.S. and non-U.S. Noteholders...........................................  80

  Tax Consequences to U.S. Noteholders....................................  80
  Tax Consequences to Non-U.S. Noteholders................................  82

BENEFIT PLAN INVESTORS....................................................  84
  Prohibited Transactions.................................................  85
  Potential Prohibited Transactions from Investment in Notes..............  85
  Investment by Benefit Plan Investors....................................  86
  Tax Consequences to Benefit Plans.......................................  86

PLAN OF DISTRIBUTION......................................................  87

LEGAL MATTERS.............................................................  88


GLOSSARY OF DEFINED TERMS ................................................  89



                                    ANNEX I

THE CREDIT CARD BUSINESS OF CITIBANK (SOUTH DAKOTA).......................  A-1

                              PROSPECTUS SUMMARY

This summary does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus and any supplement to this prospectus before you purchase any Notes.


The accompanying supplement to this prospectus may update or modify this prospectus. If the terms of the Notes differ between this prospectus and any supplement to this prospectus, you should rely on the information in the supplement.

There is a glossary beginning on page 84 where you will find the definitions of certain terms -- including terms that are not capitalized -- used in this prospectus.



SECURITIES                The Issuer is offering Class A Notes, Class
 OFFERED                  B Notes and Class C Notes. The Notes will be issued
                          pursuant to an indenture between the Issuer and Bankers Trust Company, as trustee.

                          The Notes will be issued in series. Each series of Notes is expected to consist of three classes: Class A, Class B and Class C. Each class may have subclasses, if we so specify in a supplement to this prospectus. The classes of a series may be issued at the same time or at different times, but no Class A or Class B Notes of a series may be issued unless sufficient subordinated Class B Notes and/or Class C Notes of that series are outstanding. See "The Notes-- Issuances of new series and classes of Notes."

ISSUER Citibank Credit Card Issuance Trust, a Delaware statutory business trust, is the issuer of the Notes. The Issuer's principal place of business is located at __________. Its phone number is
                          _____________.

INDENTURE                 Bankers Trust Company, a New York banking
 TRUSTEE                  corporation, is the trustee under the indenture.

INTEREST                  Each class of Notes, other than zero-coupon
 PAYMENTS                 discount Notes, will bear interest from the date and
                          at the rate set forth or as determined in a supplement to this prospectus. Interest on the Notes will be paid on the interest payment dates specified in a supplement to this prospectus.

PRINCIPAL                 The Issuer expects to pay the stated
 PAYMENTS                 principal amount of each Note in one payment on that
                          Note's expected principal payment date, and the Issuer is obligated to do so if funds are available for that purpose.

                          The expected principal payment date of a Note is two years before its legal maturity date. The legal maturity date is the date on which a Note is legally required to be fully paid. The expected principal payment date and legal maturity date for a Note will be specified in a supplement to this prospectus.

STATED PRINCIPAL AMOUNT,
 OUTSTANDING DOLLAR
 PRINCIPAL AMOUNT AND
 NOMINAL LIQUIDATION
 AMOUNT OF NOTES          Each Note has a stated principal amount, an
                          outstanding dollar principal amount and a nominal liquidation amount.

                          o Stated Principal Amount. The stated principal amount of a Note is the amount that is stated on the face of the Note to be payable to the holder. It can be denominated in U.S. dollars or a foreign currency.

                          o Outstanding Dollar Principal Amount. For most Notes, the outstanding dollar principal amount will be the same as the stated principal amount, less principal payments to Noteholders. However, for discount Notes or foreign currency Notes, the outstanding dollar principal amount will be an amount stated in, or determined by a formula described in, the applicable supplement to this prospectus.

                          o  Nominal Liquidation Amount. The nominal
                             liquidation amount of a Note is a U.S. dollar amount based on the outstanding dollar principal amount of the Note, but after deducting all reallocations of principal of that Note to pay interest on senior classes of Notes of that series, allocations of that Note's proportionate share of the charge-offs to the principal receivables held in the Master Trust, all payments of principal of that Note, and amounts on deposit in the applicable principal funding subaccount, and adding all reimbursements of those deductions from excess finance charge collections allocated to that Note. See "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes."

REDUCTION OF ALLOCATIONS
 OF PRINCIPAL COLLECTIONS
 OR FINANCE CHARGE
 COLLECTIONS IF THE
 NOMINAL LIQUIDATION
 AMOUNT IS REDUCED        The nominal liquidation amount of a class of Notes
                          will be reduced as principal of that class is accumulated in the principal funding account or paid to Noteholders. However, reductions in the nominal liquidation amount of a class of Notes can also result from reallocations of principal of that class to pay interest on a senior class, and as a result of charge-offs to the principal receivables held in the Master Trust. See "Risk Factors--Allocations of charged-off receivables in the Master Trust could reduce payments to you" and "The Notes--Stated
                          Principal Amount, Outstanding Dollar Principal
                          Amount and Nominal Liquidation Amount."

                          Any reduction in the nominal liquidation amount of a class of Notes results in a corresponding reduction in the finance charge collections allocated to the Collateral Certificate, and consequently a reduction in the funds available to pay interest on the Notes and to reimburse reductions in the nominal liquidation amount of the Notes. Any reduction in the nominal liquidation amount of a class of Notes also results in a corresponding reduction in the principal collections allocated to pay principal of that class of Notes.

                          No principal collections will be allocated to a class of Notes if the nominal liquidation amount of that class is zero, even if the stated principal amount of that class of Notes has not been paid in full, but any funds in the applicable principal funding subaccount that are not reallocated to other classes of that series, any funds in the applicable interest funding subaccount, and in the case of Class C Notes, any funds in the applicable Class C reserve account, will still be available to pay principal of and interest on classes of Notes with a nominal liquidation amount of zero. In addition, if excess finance charge collections are available, they can be applied to reimburse reductions in the nominal liquidation amount of a class of Notes resulting from reallocations of principal collections to pay interest on senior classes of Notes, and from charge-offs to the principal receivables held in the Master Trust.

SUBORDINATION OF
 PRINCIPAL                Principal payments on the Class B Notes of a series
                          are subordinated to payments on the Class A Notes of that series. Principal payments on the Class C Notes of a series are subordinated to payments on the Class A Notes and Class B Notes of that series. See
                          "The Notes--Subordination of Principal" and "Deposit and Application of Funds."


SOURCES OF FUNDS TO PAY

  THE NOTES               The Issuer will have the following sources of funds
                          available to pay principal and interest on the
                          Notes:

                          o The Collateral Certificate issued by Citibank Credit Card Master Trust I. The Collateral Certificate is an investor certificate issued by the Master Trust to the Issuer. It represents an undivided interest in the assets of the Master Trust. The Master Trust owns primarily credit card receivables arising in selected MasterCard and VISA revolving credit card accounts. Citibank (South Dakota) and Citibank (Nevada) have transferred the credit card receivables to the Master Trust in accordance with the terms of a pooling and servicing agreement among Citibank (South Dakota), Citibank (Nevada) and Bankers Trust Company, as trustee. Both principal collections and finance charge collections on the receivables will, in general, be allocated pro rata among holders of interests in the Master Trust based on the investment in credit card receivables of each interest in the Master Trust. If collections of receivables allocable to the Collateral Certificate are less than expected, payments of principal of and interest on the Notes could be delayed or remain unpaid.

                          o Derivative Agreements. Some Notes may have the benefit of one or more derivative agreements, including interest rate or currency swaps, caps, collars, guaranteed investment contracts or other similar agreements with various counterparties to manage interest rate or currency risk relating to those Notes. Citibank (South Dakota), Citibank (Nevada) or any of their affiliates may be counterparties to a derivative agreement. A description of the specific terms of each derivative agreement and each counterparty to a derivative agreement will be included in the applicable supplement to this prospectus.

                          o The Trust Accounts. The Issuer has established a collection account for the purpose of receiving payments of finance charge collections and principal collections from the Master Trust payable under the Collateral Certificate.

                             The Issuer has also established a principal funding account and an interest funding account, which will have subaccounts for each class and subclass of Notes of a series, and a Class C reserve account, which will have subaccounts for each class and subclass of Class C Notes of a series. If specified in a supplement to this prospectus, the Issuer may establish supplemental accounts for any series, class or subclass of Notes.

                             Each month, all distributions on the Collateral Certificate will be deposited into the collection account, and then reallocated to the principal funding account, the interest funding account, the Class C reserve account, any supplemental account, to payments under any applicable derivative agreements, and to the other purposes as specified in "Deposit and Application of Funds " or in a supplement to this prospectus.


                             Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the Notes.


                             The Issuer will be required to fund the Class C reserve account if the finance charge collections generated by the Master Trust fall below a level specified in the applicable supplement to this prospectus. The Class C reserve account would be funded from monthly finance charge collections from the Collateral Certificate after payment of fees and expenses of the Indenture Trustee, required interest deposits and other payments described under "Deposit and Application of Funds--Targeted deposits to the Class C reserve account."


                             A supplement to this prospectus relating to Class C Notes will include provisions for funding the Class C reserve account.


                             Funds on deposit in the Class C reserve account will be available to holders of Class C Notes to cover shortfalls of interest payable on interest payment dates. Funds on deposit in the Class C reserve account will also be available to holders of Class C Notes on any day when principal is payable, but only to the extent that the nominal liquidation amount of the Class C Notes plus funds on deposit in the Class C principal funding account is less than the outstanding dollar principal amount of the Class C Notes.

                             Only the holders of Class C Notes will have the benefit of the Class C reserve account. See "Deposit and Application of Funds--Withdrawals from the Class C reserve account."


LIMITED RECOURSE TO THE

 ISSUER Only the portion of the principal collections and finance charge collections received by the Issuer under the Collateral Certificate and allocated to a class of Notes, funds in the applicable trust accounts, and payments received under any applicable derivative agreement provide the source of payment for principal of or interest on that class of Notes. Noteholders will have no recourse to any other assets of the Issuer or any other person or entity for the payment of principal of or interest on the Notes.

SECURITY FOR THE NOTES    The Notes of all series are secured by a shared
                          security interest in the Collateral Certificate and the collection account, and each class of Notes is secured by a security interest in the applicable principal funding subaccount, interest funding subaccount, the Class C reserve subaccount for classes of Class C Notes, any applicable supplemental account, and by a security interest in any applicable derivative agreement.

REDEMPTION AND EARLY
   REDEMPTION OF NOTES    If we specify in a supplement to this prospectus,
                          the Issuer or a Noteholder may, at its option, redeem the Notes of any series or class before its expected principal payment date. The supplement will indicate who will have that right of redemption, at what times that right may be exercised, if that redemption may be made in whole or in part and any other terms of the redemption.

                          In addition, the Issuer is required to redeem any Note upon the occurrence of an early redemption event with respect to that Note, but only to the extent the funds have been allocated to the Collateral Certificate and to the class of Notes to be redeemed. It is not an event of default if the Issuer fails to redeem a Note because it does not have sufficient funds available.

                          Early redemption events include the following:

                          o for any Note, the occurrence of the expected principal payment date of that Note;

                          o each of the early amortization events applicable to the Collateral Certificate, as described under "The Master Trust--Early Amortization Events";

                          o certain events relating to the performance of the credit card receivables owned by the Master Trust as described under "Covenants, Events of Default and Early Redemption Events--Early Redemption Events"; and

                          o any additional early redemption events specified in a supplement to this prospectus.

                          This list summarizes only some of the early redemption events. See "Covenants, Events of Default and Early Redemption Events--Early Redemption Events" for a description of the early redemption events and their consequences to holders of Notes.

EVENTS OF DEFAULT         The documents that govern the terms and conditions
                          of the Notes include a list of adverse events known as "events of default." Some events of default result in an automatic acceleration of the affected
                          Notes, and others result in the right of the holders of affected Notes to demand acceleration after an affirmative vote by holders of 25% of the affected
                          Notes.

                          Events of default include the following:


                          o the Issuer fails to pay interest on any Note within five business days of its due date;


                          o the Issuer fails to pay in full principal on any Note on its legal maturity date;

                          o the Issuer defaults on any covenant or breaches any agreement under the indenture after applicable notice and cure periods, and the default or breach is materially adverse to Noteholders;

                          o the occurrence of certain events of bankruptcy, insolvency or reorganization relating to the Issuer; or

                          o any additional events of default specified in a supplement to this prospectus.


                          This list summarizes only some of the events of default. See "Covenants, Events of Default and Early Redemption Events --Events of Default" for a description of the events of default and their consequences to holders of Notes.

                          It is not an event of default if the stated principal amount of a Note is not paid on its expected principal payment date.

EVENT OF DEFAULT          After an event of default and the acceleration of a
 REMEDIES                 series or class of Notes, funds on deposit in the
                          principal funding account and the interest funding account for that series or class will be applied to pay principal of and interest on the affected Notes.
                          After an event of default, until the affected Notes are paid in full, principal collections and finance charge collections allocated to those Notes will be applied to make monthly principal and interest payments on those Notes until the earlier of the date those Notes are paid in full or the legal maturity date of those Notes.

                          If your Notes are Class B Notes or Class C Notes, you will receive payment of principal on those Notes only if and to the extent that, after giving effect to that payment, the required subordinated amount will be maintained for the senior classes of Notes in that series. See "Deposit and Application of Funds--Limit on repayments of subordinated classes of single issuance series" and "--Limit on repayments of subordinated classes of multiple issuance series."

                          In the case of an accelerated class of Class C Notes, the Indenture Trustee may, and at the direction of the majority of the Class C Noteholders of that class will, cause the sale of credit card receivables by the Master Trust in an amount of up to 110% of the nominal liquidation amount of the accelerated class of Class C Notes, so long as the conditions specified in "Covenants, Events of Default and Early Redemption Events --Events of Default" are satisfied. The proceeds of a sale of credit card receivables will be deposited directly to the principal funding subaccount for the accelerated class of Notes. Upon the deposit of those proceeds to the principal funding subaccount for the accelerated Class C Notes, the nominal liquidation amount of that class will be reduced to zero.

                          The proceeds of the sale of credit card receivables will be retained in the principal funding subaccount for the accelerated Class C Notes to the extent and for so long as they are required to provide the required subordinated amount for the outstanding Class A Notes and Class B Notes of that series, but the proceeds may be reallocated to the principal funding subaccounts of senior classes of Notes of that series. Accumulation of principal collections in the principal funding subaccounts for the Class A Notes and Class B Notes of that series will begin and will continue as long as necessary to permit funds in the principal funding subaccount for the affected Class C Notes to be released to Class C Noteholders.

                          Holders of Class A Notes and Class B Notes will not have the ability to cause the sale of receivables by the Master Trust, even if an event of default and acceleration of those Notes occurs, until the applicable legal maturity date. See "Deposits and Allocations of Funds--Final Payment of Notes."

REGISTRATION, CLEARANCE
 AND SETTLEMENT           The Notes offered by this prospectus will be
                          registered in the name of The Depository Trust
                          Company or its nominee, and purchasers of Notes will not be entitled to receive a definitive certificate except under limited circumstances. Owners of Notes may elect to hold their Notes through The Depository
                          Trust Company in the United States or through Cedelbank, societe anonyme or the Euroclear System in Europe. Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See "The Notes--Book-Entry Notes."

ERISA ELIGIBILITY         The indenture permits benefit plans to
                          purchase Notes of every class. A fiduciary of a benefit plan should consult its counsel as to whether a purchase of Notes by the plan is permitted by ERISA and the Internal Revenue Code.

TAX STATUS                In the opinion of Cravath, Swaine & Moore, special
                          tax counsel to the Issuer, for United States federal income tax purposes (1) the Notes will be treated as indebtedness and (2) the Issuer will not be an association or a publicly traded partnership taxable as a corporation. In addition, Noteholders will agree, by acquiring Notes, to treat the Notes as debt of Citibank (South Dakota) and Citibank
                          (Nevada) for federal, state and local income and franchise tax purposes.

DENOMINATIONS             The Notes offered by this prospectus will be issued
                          in denominations of $1,000 and multiples of $1,000 in excess of that amount.


RECORD DATE               The record date for payment of the Notes will
                          be the last day of the month before the related payment date.

RATINGS It is a condition to the issuance of the Notes that they are rated no lower than the following rating categories by at least one nationally recognized rating agency:

                           NOTE                 RATING
                           ----                 ------
                          Class A                AAA
                          Class B                 A
                          Class C                BBB


                          If a class of Notes has subclasses, each subclass will have the same rating requirement as the class of Notes of which it is a part. See "Risk Factors-- If the ratings of the Notes are lowered or withdrawn, their market value could decrease."

                                 RISK FACTORS

          The following is a summary of the material risks that apply to an investment in the Notes. The remainder of this prospectus and the attached supplement provide much more detailed information about these risks. You should consider the following risk factors in deciding whether to purchase the Notes.

          There is a glossary beginning on page 85 where you will find the definitions of certain terms -- including terms that are not capitalized -- used in this prospectus.

ONLY SOME OF THE ASSETS OF THE ISSUER ARE AVAILABLE FOR PAYMENTS ON ANY CLASS OF NOTES

          The assets of the Issuer consist primarily of:

               o    the Collateral Certificate;
               o derivative agreements that the Issuer has entered into to manage interest rate or currency risk relating to some of the Notes; and
               o    the trust accounts.

The Issuer does not expect to have any other significant assets.


          Only the portion of the principal collections and finance charge collections received by the Issuer under the Collateral Certificate and allocated to the Notes, the applicable trust accounts, and payments received under any applicable derivative agreement provide the source of payment for principal of or interest on any class of the Notes. As a result, you must rely only on the particular allocated assets as security for your Notes for repayment of the principal of and interest on your Notes. You will not have recourse to any other assets of the Issuer or any other person for payment of your Notes. See "Sources of Funds to Pay the Notes."

CARDHOLDER PAYMENT PATTERNS AND CREDIT CARD USAGE MAY AFFECT THE TIMING AND AMOUNT OF PAYMENTS TO YOU

          The amount of principal collections available to pay your Notes on any principal payment date or to make deposits into the principal funding account will depend on many factors, including:

               o the rate of repayment of credit card balances by cardholders, which may be earlier or later than expected;
               o the extent of credit card usage by cardholders, and the creation of additional receivables in the accounts designated to the Master Trust; and
               o the rate of default by cardholders, which means that receivables may not be paid at all.

          Changes in payment patterns and credit card usage result from a variety of economic, social and legal factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Social factors include consumer confidence levels and the public's attitude about incurring debt and the stigma of personal bankruptcy. For some of the legal factors, see "--Certain legal aspects could affect the timing and amount of payments to you" below. The availability of incentive or other award programs may also affect cardholders' actions. We cannot predict how these or other factors will affect repayment patterns or card use and, consequently, the timing and amount of payments on your Notes.

YOU MAY RECEIVE PRINCIPAL PAYMENTS EARLIER OR LATER THAN THE EXPECTED PRINCIPAL PAYMENT DATE

          There is no assurance that the stated principal amount of your Notes will be paid on its expected principal payment date.

          The effective yield on the credit card receivables owned by the Master Trust could decrease due to, among other things, a change in periodic finance charges on the accounts, an increase in the level of delinquencies or increased convenience use of the card whereby cardholders pay their credit card balance in full each month and incur no finance charges. A significant decrease in the amount of credit card receivables in the Master Trust for any reason could result in an early redemption event and could result in early payment of your Notes as well as decreased protection to you against defaults on the accounts. If surplus finance charge collections calculated using a three-month moving average decreases below the required surplus finance charge amount, an early redemption event will occur and could result in an early payment of your Notes. See "Covenants, Events of Default and Early Redemption Events --Early Redemption Events."

          If, for any reason, cardholders make payments on their credit card accounts later than expected or default on the payments on their credit card accounts the allocations of principal collections to the Collateral Certificate and to the Notes may be reduced, and the principal of the Notes may be paid later than expected or not paid at all.

ALLOCATIONS OF CHARGED-OFF RECEIVABLES IN THE MASTER TRUST COULD REDUCE PAYMENTS TO YOU

          Citibank (South Dakota), as servicer of the Master Trust, will write off the receivables arising in the accounts in the Master Trust portfolio if the receivables become uncollectible or are otherwise more than 184 days delinquent. The Collateral Certificate will be allocated a portion of these charged-off receivables. If the amount of charged-off receivables allocated to the Collateral Certificate exceeds the amount of funds available for reimbursement of those charge-offs, the Issuer, as the holder of the Collateral Certificate, may not receive a sufficient amount under the Collateral Certificate to pay the full stated principal amount of your Notes. See "The Master Trust Receivables and Accounts--Loss and Delinquency Experience" in Annex I to the supplement to this prospectus, "Sources of Funds to Pay the Notes--The Collateral Certificate," "Deposit and Application of Funds--Allocation of principal collections to accounts," "--Targeted deposits of principal collections to the principal funding account," and "--Allocation to principal funding subaccounts."

RESET OF INTEREST RATE ON CREDIT CARD RECEIVABLES IN THE MASTER TRUST MAY REDUCE THE AMOUNT OF FINANCE CHARGE COLLECTIONS AVAILABLE FOR INTEREST PAYMENTS ON THE NOTES

          A majority of the credit card receivables in the Master Trust bear interest at the prime rate plus a margin. The Notes generally bear interest at a fixed or floating rate. If the prime rate declines, the amount of collections of finance charge receivables on the accounts in the Master Trust may be reduced while the interest payments on fixed rate Notes required to be funded out of those collections will remain constant.

          Changes in the interest rate indices applicable to floating rate Notes might not be reflected in the prime rate, resulting in an increase or decrease in the difference between the amount of collections of finance charge receivables on the accounts in the Master Trust and the amount of interest payable on the floating rate Notes.

          In addition, a decrease in the difference between collections of finance charge receivables and those collections allocated to make interest payments on the Notes could cause an early redemption event which could result in early payment of your Notes. See "Covenants, Events of Default and Early Redemption Events--Early Redemption Events."


CITIBANK (SOUTH DAKOTA)'S ABILITY TO CHANGE TERMS OF THE CREDIT CARD ACCOUNTS COULD ALTER PAYMENT PATTERNS


          The Master Trust owns the credit card receivables generated in designated credit card accounts, but Citibank (South Dakota) continues to own the accounts themselves. Citibank (South Dakota) thus has the right to determine the fees, periodic finance charges including the interest rate index used to compute periodic finance charges, and other charges that will apply to the credit card accounts. Citibank (South Dakota) may also change the minimum monthly payment or other terms of the accounts. A decrease in the effective yield on the credit card receivables could cause an early redemption event, resulting in an early payment of the Notes. Also, changes in account terms could affect payment patterns on the credit card receivables, which could cause principal on the Notes to be paid earlier or later than anticipated.


          Citibank (South Dakota) has agreed generally to avoid taking actions that would


               o reduce the portfolio yield of the receivables in the Master Trust below specified levels;

               o change the terms of the credit card accounts designated to the Master Trust, unless it is changing the terms of all similar accounts in its portfolio; or

               o decrease the finance charges on the credit card accounts designated to the Master Trust below a specified level after an early amortization event under the pooling and servicing agreement has occurred.


          There are no other restrictions on Citibank (South Dakota)'s ability to change the terms of the credit card accounts designated to the Master Trust, and we cannot guarantee that finance charges or other fees will not be reduced.


ADDITION OF ACCOUNTS TO THE MASTER TRUST MAY AFFECT CREDIT QUALITY AND LESSEN THE ISSUER'S ABILITY TO MAKE PAYMENTS TO YOU

          The assets of the Master Trust, and therefore the assets allocable to the Collateral Certificate held by the Issuer, change every day. The Banks may choose , or may be required, to add credit card receivables to the Master Trust. The credit card accounts from which these receivables arise may have different terms and conditions from the credit card accounts already designated for the Master Trust. For example, the new credit card accounts may have higher or lower fees or interest rates, or different payment terms. We cannot guarantee that new credit card accounts will have the same credit quality as the credit card accounts currently designated for the Master Trust. If the credit quality of the assets in the Master Trust were to deteriorate, the Issuer's ability to make payments on the Notes could be adversely affected. See "The Master Trust--Master Trust Assets."

          The Issuer's ability to make payments on the Notes will be impaired if sufficient new credit card receivables are not generated by the Banks. We do not guarantee that new credit card receivables will be created, that any credit card receivables will be added to the Master Trust or that credit card receivables will be repaid at a particular time or with a particular pattern.

CITIBANK (SOUTH DAKOTA) AND CITIBANK (NEVADA) MAY NOT BE ABLE TO DESIGNATE NEW ACCOUNTS TO THE MASTER TRUST WHEN REQUIRED BY THE POOLING AND SERVICING AGREEMENT

          The pooling and servicing agreement provides that Citibank (South Dakota) and Citibank (Nevada) must add additional credit card receivables to the Master Trust if the total amount of principal receivables in the Master Trust falls below specified percentages of the total invested amounts of investor certificates in the Master Trust. There is no guarantee that the Banks will have enough receivables to add to the Master Trust. If the Banks do not make an addition of receivables within five business days after the date they are required to do so, an early amortization event will occur with respect to the Collateral Certificate. This would constitute an early redemption event and could result in an early payment of your Notes. See "The Master Trust--Master Trust Assets" and "--Early Amortization Events" and "Covenants, Events of Default and Early Redemption Events--Early Redemption Events."

CLASS B NOTES AND CLASS C NOTES BEAR LOSSES BEFORE CLASS A NOTES

          Class B Notes of a series are subordinated in right of payment of principal to Class A Notes of that series, and Class C Notes of a series are subordinated in right of payment of principal to Class A Notes and Class B Notes of that series. In general, interest payments on a class of Notes are not subordinated in right of payment to interest payments on any other class of Notes.

          For a single issuance series, in general no payment of principal on Class B Notes of that series will be made until all principal then due and payable on Class A Notes of that series has been paid in full, and no payment of principal on Class C Notes of that series will be made until all principal then due and payable on Class A Notes and Class B Notes of that series has been paid in full. See "The Notes--Subordination of Principal".

          For a multiple issuance series, in general payment of principal may be made on Class B Notes or on Class C Notes of that series before payment in full of senior classes of Notes of that series but only if after giving effect to the proposed principal payment there is still a sufficient principal amount of subordinated Notes to support the outstanding senior Notes of that series. See "The Notes--Subordination of Principal" and "Deposit and Application of Funds--Withdrawals from principal funding account."

          If principal collections allocated to the Collateral Certificate are reallocated to make interest payments on a series of Notes, the full stated principal amount of Class C Notes and Class B Notes of that series may not be repaid.

          If there is a sale of the credit card receivables owned by the Master Trust due to an insolvency event of either of the Banks or a sale or repurchase of the interest represented by the Collateral Certificate after a default by the servicer of the Master Trust, the net proceeds of the sale allocable to principal payments with respect to the Collateral Certificate will be used first to pay amounts due to Class A Noteholders of a series, next to pay amounts due to Class B Noteholders of that series, and lastly, for amounts due to Class C Noteholders of that series. This could cause a loss to Class C Noteholders, if the amount available to them plus the amount, if any, available under their credit enhancement is not enough to pay the Class C Notes in full. It could also cause a loss to Class B Noteholders if the amount available to them plus the amount, if any, available under their credit enhancement is not enough to pay the Class B Notes in full.

YOU MAY NOT BE ABLE TO REINVEST ANY EARLY REDEMPTION PROCEEDS IN A COMPARABLE SECURITY

          If your Notes are redeemed at a time when prevailing interest rates are relatively low, you may not be able to reinvest the redemption proceeds in a comparable security with an effective interest rate as high as that of your Notes.

YOUR ABILITY TO RESELL NOTES MAY BE LIMITED

          It may be difficult for you to resell your Notes at the time and at the price you desire. We expect that the underwriters of and agents for the Notes will make a market in the Notes, but no underwriter or agent will be required to do so. Even if a secondary market does develop, it may not provide you with liquidity for the Notes, and it may not continue until the maturity of the Notes.

          In addition, some Notes have a more limited trading market and experience more price volatility because they were designed for specific investment objectives or strategies. There may be a limited number of buyers when you decide to sell those Notes. This may affect the price you receive for the Notes or your ability to sell the Notes at all. You should not purchase Notes unless you understand and know you can bear the investment risks.

IF THE RATINGS OF THE NOTES ARE LOWERED OR WITHDRAWN, THEIR MARKET VALUE COULD DECREASE

          The initial rating of a Note addresses the likelihood of the payment of interest on that Note when due and the ultimate payment of principal of that Note by its legal maturity date. The ratings do not address the possibility of an early payment or acceleration of a Note, which could be caused by an early redemption event or an event of default. See "Covenants, Events of Default and Early Redemption Events --Early Redemption Events" and "--Events of Default."


          The ratings of the Notes are not a recommendation to buy, hold or sell the Notes. The ratings of the Notes may be lowered or withdrawn entirely at any time by the applicable rating agency. The market value of the Notes could decrease if the ratings are lowered or withdrawn. See "Prospectus Summary--Ratings."

ISSUANCE OF ADDITIONAL NOTES MAY AFFECT THE TIMING AND AMOUNT OF PAYMENTS TO
YOU

          The Issuer expects to issue Notes from time to time. New Notes will be issued without notice to existing Noteholders, and without their consent, and may have different terms from outstanding Notes. For a description of the conditions that must be met before the Issuer can issue new Notes, see "The Notes-- Issuances of new series and classes of Notes." The issuance of new Notes could adversely affect the timing and amount of payments on outstanding Notes. Also, when new Notes are issued, the voting rights of your Notes may be diluted. See "Risk Factors --You may have limited control of certain actions under the indenture."

CERTAIN LEGAL ASPECTS COULD AFFECT THE TIMING AND AMOUNT OF PAYMENTS TO YOU


Transfer of credit card receivables could be a security interest


          Although the Banks sell credit card receivables to the Master Trust, it is possible that a court could treat those sales as an assignment of collateral as security for the benefit of the holders of the investor certificates in the Master Trust, including the Collateral Certificate. If the transfer of credit card receivables to the Master Trust were deemed to create a security interest under the South Dakota or Nevada Uniform Commercial Code:


               o A tax or government lien on property of the Banks arising before the credit card receivables came into existence may have priority over the Master Trust's interest, and therefore over the Issuer's interest, in the receivables.

               o If the FDIC were appointed receiver of one of the Banks, its administrative expenses may also have priority over the Master Trust's interest, and therefore the Issuer's interest, in the receivables.


Insolvency or bankruptcy of the Banks could adversely affect you

          If the FDIC were appointed a conservator or receiver for either of the Banks, then an early amortization event would occur under the pooling and servicing agreement, thus causing an early redemption event for the Notes. Under the terms of the pooling and servicing agreement, no new principal receivables would be transferred to the Master Trust and the Master Trust Trustee would sell the credit card receivables unless holders of more than 50% of the unpaid principal amount of investor certificates of each class of each series, including the Collateral Certificate, the Banks -- other than the insolvent Bank -- and each other holder, if any, of an interest in the Master Trust, give the Master Trust Trustee other instructions. In that event


               o    the Master Trust would terminate;

               o an early amortization event would occur with respect to the Collateral Certificate, thus causing an early payment of the Notes; and
               o you would have a loss if proceeds from the sale of the credit card receivables allocable to the Collateral Certificate were insufficient to pay your Notes in full.

However, the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, gives the FDIC powers when it is acting as receiver or conservator for a bank, including the power:

               o to prevent the start of an early amortization period under the pooling and servicing agreement, thereby preventing the termination of the Master Trust and a possible early payment of the Notes;

               o to continue to require the Banks to transfer new principal receivables to the Master Trust; and
               o to prevent the early sale, liquidation or disposition of the credit card receivables in the Master Trust.


In addition, if Citibank (South Dakota) defaults on its obligations as servicer under the pooling and servicing agreement solely because a conservator or receiver is appointed for it, the conservator or receiver might have the power to prevent either the Master Trust Trustee or the Master Trust certificateholders from appointing a new servicer under the pooling and servicing agreement.


            We believe that the FDIC, acting as a receiver or conservator of one of the Banks, would not interfere with the continued transfer and liquidation of credit card receivables between that Bank and the Master Trust, as long as

               o the Bank's transfer of the receivables to the Master Trust is the grant of a valid security interest in the receivables to the Master Trust;
               o the security interest is validly perfected before the Bank's insolvency and was neither taken in contemplation of the Bank's insolvency nor with the intent to hinder, delay or defraud the Bank or its creditors; and


               o the pooling and servicing agreement is continuously an official record of the Bank and represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business.


The FDIC could, however, assert a contrary position, and

               o avoid the Master Trust's security interest in the credit card receivables;
               o require the Master Trust Trustee to go through an administrative claims procedure to establish its right to payments collected on the credit card receivables in the Master Trust;
               o request a stay of proceedings with respect to the insolvent Bank; or

               o repudiate the pooling and servicing agreement and limit the Master Trust's resulting claim to "actual direct compensatory damages" measured as of the date of receivership.


If the FDIC were to take any of those actions, payments of outstanding principal and interest on the Notes could be delayed and possibly reduced.


Changes in consumer protection laws may impede Citibank (South Dakota)'s collection efforts


          The credit card industry is extensively regulated by federal, state and local consumer protection laws. The most significant federal laws are

               o    the Federal Truth-in-Lending Act;
               o    the Equal Credit Opportunity Act;
               o    the Fair Credit Reporting Act; and
               o    the Fair Debt Collection Practices Act.

These laws affect how loans are made, enforced and collected. The United States Congress and the states may pass new laws, or may amend existing laws, to regulate further the credit card industry or to reduce finance charges or other fees applicable to credit card accounts. This could make collection of credit card receivables more difficult for Citibank (South Dakota), as servicer, and could decrease the amount of finance charge receivables received by the Master Trust and thus available for interest payments on the Notes.

          In recent years, interest rates charged by credit card issuers have come under increased scrutiny by consumer groups and lawmakers. Changes in applicable laws could add limitations on the finance charges and other fees related to the credit card accounts. For example, if an interest rate cap were imposed by law at a level substantially lower than the annual percentage rates currently charged on the credit card accounts, the decrease in finance charge collections could result in an early redemption event and a possible early payment of the Notes.

          The Banks make representations and warranties about their compliance with applicable laws and regulations, and about the validity and enforceability of the credit card receivables and the accounts. These representations and warranties are made for the benefit of the holders of investor certificates under the Master Trust, and are not made for your benefit. If the credit card receivables do not comply with applicable law in all material respects, the Issuer's interest in the receivables will be reassigned to the Banks, and you will have no other remedy. A breach of the representations and warranties by the Banks relating to the credit card receivables and accounts generally results in the Sellers' Interest being reduced by the amount of the reassigned receivables. However, a breach of some representations and warranties results in the Banks paying a reassignment price for the receivables generally equal to the aggregate invested amount of all series of investor certificates, including the Collateral Certificate, issued by the Master Trust, plus accrued and unpaid interest on those certificates. See "The Master Trust--Master Trust Assets." A breach of these representations and warranties could result in a possible early payment of the Notes.

COMPETITION IN THE CREDIT CARD INDUSTRY COULD AFFECT THE TIMING AND AMOUNT OF PAYMENTS TO YOU

          The credit card industry is very competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged to consumers for credit cards. Through advertising, target marketing, pricing competition and incentive programs, credit card issuers compete to attract and retain customers. The Banks and other credit card issuers may offer cards with lower fees and/or finance charges than the credit card accounts that have been designated as part of the Master Trust. Also, the Banks may solicit existing cardholders to open other accounts with benefits not available under the designated accounts. If cardholders choose to use competing sources of credit, the rate at which new credit card receivables are generated may be reduced and the pattern of payments may be affected. If the credit card receivables decline significantly, the Banks may be required to designate additional accounts to the Master Trust, or an early amortization event with respect to the Collateral Certificate could occur and the Notes could be paid early.


          In October 1998, the U.S. Justice Department sued MasterCard International Incorporated, VISA U.S.A., Inc. and VISA International, Inc. in the U.S. District Court for the Southern District of New York. The suit asserts that joint control of both the MasterCard and VISA associations by the same group of banks lessens competition and therefore violates the antitrust laws. The government contends that banks should not be permitted to participate in the governance of both associations. The government is also challenging the rules of the associations that restrict banks from issuing American Express or Discover cards. MasterCard and VISA have both stated that they believe the suit to be without merit, and have denied the allegations. However, we cannot predict the outcome of the litigation, or its effect on the competitive environment in the credit card industry.


YOU MAY HAVE LIMITED CONTROL OF CERTAIN ACTIONS UNDER THE INDENTURE

          Under the indenture, Noteholders holding a specified percentage of the aggregate outstanding dollar principal amount of Notes of a series, class or subclass or all the Notes may take certain actions, or may direct the Indenture Trustee to take certain actions, including accelerating the payment of principal of the Notes or consenting to amendments relating to the Collateral Certificate. In the case of votes by series or votes by holders of all of the Notes, the Class A outstanding dollar principal amount will generally be substantially greater than the Class B or Class C outstanding dollar principal amounts. The Class A Noteholders will therefore generally have the ability to determine whether and what actions should be taken. The Class B and Class C Noteholders will generally need the concurrence of the Class A Noteholders to cause actions to be taken.

YOUR REMEDIES  UPON DEFAULT MAY BE LIMITED

          Your remedies may be limited if an event of default under your class of Notes occurs. After an event of default and the acceleration of your class of Notes, any funds in the principal funding account and the interest funding account with respect to that class of Notes will be applied to pay principal of and interest on those Notes. After an event of default, until the affected Notes are paid in full, principal collections and finance charge collections allocated to those Notes will be applied to make monthly principal and interest payments on those Notes until the earlier of the date those Notes are paid in full or the legal maturity date of those Notes. However, no principal collections will be allocated to a class of Notes if its nominal liquidation amount is zero, even if the stated principal amount of the Note has not been paid in full, but any funds in the applicable principal funding subaccount that are not reallocated to other classes of that series, any funds in the applicable interest funding subaccount, and in the case of Class C Notes, any funds in the applicable Class C reserve account, will still be available to pay principal of and interest on classes of Notes with a nominal liquidation amount of zero.

          If your Notes are Class B Notes or Class C Notes, you will receive payment of principal on those Notes only if and to the extent that, after giving effect to that payment, the required subordinated amount will be maintained for the senior classes of Notes in that series.

Sale of Credit Card Receivables for Accelerated Class C Notes

          Holders of Class C Notes will have the ability to cause the sale of receivables by the Master Trust if an event of default and acceleration of those Notes occurs. So long as the conditions specified in "Covenants, Events of Default and Early Redemption Events --Events of Default" are satisfied, credit card receivables in an amount of up to 110% of the nominal liquidation amount of the accelerated class of Class C Notes will be sold to pay the principal of and interest on those Notes. However, even if receivables are sold, the proceeds of that sale will be retained in the principal funding account for those Notes to the extent and for so long as they are required to provide the required subordinated amount for the outstanding Class A Notes and Class B Notes of that series. If receivables are sold, principal collections allocable to that series will be accumulated, if necessary, in the principal funding account for the Class A Notes and Class B Notes of that series to permit funds in the principal funding account for the affected Class C Notes to be released to Class C Noteholders. This accumulation may result in a delay of principal payments to holders of Class C Notes. We cannot assure that the proceeds of the sale of credit card receivables will be enough to pay unpaid principal of and interest on the accelerated Notes. The risk of a shortfall is increased if the nominal liquidation amount of the accelerated Notes has been reduced and not reimbursed.

          Holders of Class A Notes and Class B Notes will not have the ability to cause the sale of receivables by the Master Trust, even if an event of default and acceleration of those Notes occurs, until the applicable legal maturity date. See "Deposits and Allocations of Funds--Final Payment of Notes."


                   WHERE YOU CAN FIND ADDITIONAL INFORMATION


            As required by the Securities Act of 1933, we filed a registration statement relating to the securities described in this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, but the registration statement includes additional information.

          We will file all required annual, monthly and special reports and other information with the SEC that you may read and copy at the SEC's Public Reference Room in Washington, D.C. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC's Public Reference Rooms. These filings are also available to the public on the SEC's Internet website, http://www.sec.gov.


          The SEC allows us to "incorporate by reference" information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or any supplement to this prospectus. We incorporate by reference in this prospectus any future annual, monthly and special reports or proxy materials that we file with the SEC before the termination of the offering of the securities described in this prospectus.

          You may request a copy of these SEC filings, at no cost, by writing or telephoning the Issuer at the following address:

          Citibank Credit Card Issuance Trust

          ------------------

          ------------------

          You should rely only on the information in this prospectus and any supplement to this prospectus. We have not authorized anyone to provide you with any other information.

                                  THE ISSUER


          Citibank Credit Card Issuance Trust is the issuer of the Notes. It is a Delaware statutory business trust formed by Citibank (South Dakota) and Citibank (Nevada) on _______, _____.

          The Issuer exists for the exclusive purposes of:

               o acquiring and holding the Collateral Certificate and other trust assets, including the proceeds of these assets;
               o    issuing series of Notes;
               o    making payments on the Notes; and
               o engaging in other activities that are necessary or incidental to accomplish these limited purposes.

          The Issuer is operated pursuant to a trust agreement among Citibank (South Dakota), Citibank (Nevada) and ________________, as trustee. The Issuer does not have any officers or directors. Its manager is Citibank (South Dakota). As manager of the Issuer, Citibank (South Dakota) will generally direct the actions to be taken by the Issuer.

          The assets of the Issuer consist primarily of:

               o    the Collateral Certificate;
               o derivative agreements that the Issuer has entered into to manage interest rate or currency risk relating to some of the Notes; and
               o    the trust accounts.

The Issuer does not expect to have any other significant assets.

          Only the Collateral Certificate, the derivative agreements and the trust accounts provide funds for the payment of the Notes . See "Sources of Funds to Pay the Notes--Limited recourse to the Issuer; Security for the Notes."

          The principal place of business of Citibank Credit Card Issuance Trust is located at c/o ________________, Wilmington, Delaware 19801. Its phone number is ___________.

THE OWNERS

          Citibank (South Dakota), N.A. and Citibank (Nevada), National Association are the sole owners of the beneficial interests in the Issuer.

          Citibank (South Dakota) is a national banking association and an indirect wholly owned subsidiary of Citigroup Inc. It was formed in 1981 and conducts nationwide consumer lending programs, primarily credit card-related activities. Citibank (South Dakota) is the nation's largest bank credit card issuer. The principal executive office of Citibank (South Dakota) is located at 701 East 60th Street, North, Sioux Falls, South Dakota 57117. Its telephone number is (605) 331-2626.


          Citibank (Nevada) is a national banking association and an indirect wholly owned subsidiary of Citigroup Inc. It was formed in 1985 and conducts a retail banking business in the Las Vegas, Nevada area and services credit card accounts for some of its affiliates. The principal executive office of Citibank (Nevada) is located at 8725 West Sahara Avenue, Las Vegas, Nevada 89163. Its telephone number is (702) 797-4444.

                                USE OF PROCEEDS


          The Issuer will pay the net proceeds from the sale of a class of Notes to Citibank (South Dakota) and Citibank (Nevada).

                                   THE NOTES

          The Notes will be issued pursuant to the indenture. The indenture does not limit the aggregate stated principal amount of Notes that may be issued.

          The Notes will be issued in series. Each series of Notes is expected to consist of Class A Notes, Class B Notes and Class C Notes. Each class of Notes may have subclasses, if we so specify in a supplement to this prospectus. Whenever a "class" of Notes is referred to in this prospectus or any supplement to this prospectus, it also includes all subclasses of that Note, unless the context otherwise requires.

          The Issuer may issue Class A Notes, Class B Notes and Class C Notes of a series at the same time or at different times, but no Class A Notes or Class B Notes of a series may be issued unless sufficient subordinated Class B Notes and/or Class C Notes of that series have previously been issued and are outstanding. If and to the extent specified in a supplement to this prospectus, the Notes of a series may be included in a group of series for purposes of sharing of principal collections and/or finance charge collections.

          The Issuer may offer securities denominated in any foreign currency. We will describe the specific terms of any security denominated in a foreign currency in the applicable supplement to this prospectus.

          If we specify in a supplement to this prospectus, the Noteholders of a particular class will have the benefit of a derivative agreement, including an interest rate or currency swap, cap, collar, guaranteed investment contract or other similar agreement for the exclusive benefit of that class. We will describe any derivative agreement for the benefit of a class and the financial institution that provides it in the applicable supplement to this prospectus.

          The Issuer will pay principal of and interest on a class of Notes solely from the portion of finance charge collections and principal collections under the Collateral Certificate which are allocated to that class of Notes, amounts in any trust account relating to that class of Notes, and amounts received under any derivative agreement relating to that class of Notes. If those sources are not sufficient to pay the Notes of that class, you will have no recourse to any other assets of the Issuer or any other person or entity for the payment of principal of or interest on those Notes.


          We will include the following terms of the Notes in a supplement to this prospectus:


               o the series designation and, if the series will be part of a group of series for purposes of reallocations of principal collections and/or finance charge collections, the manner and extent to which each series in the group will participate in those reallocations;

               o the stated principal amount of the Notes and whether they are Class A Notes, Class B Notes or Class C Notes or a subclass of any of those classes;

               o for subordinated classes of Notes, the maximum aggregate amount of principal of those Notes that may be applied to payments on the senior Notes of that series;


               o the currency of payment of principal of and interest on the Notes, if other than U.S. dollars;

               o    the price at which the Notes will be issued;


               o the expected principal payment date and legal maturity date of the Notes;

               o the times at which the Notes may, pursuant to any optional or mandatory redemption provisions, be redeemed, and the other terms and provisions of those redemption provisions;

               o the rate per annum at which the Notes will bear interest, if any, or the formula or index on which that rate will be determined, including the relevant definitions, and the date from which interest will accrue;


               o    the interest payment dates for the Notes;


               o if the Notes are discount Notes or foreign currency Notes, the initial outstanding dollar principal amount of those Notes, and the means for calculating the outstanding dollar principal amount of those Notes;

               o whether or not application will be made to list the Notes on any stock exchange;

               o any additional events of default or early redemption events for the Notes;

               o if the Notes have the benefit of a derivative agreement, the terms of that agreement and the identity of the counterparty to that agreement; and

               o any other terms of the Notes consistent with the provisions of the indenture.

            Holders of Notes of any outstanding class or series will not have the right to prior review of, or consent to, any subsequent issuance of Notes.


INTEREST


          Each Note, except zero-coupon discount Notes, will bear interest at either a fixed rate or a floating rate. For each issuance of fixed rate Notes, we will designate in a supplement to this prospectus the fixed rate of interest at which interest will accrue on that Note. For each issuance of floating rate Notes, we will designate in a supplement to this prospectus the interest rate index or other formula on which the interest is based. A discount Note will be issued at a price significantly lower than the stated principal amount payable on that Note's expected principal payment date. Until the expected principal payment date for a discount Note, accreted interest will be capitalized as part of the principal of the Note and reinvested in the Collateral Certificate. The applicable supplement to this prospectus will specify the interest rate to be borne by a discount Note after an event of default or after its expected principal payment date.

          Each payment of interest on a Note will include all interest accrued from the preceding interest payment date -- or, for the first interest period, from the issuance date -- through the day preceding the current interest payment date, or any other period as may be specified in a supplement to this prospectus. We refer to each period during which interest accrues as an "interest period." Interest on a Note will be due and payable on each interest payment date.

          If finance charge collections allocable to the Collateral Certificate are less than expected, principal collections allocable to a series of Notes under the Collateral Certificate may be used to pay interest on the senior classes of Notes of that series. However, this reallocation of principal would reduce the invested amount of the Collateral Certificate, as well as the nominal liquidation amount of the subordinated classes of Notes of that series, and thus reduce later principal collections and finance charge collections allocable to the Collateral Certificate unless the principal reduction is reimbursed from excess finance charge collections. See "Deposit and Application of Funds--Allocation of principal collections to accounts."

          If interest on a Note is not paid within five business days after it is due an event of default will occur with respect to that Note. See "Covenants, Events of Default and Early Redemption Events --Events of Default."


PRINCIPAL

          The timing of payment of principal on a Note will be specified in a supplement to this prospectus.


          The Issuer expects to pay the stated principal amount of each Note in one payment on that Note's ex pected principal payment date, and the Issuer is obligated to do so if funds are available for that purpose.

          Principal of a Note may be paid earlier than its expected principal payment date if an early redemption event occurs. See "Covenants, Events of Default and Early Redemption Events --Early Redemption Events."

          Principal of a Note may be paid later than its expected principal payment date if sufficient funds are not allocable from the Master Trust to the Collateral Certificate, or are not allocable under the Collateral Certificate to the series and class of the Note to be paid. Each Note will have a legal maturity date two years after its expected principal payment date and if the stated principal amount of a Note is not paid in full on its legal maturity date, an event of default will occur with respect to that Note. See "Covenants, Events of Default and Early Redemption Events--Events of Default."

          See "Risk Factors--You may receive principal payments earlier or later than the expected principal payment date" for a discussion of factors that may affect the timing of principal payments on the Notes.

STATED PRINCIPAL AMOUNT, OUTSTANDING DOLLAR PRINCIPAL AMOUNT AND NOMINAL LIQUIDATION AMOUNT OF NOTES

          In order to understand the subordination of the different classes of Notes and the allocations of funds to different classes of Notes, an investor needs to understand three concepts:

               o    the stated principal amount of the Notes;
               o    the outstanding dollar principal amount of the Notes; and
               o    the nominal liquidation amount of the Notes.

Each class of Notes has a stated principal amount, an outstanding dollar principal amount and a nominal liquidation amount.

          The stated principal amount of a class of Notes is the amount that is stated on the face of the Notes to be payable to the holder. It can be denominated in U.S. dollars or a foreign currency.

          Unless Notes are discount Notes or foreign currency Notes, the outstanding dollar principal amount will initially be the same as the initial stated principal amount. However, for discount Notes or foreign currency Notes, the outstanding dollar principal amount will initially be an amount stated in, or determined by a formula described in, the applicable supplement to this prospectus. The initial outstanding dollar principal amount of a Note can increase or decrease over time. The outstanding dollar principal amount of a discount Note will increase over time as principal accretes, and the outstanding dollar principal amount of a Note will decrease as a result of each payment of principal of the Note.

          The nominal liquidation amount of a class of Notes is a U.S. dollar amount based on the outstanding dollar principal amount of that class of Notes, but after deducting all reallocations of principal of that class of Notes to pay interest on senior classes of Notes of that series and allocations of that class of Notes' proportionate share of the charge-offs to the principal receivables held in the Master Trust, all payments of principal of that class of Notes, as well as amounts on deposit in the applicable principal funding subaccount, and adding all reimbursements of those deductions from excess finance charge collections allocated to that Note. In effect, the nominal liquidation amount of a class of Notes corresponds to the portion of the invested amount of the Collateral Certificate that would be allocated to that class of Notes if the Master Trust were liquidated. When a class of Notes is issued, the nominal liquidation amount of that class is the same as the initial outstanding dollar principal amount of that class. If there are no reallocations of principal collections to pay interest on senior classes of Notes in that series and no charge-offs to the principal receivables held in the Master Trust, the nominal liquidation amount of a class of Notes is generally the same as the outstanding dollar principal amount of that class of Notes less amounts on deposit in its principal funding subaccount.

          The nominal liquidation amount of a class of Notes may be reduced as follows:

          o If there are charge-offs to the principal receivables held in the Master Trust, the portion of charge-offs allocated to the Collateral Certificate will reduce the invested amount of the Collateral Certificate. The reduction allocated to the Collateral Certificate will then be reallocated among the series of Notes pro rata based on the outstanding dollar principal amount of all Notes in the series. Within each series, the reductions will first be allocated to the Class C Notes of that series, then to the Class B Notes of that series, and finally to the Class A Notes of that series.

          o If there are reallocations of principal of a subordinated class of Notes to pay interest on the senior classes of Notes of that series, the nominal liquidation amount of the subordinated Notes of that series will be reduced by the amount of the reallocations. These reductions will first be allocated to the Class C Notes of that series, and then to the Class B Notes of that series. Reductions resulting from reallocations of principal may not be allocated to Class A Notes. In a multiple issuance series, these reductions will be allocated to each outstanding subclass of a series, with the same limitations, based on the outstanding dollar principal amount of each subclass. When no more reductions can be allocated to the Class C Notes of that series, the reductions will be allocated to the outstanding Class B Notes of the same series, with the same limitation and allocated within that class of Notes in the same manner, and then to the outstanding Class A Notes of the series, allocated within that class of Notes in the same manner.

          o The nominal liquidation amount of a class of Notes will also be reduced by payments of principal and amounts on deposit in the applicable principal funding subaccount.

          If a Note held by the Banks, the Issuer or any of their affiliates is canceled, the nominal liquidation amount of that Note is automatically reduced to zero, with a corresponding automatic reduction in the invested amount of the Collateral Certificate.

          For a single issuance series, the cumulative amount of reductions allocated to the nominal liquidation amount of any class of Notes cannot exceed the outstanding dollar principal amount of that class. See "Deposit and Application of Funds--Limit on reallocations of funds taken to benefit senior classes of single issuance series."

          For Class B Notes and Class C Notes of a multiple issuance series, the reductions in the nominal liquidation amount may be allocated to a subclass of Class C Notes and Class B Notes only to the extent that principal of that series is available as described in "Deposit and Application of Funds--Limit on reallocations of funds taken to benefit senior classes of multiple issuance series," and for a subclass of Class A Notes of a multiple issuance series, the cumulative amount of reductions allocated to the nominal liquidation amount cannot exceed the outstanding dollar principal amount of that subclass.

          Because reductions to the nominal liquidation amount are limited as described in the prior two paragraphs, it is possible that the nominal liquidation amount of a subordinated class will be greater than zero, but no further reductions will be allocated to that class, and any further reductions will be allocated to the next senior class in that series.

          This can occur, for example, when the nominal liquidation amount of a class of Class C Notes of a series has been reduced to zero as a result of the allocation of credit card account charge-offs to that class and the reallocation of principal collections from that class to pay interest on senior classes, but the reduction in the Class C nominal liquidation amount is later reimbursed from excess finance charge collections. Because the Class C nominal liquidation amount has been reduced to zero, the Class A Notes and Class B Notes of that series have received the full benefit of the subordination of the Class C Notes, and no further reductions will be allocated to the Class C Notes, even if the Class C Notes later have a positive nominal liquidation amount from reimbursements. However, in the case of multiple issuance series, reimbursements of reductions in the nominal liquidation amount of subordinated classes of Notes may be counted toward the required subordinated amount of senior classes of that series, but only for subclasses that are issued after the date of reimbursement. See "--Subordination of Principal."

          Allocations of charge-offs to the principal receivables held in the Master Trust and reallocations of principal collections that are allocated to a series of Notes reduce the nominal liquidation amount of outstanding Notes only, and do not affect Notes that are issued afterwards.

          Within a class of a multiple issuance series, reductions in the nominal liquidation amount are allocated to each subclass pro rata based on the outstanding dollar principal amount of each subclass.

          The nominal liquidation amount of a class of Notes may not be reduced below zero. Until a class of Notes has reached its legal maturity date, it is possible for a nominal liquidation amount that has been reduced -- even reduced to zero -- to be increased by allocations of excess finance charge collections. There are two ways in which the nominal liquidation amount of a Note can be increased. However, the nominal liquidation amount can never be increased above the outstanding dollar principal amount of the applicable Note, less amounts on deposit in the applicable principal funding subaccount.

          o For a class of discount Notes, the nominal liquidation amount of that class will increase over time as principal accretes, to the extent that finance charge receivables are allocated to that class for that purpose.

          o If there have been reductions in the nominal liquidation amount of a class of Notes from losses on the principal receivables which have been allocated to that class of Notes, or from reallocations of principal collections to pay interest on a senior class of the same series of Notes, those reductions can be reimbursed from excess finance charge collections which are allocated to the Collateral Certificate. Excess finance charge collections which are allocated to the Collateral Certificate may be used to increase the invested amount of the Collateral Certificate. These increases in the invested amount of the Collateral Certificate will be allocated to each series that has a class of Notes with a nominal liquidation amount lower than its outstanding dollar principal amount pro rata based on the amounts of those deficiencies. Within each series, the increases in the invested amount will be allocated first, to any Class A Notes with a deficiency in their nominal liquidation amount, second, to any Class B Notes with a deficiency in their nominal liquidation amount, and third, to any Class C Notes with a deficiency in their nominal liquidation amounts. In multiple issuance series, the increases will be allocated to each subclass of a class pro rata based on the deficiency in the nominal liquidation amount in each subclass.

          The nominal liquidation amount is used to calculate the maximum amount of funds that may be reallocated from a class of Notes to pay interest on a senior class of Notes of the same series, and to calculate the amount of principal collections that can be allocated for payment to a class of Notes, or paid to the counterparty to a derivative agreement, if applicable. This means that if the nominal liquidation amount of a class of Notes has been reduced by charge-offs to the principal receivables held in the Master Trust or by reallocations of principal collections to pay interest on senior classes of Notes, the holders of Notes with the reduced nominal liquidation amount may receive less than the full stated principal amount of their Notes, either because the amount of U.S. dollars allocated to pay them is less than the outstanding dollar principal amount of the Notes, or because the amount of U.S. dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of their Notes in full.

          The aggregate nominal liquidation amount of all Notes will be equal to the invested amount of the Collateral Certificate, but if there are losses on the principal receivables in the Master Trust or reallocations of principal of a subordinated class of Notes to pay interest on a senior class of Notes, then the aggregate nominal liquidation amount of all Notes plus any amounts on deposit in the principal funding account will be less than the outstanding dollar principal amount of the Notes. Unless that deficiency is reimbursed through the reinvestment of excess finance charge collections in the Collateral Certificate, the stated principal amount of some Notes will not be paid in full.

SUBORDINATION OF PRINCIPAL

          Principal payments on Class B Notes and Class C Notes of a series are subordinated to payments on Class A Notes of that series. Subordination of Class B Notes and Class C Notes of a series provides credit enhancement for Class A Notes of the that series.

          Principal payments on Class C Notes of a series are subordinated to payments on Class A Notes and Class B Notes of that series. Subordination of Class C Notes of a series provides credit enhancement for the Class A Notes and Class B Notes of that series.

          In a single issuance series, no principal payments will be made on a subordinated class of Notes of a series until all principal then due and payable on the senior classes of Notes of that series has been paid in full. There are three exceptions to this rule. The first exception is if the nominal liquidation amount of a subordinated class has been reduced as a result of an allocation of charge-offs of principal receivables to that class or reallocation of principal collections from that class to pay interest on a senior class, and that reduction is later reimbursed from excess finance charge collections. The amount of that reimbursement is no longer subordinated to the senior classes of that series and may be paid to the holders of the subordinated class while Notes of senior classes are still outstanding. See "The Notes--Subordination of Principal." The second exception occurs when the senior classes of Notes have been prefunded as described in "Deposit and Application of Funds--Targeted deposits of principal collections to the principal funding account--Prefunding of the Principal Funding Account of Senior Classes." The third exception occurs when Class C Notes are paid with funds available from the applicable Class C reserve subaccount. See "Deposit and Application of Funds--Withdrawals from the Class C Reserve Account."


          In a multiple issuance series , payment of principal may be made on a subordinated class of Notes of that series before payment in full of each senior class of Notes of that series but if only after giving effect to the proposed principal payment there is still a sufficient principal amount of subordinated Notes to support the outstanding senior Notes of that series. See "Deposit and Application of Funds--Limit on repayment of multiple issuance series." For example, if a subclass of Class A Notes has matured and been repaid, this generally means that at least some Class B Notes and Class C Notes may be repaid, even if other subclasses of Class A Notes are outstanding and require reallocation of principal collections from subordinated classes. Also, if the nominal liquidation amount of a subordinated class has been reduced as a result of allocation of charge-offs to the principal receivables held in the Master Trust to that class or reallocation of principal collections from that class to pay interest on a senior class, and that reduction is later reimbursed from excess finance charge collections, then the amount of that reimbursement is no longer subordinated to the senior classes of Notes of that series that were outstanding before the date of reimbursement and may be paid to the holders of the subordinated class while those Notes of senior classes are still outstanding. However, that reimbursed amount of a subordinated class of Notes is subordinated to the senior classes of Notes that are issued on or after the date of the reimbursement.

          In addition, subordinated classes of Notes of a multiple issuance series may be paid before senior classes if the senior classes of Notes have been prefunded as described in "Deposit and Application of Funds--Targeted deposits of principal collections to the principal funding account--Prefunding of the Principal Funding Account of Senior Classes," and Class C Notes may be with funds available from the applicable Class C reserve subaccount. See "Deposit and Applciation of Funds--Withdrawals from the Class C Reserve Account."

          The payment of accrued interest on a class of Notes of a series is not senior to or subordinated to payment of interest on any other class of Notes of that series. However, in the case of a discount Note, the accreted principal of that Note corresponding to capitalized interest will be senior or subordinated to the same extent that principal is senior or subordinated.


REDEMPTION AND EARLY REDEMPTION OF NOTES


          Each class of Notes will be subject to mandatory redemption on its expected principal payment date, which will be two years before its legal maturity date.

          If we specify in a supplement to this prospectus the Issuer may, at its option, redeem the Notes of any class before its expected principal payment date. The supplement will indicate at what times the Issuer may exercise that right of redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption. The Issuer will give notice to holders of the affected Notes before any optional redemption date.

          If we so specify in a supplement to this prospectus a Noteholder may, at its option, require the Issuer to redeem Notes before the expected principal payment date. The supplement will indicate at what times a Noteholder may exercise that right of redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption.

          In addition, if an early redemption event occurs, the Issuer will be required to redeem each class of affected Notes before the Note's expected principal payment date, to the extent that funds are available. The Issuer will give notice to holders of the affected Notes before an early redemption date. See "Covenants, Events of Default and Early Redemption Events --Early Redemption Events" for a description of the early redemption events and their consequences to holders of Notes.

          Whenever the Issuer is required to redeem a class of Notes before its legal maturity date, it will do so only if funds allocated to the Collateral Certificate are allocated to that class of Notes. A Noteholder will have no claim against the Issuer if the Issuer fails to make a required redemption of Notes because no funds are available for that purpose, and the failure to redeem under these circumstances will not be an event of default.

ISSUANCES OF NEW SERIES AND CLASSES OF NOTES


          The Issuer may issue new series of Notes, so long as the conditions of issuance are met. These conditions include:


          o on or before the fourth business day before a new issuance of Notes, the Issuer gives the Indenture Trustee and the rating agencies notice of the issuance;

          o the Issuer has delivered to the Indenture Trustee a certificate that the Issuer reasonably believes that the new issuance will not at the time of its occurrence or at a future date (1) cause an early redemption event or event of default, (2) adversely affect the amount or timing of payments to holders of Notes of any series or (3) adversely affect the security interest of the Indenture Trustee in the collateral securing the outstanding Notes;

          o the Issuer has delivered to the Indenture Trustee and the rating agencies an opinion of counsel that for Federal and South Dakota income and franchise tax purposes (1) the new issuance will not adversely affect the characterization as debt of any outstanding series or class of investor certificates issued by the Master Trust, other than the Collateral Certificate, (2) the new issuance will not cause a taxable event to holders of investor certificates and (3) following the new issuance, the Master Trust will not be an association, or publicly traded partnership, taxable as a corporation;

          o the Issuer has delivered to the Indenture Trustee and the rating agencies an opinion of counsel that for federal and Delaware income and franchise tax purposes (1) following the new issuance, the Issuer will not be an association, or publicly traded partnership, taxable as a corporation, (2) the new Notes will be properly characterized as debt and (3) the new issuance will not adversely affect the characterization of the Notes of any other series or class as debt and will not cause a taxable event to holders of any of those Notes;

          o as of the date of the new issuance and after giving effect to the issuance, the weighted average rate of interest accruing -- or accreting -- and payable by the Issuer with respect to all classes of Notes, after giving effect to all payments to be received under performing derivative agreements, will not be greater than ___% per annum;


          o at the time of the new issuance, the ratings condition described in the "Prospectus Summary" is satisfied;


          o no early amortization event with respect to the Collateral Certificate has occurred and is continuing as of the date of the new issuance;

          o in the case of an issuance of a class of foreign currency Notes or floating rate Notes with an interest rate based on an index other than LIBOR or [ ], the Issuer has obtained confirmation from the applicable rating agencies that the issuance of those Notes will not result in a reduction or withdrawal of the rating of any outstanding Notes rated by that rating agency;

          o the invested amount of the Collateral Certificate is increased by an amount equal to the initial outstanding dollar principal amount of the Notes issued in the new issuance; and


          o any other conditions specified in any supplement to this prospectus are satisfied.


          The Issuer may also issue additional classes or subclasses of Notes of currently outstanding multiple issuance series, so long as the conditions of issuance are met. These conditions include:
>
          o on or before the fourth business day before a new issuance of Notes, the Issuer gives the Indenture Trustee and the rating agencies notice of the new issuance;

          o the Issuer delivers to the Indenture Trustee and the rating agencies a certificate that the Issuer reasonably believes that the new issuance will not at the time of its occurrence or at a future date (1) cause an early redemption event or event of default, (2) adversely affect the amount or timing of payments to holders of Notes of any series or (3) adversely affect the security interest of the Indenture Trustee in the collateral securing the outstanding Notes;

          o if the initial outstanding dollar principal amount of the newly-issued Notes equals or exceeds $250 million, or if any condition to issuance is waived, the Issuer has delivered to the Indenture Trustee and the rating agencies an opinion of counsel that for Federal and South Dakota income and franchise tax purposes (1) the new issuance will not adversely affect the characterization as debt of any outstanding series or class of investor certificates issued by the Master Trust, other than the Collateral Certificate, (2) the new issuance will not cause a taxable event to holders of investor certificates and (3) following the new issuance, the Master Trust will not be an association, or publicly traded partnership, taxable as a corporation ;

          o if the initial outstanding dollar principal amount of the newly-issued Notes equals or exceeds $250 million, or if any condition to issuance is waived, the Issuer has delivered to the Indenture Trustee and the rating agencies an opinion of counsel that for Federal and Delaware income and franchise tax purposes (1) following the new issuance, the Issuer will not be an association or publicly traded partnership taxable as a corporation, (2) the new Notes will be properly characterized as debt, and (3) the new issuance will not adversely affect the characterization of the Notes of any other series or class as debt and will not cause a taxable event to holders of any of those Notes;

          o as of the date of the new issuance and after giving effect to the issuance, the weighted average rate of interest accruing -- or accreting -- and payable by the Issuer with respect to all classes of Notes, after giving effect to all payments to be received under performing derivative agreements, will not be greater than ___% per annum;


          o at the time of the new issuance, the ratings condition described in the "Prospectus Summary" is satisfied;

          o no early amortization event with respect to the Collateral Certificate has occurred and is continuing as of the date of the new issuance;

          o in the case of an issuance of a class of foreign currency Notes or floating rate Notes with an interest rate based on an index other than LIBOR or [ ], the Issuer has obtained confirmation from the applicable rating agencies that the issuance of those Notes will not result in a reduction or withdrawal of the rating of any outstanding Notes rated by that rating agency;

          o the invested amount of the Collateral Certificate is increased by an amount equal to the initial outstanding dollar principal amount of the Notes issued in the new issuance; and


          o any other conditions specified in any supplement to this prospectus are satisfied.


          In addition to the conditions set forth in the prior paragraph, no Class A Notes or Class B Notes of a multiple issuance series may be issued unless the required subordinated amount of subordinated classes for that class of Notes is available at the time of its issuance, as described in the following two paragraphs.

          In order to issue Class A Notes of a multiple issuance series, the Issuer must calculate the available amount of Class B Notes and Class C Notes of that series. This is done by computing the following:

          o the aggregate nominal liquidation amount of all outstanding Class B Notes, plus all funds on deposit in the applicable principal funding subaccounts, on that date, after giving effect to any allocations to issuances or repayments of Class B Notes to be made on that date;

          o plus the aggregate nominal liquidation amount of Class B Notes that has already been used to benefit outstanding Class A Notes, which is equal to all reductions in the nominal liquidation amount of all Class B Notes of that series that will be outstanding immediately after giving effect to the issuance, but only for the reductions which have occurred since the earliest issuance date of a Class A Note of that series that will be outstanding after giving effect to the issuance; and

          o minus the aggregate amount of the Class A required subordinated amount of Class B Notes for all other Class A Notes of that series which are outstanding on that date after giving effect to any issuances or repayments in full of any Class A Notes to be made on that date.

          The calculation in the prior paragraph will also be made in the same manner for calculating the subordinated amount of Class C Notes required for Class A Notes and the subordinated amount of Class C Notes required for Class B Notes.

          However, if the Issuer obtains confirmation from each rating agency that has rated any outstanding Notes that the new series, class or subclass of Notes to be issued will not cause a reduction or withdrawal of the ratings of any outstanding Notes rated by that rating agency then the following conditions to issuance may be waived:

          o as of the date of the new issuance and after giving effect to the issuance, the weighted average rate of interest accruing -- or accreting -- and payable by the Issuer with respect to all classes of Notes, after giving effect to all payments to be received under performing derivative agreements, will not be greater than ___% per annum;

          o at the time of the new issuance, the ratings condition described in the "Prospectus Summary" is satisfied; and

          o the invested amount of the Collateral Certificate is increased by an amount equal to the outstanding dollar principal amount of the Notes issued in the new issuance.


            The Issuer and the Indenture Trustee are not required to obtain the consent of any Noteholder of any outstanding series or class to issue any additional Notes.


REQUIRED SUBORDINATED AMOUNT

            Unless specified otherwise in the applicable supplement to this prospectus for a series of Notes, on the date of issuance of Class A Notes of a multiple issuance series, the required subordinated amount for Class B Notes will be __% and for Class C Notes __%, in each case expressed as a percentage of the initial outstanding dollar principal amount of Class A Notes, and on the date of issuance of Class B Notes, the required subordinated amount for Class C Notes will be __%, expressed as a percentage of the initial outstanding dollar principal amount of Class B Notes. For discount Notes of a senior class, the method of calculating the required subordinated amount will be set forth in the applicable supplement to this prospectus.

            The Issuer may change these subordination levels at any time without the consent of any Noteholders so long as the Issuer has received confirmation from the rating agencies that have rated any outstanding Notes of that series that the change in the subordination levels will not result in the rating assigned to any outstanding Notes in that series to be withdrawn or reduced, and an opinion of counsel that for Federal and South Dakota income and franchise tax purposes (1) the change will not adversely affect the characterization as debt of any outstanding series or class of investor certificates issued by the Master Trust, other than the Collateral Certificate, (2) the change will not cause a taxable event to holders of investor certificates and (3) following the change, the Master Trust will not be an association, or publicly traded partnership, taxable as a corporation.


PAYMENTS ON NOTES; PAYING AGENT


            The Notes will be issued in book-entry form and payments of principal of and interest on the Notes will be made in U.S. dollars as described under "--Book-Entry Notes" unless the stated principal amount of the Notes is denominated in a foreign currency.

            The Issuer and the Indenture Trustee, and any agent of the Issuer or the Indenture Trustee, will treat the registered holder of any Note as the absolute owner of that Note, whether or not the Note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.


            The Issuer will make payments on a Note to the registered holder of the Note at the close of business on the record date established for the related payment date.

          The Issuer has designated the corporate trust office of Citibank, N.A., in New York City as its paying agent for the Notes of each series. The Issuer will identify any other agents appointed to serve as paying agents on Notes of a series or class in a supplement to this prospectus. The Issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, the Issuer will be required to maintain a paying agent in each place of payment for a series or class of Notes.


          After notice by publication, all funds paid by the Issuer to a paying agent for the payment of the principal of or interest on any Note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be repaid to the Issuer. After funds are repaid to the Issuer, the holder of that Note may look only to the Issuer for payment of that principal or interest.


DENOMINATIONS

          The Notes offered by this prospectus will be issued in denominations of $1,000 and multiples of $1,000 in excess of that amount.


RECORD DATE

          The record date for payment of the Notes will be the last day of the month before the related payment date.

GOVERNING LAW


          The laws of the State of New York will govern the Notes and the indenture.


FORM, EXCHANGE, AND REGISTRATION AND TRANSFER OF NOTES


          The Notes offered by this prospectus will be issued in registered form. The Notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depositary, or its nominee. We refer to each beneficial interest in a global note as a "book-entry note." For a description of the special provisions that apply to book-entry notes, see "Book-Entry Notes" below.

          A holder of Notes may exchange those Notes for other Notes of the same class of any authorized denominations and of the same aggregate stated principal amount and tenor.

          Any holder of a Note may present that Note for registration of transfer, with the form of transfer properly executed, at the office of the security registrar or at the office of any transfer agent that the Issuer designates. Holders of Notes will not be charged any service charge for the exchange or transfer of their Notes. Holders of Notes that are to be transferred or exchanged will be liable for the payment of any taxes and other governmental charges described in the indenture before the transfer or exchange will be completed. The security registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.


          The Issuer has appointed Citibank, N.A. as the security registrar. The Issuer may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, the Issuer will be required to maintain a transfer agent in each place of payment for a series or class of Notes. The Issuer may at any time designate additional transfer agents for any series or class of Notes.

BOOK-ENTRY NOTES

          The Notes offered by this prospectus will be in book-entry form. This means that, except under the limited circumstances described under the subheading "Definitive Notes" below, purchasers of Notes will not be entitled to have the Notes registered in their names and will not be entitled to receive physical delivery of the Notes in definitive paper form. Instead, upon issuance, all the Notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

            Each global note will be deposited with a securities depositary named The Depository Trust Company and will be registered in the name of its nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the Notes and will be considered the sole representative of the beneficial owners of Notes for purposes of the indenture.

            The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their Notes in definitive form. These laws may impair the ability to transfer book-entry notes.

            Purchasers of Notes in the United States can hold interests in the global notes only through DTC, if they are participants in that system. Purchasers may also hold interests indirectly through a participant such as a bank, brokerage house or other institution that maintains securities accounts for customers that has an account with DTC or its nominee. Purchasers of Notes in Europe can hold interests in the global notes only through Cedelbank, societe anonyme, or through Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear system, if they are participants in those systems or indirectly through organizations that are participants in those systems.


          Because DTC will be the only registered owner of the global notes, Cedelbank and Euroclear will hold positions through their respective U.S. depositaries, which in turn will hold positions on the books of DTC. Citibank, N.A. will act as U.S. depositary for Cedelbank, and The Chase Manhattan Bank will act as U.S. depositary for Euroclear.

            As long as the Notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing


          o the ownership interests of its participants, including the U.S. depositaries; and

          o    all transfers of ownership interests between its participants.


The participants and indirect participants, in turn, will maintain records showing


          o the ownership interests of their customers, including indirect participants, that hold the Notes through those participants; and

            o           all transfers between  these persons.


Thus, each beneficial owner of a book-entry note will hold its Note indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

          The Issuer, the Indenture Trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC's records or any participant's records relating to book-entry notes. The Issuer, the Indenture Trustee and their agents also will not be responsible or liable for payments made on account of the book-entry notes.


          Until definitive notes are issued to the beneficial owners as described under the subheading "Definitive Notes" below, all references to "holders" of Notes means DTC. The Issuer, the Indenture Trustee and any paying agent, transfer agent or securities registrar may treat DTC as the absolute owner of the Notes for all purposes.


          Beneficial owners of book-entry notes should realize that the Issuer will make all distributions of principal and interest on their Notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the Notes. DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the Indenture Trustee to the beneficial owners through the chain of intermediaries.


          Similarly, the Indenture Trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of Notes under the indenture, each person owning a beneficial interest in the Notes must rely on the procedures of DTC and, in some cases, Cedelbank or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the Issuer that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.


          Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

          Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. Beneficial owners may also experience delays in receiving distributions on their Notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner's account.

The Depository Trust Company

          DTC is a limited-purpose trust company organized under the New York Banking Law and is a "banking institution" within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.


          DTC's management is aware that some computer applications, systems, and the like for processing dates that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions, including principal and interest payments, to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

          However, DTC's ability to perform its services is also dependent upon other parties, including issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers. DTC has informed the industry that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to:

          o impress upon them the importance of their services being Year 2000 compliant; and

          o determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing, of their services.


In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

Cedelbank


          Cedelbank is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Cedelbank holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Cedelbank provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Cedelbank has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Cedelbank and Euroclear. Cedelbank currently accepts over 110,000 securities issues on its books.


          Cedelbank's customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Cedelbank's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Cedelbank has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Cedelbank is available to other institutions that clear through or maintain a custodial relationship with an account holder of Cedelbank.

Euroclear System


          Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear Operator is the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation, known as the "Cooperative." The Euroclear Operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. For this reason, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

          This information about DTC, Cedelbank and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.


Distributions on Book-Entry Notes

          The Issuer will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by the Issuer's paying agent, Citibank, N.A., at the office of the paying agent in New York City that the Issuer designates for that purpose.

          In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.


          Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants' respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

          Distributions on book-entry notes held beneficially through Cedelbank will be credited to cash accounts of Cedelbank participants in accordance with its rules and procedures, to the extent received by its U.S. depositary.

          Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depositary.

          In the event definitive Notes are issued, distributions of principal and interest on definitive Notes will be made by the Issuer directly to the holders of the definitive Notes in whose names the definitive Notes were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures

          Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Cedelbank participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Cedelbank and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.


          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the U.S. depositaries. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank participants and Euroclear participants may not deliver instructions directly to DTC.

          Because of time-zone differences, credits to Notes received in Cedelbank or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following a DTC settlement date. The credits to or any transactions in the Notes settled during processing will be reported to the relevant Euroclear or Cedelbank participants on that business day. Cash received in Cedelbank or Euroclear as a result of sales of Notes by or through a Cedelbank participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

          Although DTC, Cedelbank and Euroclear have agreed to these procedures in order to facilitate transfers of Notes among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.


Definitive Notes


          Beneficial owners of book-entry notes may exchange those notes for definitive notes registered in their name only if:

          o DTC is unwilling or unable to continue as depository for the global note and the Issuer or the Indenture Trustee is unable to find a qualified replacement for DTC;


          o the Issuer, in its sole discretion, elects to terminate the book-entry system through DTC; or


          o any event of default has occurred with respect to those book-entry notes, and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the Notes of that class advise the Indenture Trustee and DTC that the continuation of a book entry system is no longer in the best interests of those beneficial owners.

          If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the definitive notes are available. The appropriate global note will then be exchangeable in whole for definitive notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the Notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the definitive notes will be recognized as the "holders" of the Notes under the indenture.


REPLACEMENT OF NOTES

          The Issuer will replace at the expense of the holder any mutilated Note, upon surrender of that Note to the Indenture Trustee. The Issuer will replace at the expense of the holder any Notes that are destroyed, lost or stolen upon delivery to the Indenture Trustee of evidence of the destruction, loss or theft of those Notes satisfactory to the Issuer and the Indenture Trustee. In the case of a destroyed, lost or stolen Note, the Issuer and the Indenture Trustee may require the holder of the Note to provide an indemnity satisfactory to the Indenture Trustee and the Issuer before a replacement Note will be issued.


ACQUISITION AND  CANCELATION OF NOTES BY THE ISSUER AND THE BANKS


          The Issuer, the Banks and their affiliates may acquire Notes in the open market or otherwise.


          The Issuer, the Banks and their affiliates may cause the Notes acquired by them to be canceled and Notes so canceled will no longer be outstanding. However, any cancelation of Notes will observe the same limitations for payments of subordinated classes as described in "Deposit and Application of Funds--Limit on repayments of subordinated classes of single issuance series" and "--Limit on repayments of subordinated classes of multiple issuance series."



                       SOURCES OF FUNDS TO PAY THE NOTES


THE COLLATERAL  CERTIFICATE

          The primary source of funds for the payment of principal of and interest on the Notes is the Collateral Certificate issued by the Master Trust to the Issuer. For a description of the Master Trust and its assets, see "The Master Trust."

          The Collateral Certificate represents an undivided interest in the assets of the Master Trust. The assets of the Master Trust consist primarily of credit card receivables arising in selected MasterCard and VISA* revolving credit card accounts, which have been transferred by the Banks. The amount of credit card receivables in the Master Trust will fluctuate from day to day as new receivables are generated or added to or removed from the Master Trust and as other receivables are collected, charged off as uncollectible, or otherwise adjusted.

          The Collateral Certificate has a fluctuating invested amount, representing the investment of that certificate in credit card receivables, equal to

          o    the aggregate outstanding dollar principal amount of the Notes;

          o minus the amount of losses on the credit card receivables allocated to the Collateral Certificate;

          o minus the amount of reallocations of principal collections on the Collateral Certificate that are applied to pay interest on the Notes;

          o plus the amount of reimbursements of losses on the credit card receivables and reimbursements of reductions from reallocations of principal collections, made from excess finance charge collections which are allocated to the Collateral Certificate; and

          o minus the aggregate amount on deposit in the principal funding account for the outstanding Notes.

          The invested amount of the Collateral Certificate will be the same as the total nominal liquidation amount of the outstanding Notes.

          The Collateral Certificate has no specified interest rate. The Issuer, as holder of the Collateral Certificate, is entitled to receive its allocable share of cash collections from two kinds of credit card receivables payable to the Master Trust: finance charge receivables and principal receivables.

            Finance charge receivables are all periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services,

______________

          * MasterCard and VISA are registered trademarks of MasterCard International Incorporated and VISA U.S.A., Inc., respectively.

interchange, which is described below in this paragraph, and some other fees designated by the Banks. Principal receivables are all amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and all other fees billed to cardholders on the credit card accounts. Recoveries of charged-off receivables are credited to the category from which they were charged off. "Interchange" consists of fees received by Citibank (South Dakota), as a credit card-issuing bank, from MasterCard International and VISA as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period before initial billing. Interchange varies from approximately 1% to 2% of the transaction amount, but these amounts may be changed by MasterCard International or VISA.

            In general, the allocable share of monthly collections of finance charge receivables and principal receivables available to the Collateral Certificate, to other series of investor certificates issued by the Master Trust and to the Sellers' Interest is determined as follows:

            o first, collections of finance charge receivables and collections of principal receivables are allocated among the different series of certificates issued by the Master Trust, including the Collateral Certificate pro rata based on the invested amount of each series; and

            o second, following the allocation to each series, collections of finance charge receivables and principal receivables are further allocated between the holders of each series of investor certificates under the Master Trust and the Banks pro rata based on the aggregate invested amount of the investor certificates and the principal receivables allocable to the Sellers' Interest .

          In general, the invested amount of each other series of certificates issued by the Master Trust will equal the stated dollar amount of participation certificates issued to investors in that series less unreimbursed losses allocated to those investors, principal payments made to those investors and deposits made to any principal funding account for the series. The Sellers' Interest, which is owned by Citibank (South Dakota) and Citibank (Nevada), represents the interest in the principal receivables in the Master Trust at the end of the relevant monthly period not represented by any series of investor certificates.

          Servicing fees and losses on principal receivables in the Master Trust arising from failure of cardholders to pay, charge-offs or otherwise are allocated among series and between investors in each series and the Sellers' Interest generally in the same manner as finance charge collections.

          Each month, the Master Trust will allocate collections of finance charge receivables and principal receivables as well as the servicing fee and losses to the investor certificates outstanding under the Master Trust, including the Collateral Certificate. The Master Trust deducts the Collateral Certificate's share of the servicing fee from its share of the collections of finance charge receivables, and deducts the Collateral Certificate's share of losses from its share of collections of finance charge receivables and/or principal receivables. The servicing fee is described under "The Master Trust--The Servicer."

          Allocations of losses, servicing fees and collections of finance charge receivables and principal receivables are made pro rata for each monthly period based on the invested amount of each investor certificate under the Master Trust, including the Collateral Certificate and the principal receivables allocable to the Sellers' Interest. For example, if the total principal receivables in the Master Trust at the end of the monthly period is 500, the invested amount of the Collateral Certificate is 100, the invested amounts of the other investor certificates are

200 and the Sellers' Interest is 200, the Collateral Certificate is entitled, in general, to 1/5 -- or 100/500 -- of the cash received each month.

          There is an exception to the pro rata allocations described in the preceding paragraph. In the Master Trust, when the principal amount of an investor certificate other than the Collateral Certificate begins to amortize, a special allocation procedure is followed. In this case, collections of principal receivables continue to be allocated as if the invested amount of the investor certificates had not been reduced by principal collections deposited to a principal funding account or paid to investors. Allocations of principal collections are based on the invested amount of the amortizing investor certificates "fixed" at the time immediately before the first deposit of principal collections into a principal funding account or the time immediately prior to the first payment of principal collections to investors but only until the invested amount of that series is paid in full. Because some of the classes of Notes which derive their source of payments from funds allocated to the Collateral Certificate may be amortizing while other classes are not, the special allocation procedure is followed for the Collateral Certificate to the extent that underlying classes of Notes are amortizing. Distributions of ongoing collections of finance charge receivables, however, are not allocated on this type of fixed basis.

          If collections of principal receivables allocated to the Collateral Certificate are needed to pay the Notes or to make a deposit into the trust accounts within a month, they will be deposited into the Issuer's collection account. Otherwise, collections of principal receivables allocated to the Collateral Certificate will be reallocated to other series of investor certificates which have principal collection shortfalls -- which does not reduce the invested amount of the Collateral Certificate -- or reinvested in the Master Trust to maintain the invested amount of the Collateral Certificate. If the Collateral Certificate has a principal collection shortfall, but other series of investor certificates have excess principal collections, a portion of the other excess principal collections allocated to other series of investor certificates will be reallocated to the Collateral Certificate and deposited into the Issuer's collection account --which reduces the invested amount of the Collateral Certificate.

          All of the finance charge collections allocated to the Collateral Certificate are deposited every month into the Issuer's collection account. Finance charge collections allocated to the Collateral Certificate are not shared with or reallocated to any other series of investor certificates issued by the Master Trust.


DERIVATIVE AGREEMENTS


          Some Notes may have the benefit of one or more derivative agreements, including interest rate or currency swaps, caps, collars, guaranteed investment contracts or other similar agreements with various counterparties to manage interest rate or currency risk relating to those Notes. Citibank (South Dakota), Citibank (Nevada) or any of their affiliates may be counterparties to a derivative agreement. In general, the Issuer will receive payments from counterparties to the derivative agreements in exchange for the Issuer's payments to them, to the extent required under the derivative agreements. The specific terms of each derivative agreement and a description of each counterparty will be included in the applicable supplement to this prospectus for those Notes. We refer to the agreements described in this paragraph as "derivative agreements."


THE TRUST ACCOUNTS

          The Issuer has established a collection account for the purpose of receiving payments of finance charge collections and principal collections from the Master Trust payable under the Collateral Certificate.


          The Issuer has also established a principal funding account and interest funding account, which will have subaccounts for each class and subclass of Notes of a series, and a Class C reserve account, which will have subaccounts for each class and subclass of Class C Notes of a series. If specified in a supplement to this prospectus, the Issuer may establish supplemental accounts for any series, class or subclass of Notes.


          Each month, all distributions on the Collateral Certificate and will be deposited into the collection account, and then reallocated to the principal funding account, the interest funding account, the Class C reserve account, any supplemental account, to payments under any applicable derivative agreements, and to the other purposes as specified in "Deposit and Application of Funds " or in a supplement to this prospectus. However, for so long as Citibank (South Dakota) is the manager of the Issuer and Citibank (South Dakota) maintains a certificate of deposit rating of at least A-1 and P-1, or their equivalent, by the rating agencies, Citibank (South Dakota) may commingle funds received from the Collateral Certificate until the business day before the payment date of a class of Notes, instead of immediately depositing those funds into the accounts.

          Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the Notes. Payments of principal of and interest on the Notes will be made from funds on deposit in the accounts when the payments are due, either in the month when the funds are deposited into the accounts, or in later months -- for example, if principal must be accumulated for payment at a later date, or if interest is payable quarterly, semiannually or at another interval less frequently than monthly.

          If the Issuer anticipates that the amount of principal collections that will be deposited into the collection account in a particular month will not be enough to pay all of the stated principal amount of a Note that has an expected principal payment date in that month, the Issuer may begin to withdraw funds from the collection account in months before the expected principal payment date and deposit those funds into the principal funding subaccount established for that class to be held until the expected principal payment date of that Note. If the earnings on funds in the principal funding subaccount are less than the yield payable on the applicable class of Notes -- after giving effect to net payments and receipts under any derivative agreements -- additional funds will be deposited in the interest funding subaccount as described under "Deposit and Application of Funds--Deposit of principal funding subaccount earnings in interest funding subaccounts; principal funding subaccount earnings shortfall."

          If interest on a Note is not scheduled to be paid every month -- for example, if interest on that Note is payable quarterly, semiannually or at another interval less frequently than monthly -- the Issuer will withdraw a portion of funds from the collection account in months in which no interest payment is due and deposit those funds into the interest funding subaccount for that Note to be held until the interest is due.


          The Issuer will be required to fund the Class C reserve subaccounts if the finance charge collections generated by the Master Trust fall below a level specified in the applicable supplement to this prospectus. The Class C reserve subaccounts would be funded from monthly finance charge collections from the Collateral Certificate after payment of fees and expenses of the Indenture Trustee, required interest deposits and other payments described under "Deposit and Application of Funds--Targeted deposits to the Class C reserve account." A supplement to this prospectus relating to Class C Notes will include provisions for funding the Class C reserve subaccounts.

          Funds on deposit in the Class C reserve account will be available to holders of Class C Notes to cover shortfalls of interest payable on interest payment dates. Funds on deposit in the Class C reserve account will also be available to holders of Class C Notes on any day when principal is payable, but only to the extent that the nominal liquidation amount of the Class C Notes plus funds on deposit in the Class C principal funding account is less than the outstanding dollar principal amount of the Class C Notes.

          Only the holders of Class C Notes will have the benefit of the Class C reserve account. See "Deposit and Application of Funds--Withdrawals from the Class C reserve account."

          The accounts described in this section are referred to as "trust accounts." Trust accounts may only be maintained in a segregated trust account with the corporate trust department of a United States bank or any domestic branch of a foreign bank or at a United States bank, or any domestic branch of a foreign bank, which has the highest long-term or short-term rating by the rating agencies that rate the Notes. Amounts maintained in trust accounts may only be invested in investments the obligor on which has the highest rating by those rating agencies. Investment earnings on funds in the principal funding subaccount for a class of Notes will be applied to make interest payments on that class of Notes. Investment earnings on funds in the other trust accounts will be allocated as described under "Deposit and Application of Funds --Allocation of finance charge collections to accounts." Any loss resulting from the investment of funds in the trust accounts will be charged to the trust subaccount incurring the loss.

LIMITED RECOURSE TO THE ISSUER; SECURITY FOR THE NOTES

          Only the allocable portion of the Collateral Certificate, the applicable trust accounts and any applicable derivative agreement provide the source of payment for principal of or interest on any class of Notes . Noteholders will have no recourse to any other assets of the Issuer or any other person or entity for the payment of principal of or interest on the Notes.

          The Notes of all series are secured by a shared security interest in the Collateral Certificate and the collection account, and each class of Notes is secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount, the applicable Class C reserve subaccount in the case of classes of Class C Notes, any applicable supplemental account, and by a security interest in any applicable derivative agreement.

THE INDENTURE TRUSTEE

          Bankers Trust Company is the trustee under the indenture. Its principal corporate trust office is located at Four Albany Street, 10th Floor, New York, New York 10006.

          The Indenture Trustee may resign at any time. The Issuer may also remove the

Indenture Trustee if the Indenture Trustee is no longer eligible to act as trustee under the indenture or if the Indenture Trustee becomes insolvent. In all circumstances, the Issuer must appoint a successor trustee for the Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will not become effective until the successor trustee accepts the appointment.

          The Issuer or its affiliates may maintain accounts and other banking or trustee relationships with the Indenture Trustee and its affiliates.


                       DEPOSIT AND APPLICATION OF FUNDS

          The indenture specifies how collections on the Collateral Certificate which have been deposited into the collection account and payments received from counterparties on derivative agreements will be deposited into the trust accounts established for each class or subclass of Notes to provide for the payment of principal and interest on those Notes as the payments become due. Following are summaries of those provisions.

ALLOCATION OF FINANCE CHARGE COLLECTIONS TO ACCOUNTS

          Each month the Indenture Trustee will allocate finance charge collections received that month from the Collateral Certificate and investment earnings on funds in the trust accounts other than the principal funding account as follows:

          o    first, to pay the fees and expenses of the Indenture Trustee;

          o second, to make the targeted deposit to the interest funding account to fund the payment of interest on the Notes;

          o third, to make the targeted deposit to the Class C reserve account, if any;

          o fourth, to the Issuer, to make a reinvestment in the Collateral Certificate if the invested amount of the Collateral Certificate plus the aggregate amount on deposit in the principal funding account is less than the outstanding dollar principal amount of all of the Notes; and

          o    fifth, to the Issuer.

ALLOCATION OF PRINCIPAL COLLECTIONS TO ACCOUNTS

          Each month the Indenture Trustee will allocate principal collections received that month from the Collateral Certificate as follows:

          o first, to the interest funding account to the extent there is a shortfall in finance charge collections available to make the targeted deposit to the interest funding account, except that no reallocation of principal collections which would result in the reduction of the nominal liquidation amount of any class of Notes will be used (1) to pay interest on any Note of that class or a subordinated class, (2) to make a payment on a derivative agreement entered into with respect to interest on any Note of that class or a subordinated class or (3) to fund an increase in the invested amount of the

               Collateral Certificate required by accretion of interest on a discount Note of that class or a subordinated class;

          o second, to make the targeted deposits to the principal funding account; and

          o third, to the Master Trust, to maintain the invested amount of the Collateral Certificate.

          The amount of principal collections that may be allocated to pay interest is limited as described below under "Deposit and Application of Funds--Limit on reallocations of funds taken to benefit senior classes of single issuance series" and "--Limit on reallocations of funds taken to benefit senior classes of multiple issuance series."

          The invested amount of the Collateral Certificate will be reduced by the amount of principal collections used to make deposits into the interest funding account and deposits into the principal funding account. If the invested amount of the Collateral Certificate is reduced because principal collections have been used to make deposits into the interest funding account, the amount of finance charge collections and principal collections allocated to the Collateral Certificate will be reduced in later months unless the reduction in the invested amount is reimbursed from excess finance charge collections.

TARGETED DEPOSITS OF FINANCE CHARGE COLLECTIONS AND REALLOCATED PRINCIPAL COLLECTIONS TO THE INTEREST FUNDING ACCOUNT

          The aggregate deposit targeted to be made to the interest funding account with finance charge collections allocated to the Collateral Certificate in each month will be equal to the sum of the interest funding account deposits required to be made for each class or subclass of Notes. A single class or subclass of Notes may be entitled to more than one of the following deposits in a month. For example, a class of Notes with a monthly interest payment date and an interest rate cap would be entitled to a deposit from the Issuer up to the amount of the capped interest, as well as a deposit from the derivative counterparty for interest above the capped amount. These requirements are set forth below.

          (1) SPECIFIED DEPOSITS. If the applicable supplement to this prospectus for any class or subclass of Notes specifies a deposit to be made in lieu of the deposits described in this prospectus, the deposit targeted for those Notes each month is the specified amount, plus any targeted amounts that were not deposited in prior months.

          (2) MONTHLY INTEREST PAYMENTS NOT COVERED BY A DERIVATIVE AGREEMENT. If a class or subclass of Notes provides for monthly interest payments that are not covered by a derivative agreement, the deposit required for that class or subclass of Notes for any month will be the total amount of interest payable on the outstanding dollar principal amount of those Notes on the next interest payment date, after deducting any amounts on deposit in the applicable principal funding subaccount, plus any past due interest or targeted amounts from prior months that were not deposited.

          (3) PERIODIC INTEREST PAYMENTS NOT COVERED BY A DERIVATIVE AGREEMENT. If a class or subclass of Notes provides for quarterly, semi-annual, annual or other periodic payments of interest, but less frequently than monthly, and that interest is not covered by a derivative agreement, the deposit targeted for that class or subclass of Notes for any month will be equal to the total amount of interest accrued on the outstanding dollar principal amount of those Notes after deducting any amounts on deposit in the applicable principal funding subaccount, during the period from the prior monthly interest date -- or the date of issuance of that class or subclass for the determination for the first monthly interest date -- to the first monthly interest date after the end of the month, plus any past due interest or targeted amounts from prior months that were not deposited.

          (4) NOTES WITH PERFORMING DERIVATIVE AGREEMENTS. If a class or subclass of U.S. dollar Notes or foreign currency Notes has a performing derivative agreement for interest, the deposit targeted for that class or subclass of Notes is equal to the amount required to be paid to the applicable derivative counterparty on the payment date following the end of that month, plus any past due interest or targeted amounts that were not deposited in prior months.

               If a class or subclass of U.S. dollar Notes or foreign currency Notes which has a performing derivative agreement for interest provides for payments less frequently than monthly to the applicable derivative counterparty, the deposit targeted for that class or subclass of Notes for each month is equal to the amount required to be paid to the applicable derivative counterparty on the next payment date following the end of that month, but allocated pro rata to that month as provided in the derivative agreement, plus any targeted amounts determined on the same basis for that class or subclass of Notes that were not deposited in earlier months.

          (5) U.S. DOLLAR NOTES WITH NON-PERFORMING DERIVATIVE AGREEMENTS. If a class or subclass of Notes has a non-performing derivative agreement for interest, then the calculation of the targeted deposit to the applicable interest funding subaccount is made using to the stated interest rate, amount of interest and frequency of interest payments for the applicable class or subclass of Notes, plus any past due interest or targeted amounts determined on the same basis for that class or subclass of Notes that were not deposited in earlier months.

          (6) FOREIGN CURRENCY NOTES AND NON-PERFORMING DERIVATIVE AGREEMENTS. If a class or subclass of foreign currency Notes has a non-performing derivative agreement for interest, then the calculation of the targeted deposit is made with reference to the amount of U.S. dollars that is or would have been payable to the applicable derivative counterparty during that period if the derivative agreement were performing, plus any targeted amounts from prior months that were not deposited.

          (7) DISCOUNT NOTES. In the case of a class or subclass of discount Notes, the deposit targeted for that class or subclass of Notes for any month, in addition to the sum of any applicable stated interest as determined under items (1) - (6) above, is the amount of accretion of principal of that class or subclass of Notes from the prior monthly principal date -- or in the case of the first monthly principal date, from the date of issuance of that class or subclass -- to the first monthly principal date after the end of the month.

          Each deposit to the interest funding account will be made on the applicable monthly interest date, or as much earlier as necessary to make timely deposit or payment to the applicable interest funding subaccount or derivative counterparty.

PAYMENTS RECEIVED FROM DERIVATIVE COUNTERPARTIES FOR INTEREST

          Payments received under derivative agreements for interest on Notes payable in U.S. dollars will be deposited into the applicable interest funding subaccount. Payments received under derivative agreements for interest on foreign currency Notes will be made directly to the applicable paying agent for payment to the holders of the applicable class or subclass of Notes, or as otherwise specified in the applicable supplement to this prospectus.


DEPOSIT OF PRINCIPAL FUNDING SUBACCOUNT EARNINGS IN INTEREST FUNDING SUBACCOUNTS; PRINCIPAL FUNDING SUBACCOUNT EARNINGS SHORTFALL

          The Issuer will notify the Master Trust from time to time of the aggregate amount on deposit in the principal funding account. Whenever there is any amount on deposit in any principal funding subaccount, the Master Trust will designate an equal amount of the Sellers' Interest, and the finance charge collections allocable to the designated portion of the Sellers' Interest will be applied as follows: On each monthly interest date, the Issuer will calculate the targeted amount of principal funding subaccount earnings for each class or subclass of Notes, which will be equal to the amount that the funds on deposit in each principal funding subaccount would earn at the interest rate applicable to the related class or subclass of Notes. If the amount actually earned on the funds on deposit is less than the targeted amount of earnings, then the shortfall will be made up from the finance charge collections allocated to the corresponding designated portion of the Sellers' Interest.

          If the amount of principal funding subaccount earnings for any class or subclass of Notes for any month is greater than the targeted principal funding subaccount earnings for that month, the amount of the excess will be paid to the Banks as owners of the Sellers' Interest.

ALLOCATION TO INTEREST FUNDING SUBACCOUNTS

          The aggregate deposit of finance change collections and reallocated principal collections made to the interest funding account in each month will be divided, and a portion deposited in the interest funding subaccount established for each class or subclass of Notes, based on the following rules:

          (1) DEPOSITS EQUAL REQUIREMENTS. If the aggregate amount available for deposit to the interest funding account is equal to the sum of the deposits targeted by each class or subclass of Notes, then that targeted amount is deposited in the interest funding subaccount established for each class or subclass.

          (2) DEPOSITS ARE LESS THAN REQUIREMENTS. If the aggregate amount available for deposit to the interest funding account is less than the sum of the deposits targeted by each class or subclass of Notes, then the finance charge collections deposited in the interest funding account are allocated to each series of Notes pro rata based on the outstanding dollar principal amount of Notes in that series.

          o For all series of Notes identified as "Group 1" series, the allocation of finance charge collections is reaggregated into a single pool, and reallocated to each series, class or subclass of Notes in Group 1 pro rata based on the amount of the deposit targeted by that series, class or subclass and not based on the outstanding dollar principal amount of Notes in that series, class or subclass.

          o For all series of Notes identified as in another group, the allocation of finance charge collections will be based on a rule for that group set forth in a supplement to this prospectus.

     (3) CERTAIN FUNDS NOT REALLOCATED. Funds on deposit in an interest funding subaccount from earlier months, funds representing interest on amounts in deposit in the related principal funding subaccount, and payments received from derivative counterparties in the current month will not be reallocated to other interest funding subaccounts. These funds remain in the interest funding subaccount into which they were deposited until they are paid to the applicable Noteholders.

     The principal collections deposited in the interest funding account are allocated to each class or subclass of Class A Notes and Class B Notes based on the amount of the deposit targeted by that class or subclass. However, these deposits are limited to the extent described under "Deposit and Application of Funds--Limit on reallocations of funds taken to benefit senior classes of single issuance series" and "--Limit on reallocations of funds taken to benefit senior classes of multiple issuance series."

WITHDRAWALS FROM INTEREST FUNDING ACCOUNT

     After giving effect to all deposits and reallocations of funds in the interest funding account in a month, the following withdrawals from the applicable interest funding subaccount will be made, but in no event more than the amount on deposit in the applicable interest funding subaccount:

     (1) WITHDRAWALS FOR U.S. DOLLAR NOTES. On each applicable interest payment date for each class or subclass of U.S. dollar Notes, an amount equal to interest due on the applicable class or subclass of Notes on the applicable interest payment date will be withdrawn and paid to the applicable paying agent.

     (2) WITHDRAWALS FOR DISCOUNT NOTES. On each applicable monthly principal date, with respect to each class or subclass of discount Notes, an amount equal to the amount of the accretion of principal of that class or subclass of Notes from the prior monthly principal date, or in the case of the first monthly principal date, the date of issuance of that class or subclass, to the applicable monthly principal date will be withdrawn from that interest funding subaccount and invested in the Collateral Certificate.

     (3) WITHDRAWALS FOR NOTES WITH PERFORMING DERIVATIVE AGREEMENTS FOR INTEREST. On each date on which a payment is required under the applicable derivative agreement, or a date specified in the applicable supplement to this prospectus, with respect to any class or subclass of Notes which has a performing derivative agreement for interest, an amount equal to the amount of the payment to be made under the applicable derivative agreement will be withdrawn from that interest funding subaccount and paid to the applicable derivative counterparty.

     (4) WITHDRAWALS FOR NOTES WITH NON-PERFORMING DERIVATIVE AGREEMENTS FOR INTEREST IN U.S. DOLLARS. On each interest payment date, or a date specified in the applicable supplement to this prospectus, for a class or subclass of U.S. dollar Notes that has a non-performing derivative agreement for interest an amount equal to the amount of interest payable on that interest payment date will be withdrawn from that interest funding subaccount and paid to the applicable paying agent.

     (5) WITHDRAWALS FOR NOTES WITH NON-PERFORMING DERIVATIVE AGREEMENTS FOR FOREIGN CURRENCY INTEREST. On each interest payment date with respect to a class or subclass of foreign currency Notes that has a non-performing derivative agreement for interest, or a date specified in the applicable supplement to this prospectus, an amount equal to the amount of U.S. dollars necessary to be converted at the applicable exchange rate to pay the foreign currency interest due on that class or subclass of Notes on the interest payment date will be withdrawn from that interest funding subaccount and converted to the applicable foreign currency at the applicable exchange rate and paid to the applicable paying agent. Any excess U.S. dollar amount will be retained on deposit in the applicable interest funding subaccount to be applied to make interest payments on later interest payment dates, or paid to the Issuer when the stated principal amount of the applicable Notes are paid in full.

     If the aggregate amount available for withdrawal from an interest funding subaccount is less than all withdrawals required to be made from that subaccount in a month after giving effect to all deposits and allocations, then the amounts on deposit in the interest funding account will be withdrawn and applied to the interest funding subaccounts pro rata based on the amounts of the withdrawals required to be made.

     Upon payment in full of any class or subclass of Notes, any amount on deposit in the applicable interest funding subaccount will be paid to the Issuer.

TARGETED DEPOSITS OF PRINCIPAL COLLECTIONS TO THE PRINCIPAL FUNDING ACCOUNT

     The aggregate deposit targeted to be made to the principal funding account in any month will be the sum of principal funding account deposits required to be made for each class or subclass of Notes. These requirements are set forth below:

     (1) EXPECTED PRINCIPAL PAYMENT DATE. With respect to the expected principal payment date of a class or subclass of Notes, the deposits targeted for that class or subclass of Notes with respect to that month is equal to the aggregate nominal liquidation amount of that class or subclass of Notes.

     (2) BUDGETED DEPOSITS. Each month beginning with the twelfth month before the expected principal payment date of a class or subclass of Class A Notes, the deposit targeted to be made into the principal funding subaccount for that class or subclass will be the monthly accumulation amount for that class or subclass specified in the applicable supplement to this prospectus, equal to, in the case of a single issuance series, one-eleventh, and in the case of a multiple issuance series, one-twelfth, of the nominal liquidation amount of that class or subclass of Notes as of the expected principal payment date of that class or subclass of Notes.

          The Issuer may postpone the date of the targeted deposits under the previous sentence. If the Issuer and the Master Trust determine that less than eleven months or twelve months, as applicable, would be required to accumulate the principal collections necessary to pay a class of Notes on its expected principal payment date, using conservative historical information about payment rates of principal receivables under the Master Trust, and after taking into account all of the other expected payments of principal of investor certificates and Notes to be made in the next eleven months or twelve months, as applicable, then the start of the accumulation period may be postponed each month by one month, with proportionately larger accumulation amounts for each month of postponement.

     (3) PREFUNDING OF THE PRINCIPAL FUNDING ACCOUNT OF SENIOR CLASSES. If the Issuer determines that any expected principal payment date, early redemption event, event of default or other date on which principal is payable because of a mandatory or optional redemption with respect to any class or subclass of Class C Notes will occur at a time when the payment of all or part of that class or subclass of Class C Notes would be prohibited because it would cause a deficiency in the required subordinated amount of that class or subclass of Class C Notes, the targeted deposit amount for the Class A Notes and Class B Notes of that series will be an amount equal to the portion of the nominal liquidation amount of the Class A Notes and Class B Notes that would be affected by the deficiency in the subordinated amount so as to permit the payment of that tranche of Class C Notes. If the Issuer determines that any expected principal payment date, early redemption event, event of default or other date on which principal is payable because of a mandatory or optional redemption with respect to any Class B Notes will occur at a time when the payment of all or part of that class or subclass of Class B Notes would be prohibited because it would cause a deficiency in that Note's required subordinated amount, the targeted deposit amount for the Class A Notes of that series will be an amount equal to the portion of the nominal liquidation amount of the Class A Notes that would be affected by the deficiency in the subordinated amount so as to permit the payment of that tranche of Class B Notes. If a later issuance of a class or subclass of Class B Notes or Class C Notes restores the required subordinated amount of a senior class or subclass of Notes of any series, prefunding deposits made in the principal funding account of a senior class or subclass may be withdrawn from the principal funding account and reinvested in the Collateral Certificate.

     (4) EVENT OF DEFAULT OR EARLY REDEMPTION EVENT. If any class or subclass of Notes has been accelerated after the occurrence of an event of default or if any class or subclass of Notes is required to be redeemed following an early redemption event or other optional or mandatory redemption, the deposit targeted for that class or subclass of Notes with respect to that month is equal to the nominal liquidation amount of that class or subclass of Notes.

PAYMENTS RECEIVED FROM DERIVATIVE COUNTERPARTIES FOR PRINCIPAL

     It is unlikely that any class or subclass of Notes will have a derivative agreement for principal for U.S. dollar Notes. Payments received under derivative agreements for principal of foreign currency Notes will be made directly to the applicable paying agent for payment to the holders of the applicable class or subclass of Notes, or as otherwise specified in the applicable supplement to this prospectus.

ALLOCATION OF FUNDS ON DEPOSIT IN THE PRINCIPAL FUNDING SUBACCOUNTS

     Funds on deposit in the principal funding account each month will be divided, and a portion deposited in the principal funding subaccount established for each class or subclass of Notes, based on the following rules:

     (1) AVAILABLE AMOUNTS EQUAL TO TARGETED AMOUNTS. If the aggregate deposit to the principal funding account is equal to the sum of the deposits targeted by each class or subclass of Notes, then that required amount is deposited in the principal funding subaccount established for each class or subclass.

     (2) AVAILABLE AMOUNTS ARE LESS THAN TARGETED AMOUNTS. If the amount on deposit in any principal funding subaccount for a class of Class A Notes of a series is less than the sum of the deposits targeted with respect to that class, then amounts on deposit or to be deposited in the principal funding subaccounts established for Class B Notes and Class C Notes for that series will be reallocated to make the targeted deposit into the Class A principal funding subaccount, to be made first from the Class C principal funding subaccount in that series and second from Class B principal funding subaccount in that series. If more than one subclass of Class A Note of a series needs to use amounts on deposit in the principal funding subaccount of the Class B Notes and the Class C Notes of that series, then withdrawals will be allocated pro rata based on the outstanding dollar principal amounts of the classes or subclasses of Class A Notes that require funding.

          If the amount on deposit in any principal funding subaccount for a class of Class B Notes of a series is less than the sum of the deposits targeted with respect to that class, then amounts on deposit or to be deposited in the principal funding subaccount established for Class C Notes of that series will be reallocated to make the targeted deposit into the Class B principal funding subaccount. If more than one subclass of Class B Notes of a series needs to use amounts on deposit in the principal funding subaccount of the Class C Notes of that series, then withdrawals will be allocated pro rata based on the outstanding dollar principal amounts of the classes or subclasses of Class B Notes that require funding.

     (3) OTHER FUNDS NOT REALLOCATED. Funds on deposit in a principal funding subaccount from withdrawals from the Class C reserve account or payments received from derivative counterparties will not be reallocated to other principal funding subaccounts. These funds remain in the principal funding subaccount into which they were deposited until they are paid to the applicable Noteholders.

     The amount of funds in the principal funding account that may be reallocated from one class or subclass of a series to another class or subclass of that series is limited as described in "Deposit and Application of Funds--Limit on reallocations of funds taken to benefit senior classes of single issuance series" and "--Limit on reallocations of funds taken to benefit senior classes of multiple issuance series." A deposit into and a reallocation of funds from the principal funding subaccount of a subordinated class of Notes does not have a net effect on the nominal liquidation amount of the Notes of that class.

WITHDRAWALS FROM PRINCIPAL FUNDING ACCOUNT

     After giving effect to all deposits and reallocations of funds in the principal funding account in a month, the following withdrawals from the applicable principal funding subaccount will be made, but in no event more than the amount on deposit in the applicable principal funding subaccount:

     (1) WITHDRAWALS FOR CLASS OR SUBCLASS OF U.S. DOLLAR NOTES WITH NO DERIVATIVE AGREEMENT FOR PRINCIPAL. On each applicable principal payment date, or a date specified in the applicable supplement to this prospectus, with respect to each class or subclass of U.S. dollar Notes which has no derivative agreement for principal, an amount equal to the principal due on the applicable class or subclass of Notes on the applicable principal payment date will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

     (2) WITHDRAWALS FOR CLASSES OR SUBCLASSES OF NOTES WITH PERFORMING DERIVATIVE AGREEMENT FOR PRINCIPAL. On each date on which a payment is required under the applicable derivative agreement, or a date specified in the applicable supplement to this prospectus, with respect to any class or subclass of Notes which has a performing derivative agreement for principal, an amount equal to the amount of the payment to be made under the applicable derivative agreement will be withdrawn from the applicable principal funding subaccount and paid to the applicable derivative counterparty.

     (3) WITHDRAWALS FOR CLASSES OR SUBCLASSES OF FOREIGN CURRENCY NOTES WITH NON-PERFORMING DERIVATIVE AGREEMENTS FOR PRINCIPAL. On each principal payment date with respect to a class or subclass of foreign currency Notes that has a non-performing derivative agreement for principal, or a date specified in the applicable supplement to this prospectus, an amount equal to the amount of U.S. dollars necessary to be converted at the applicable exchange rate to pay the foreign currency principal due on that class or subclass of Notes on the applicable principal payment date will be withdrawn from the applicable principal funding subaccount and converted to the applicable foreign currency at the prevailing spot exchange rate and paid to the applicable paying agent. Any excess U.S. dollar amount will be retained on deposit in the applicable principal funding subaccount to be applied to make principal payments on later principal payment dates, or paid to the Issuer when the stated principal amount of the applicable Note is paid in full.

     (4) WITHDRAWAL OF PREFUNDED AMOUNT. If a later issuance of a class or subclass of Class B Notes or Class C Notes restores the required subordinated amount of a senior class or subclass of Notes of any multiple issuance series, prefunding deposits made in the principal funding account of a senior class or subclass may be withdrawn from the principal funding account and reinvested in the Collateral Certificate.

     Upon payment in full of any class or subclass of Notes, any amount on deposit in the applicable principal funding subaccount will be paid to the Issuer.

Limit on reallocations of principal collections taken to benefit senior classes of single issuance series


     With respect to any Class A Notes of a single issuance series, the aggregate amount of

     o the cumulative amount of all principal collections that would have been applied to pay principal of Class C Notes of that series, but were reallocated to pay interest or principal on Class A Notes or Class B Notes of that series; and

     o the cumulative amount of all reductions from allocations of charge-offs to the principal receivables held in the Master Trust to the nominal liquidation amount of the Class C Notes of that series may not exceed the Class A required subordinated amount of Class C Notes for that series, and the aggregate amount of

     o the cumulative amount of all principal collections that would have been applied to pay principal of Class B Notes of that series, but were reallocated to pay interest or principal on Class A Notes of that series; and

     o the cumulative amount of all reductions from allocations of charge-offs to the principal receivables held in the Master Trust to the nominal liquidation amount of the Class B Notes of that series may not exceed the Class A required subordinated amount of Class B Notes for that series.

     With respect to any Class B Notes of a single issuance series, the aggregate amount of

     o the cumulative amount of all principal collections that would have been applied to pay principal of Class C Notes of that series, but were reallocated to pay interest or principal on Class A Notes or Class B Notes of that series; and

     o the cumulative amount of all reductions from allocations of charge-offs to the principal receivables held in the Master Trust to the nominal liquidation amount of the Class C Notes of that series may not exceed the Class B required subordinated amount of Class C Notes for that series.

LIMIT ON REALLOCATIONS OF PRINCIPAL COLLECTIONS TAKEN TO BENEFIT SENIOR CLASSES OF MULTIPLE ISSUANCE SERIES

     LIMIT ON REALLOCATIONS TO A SUBCLASS OF CLASS A NOTES FROM CLASS C NOTES. The aggregate amount of principal collections that are reallocated with respect to any month to pay principal of or interest on a subclass of Class A Notes of a series that would otherwise have been allocated to the Class C Notes of that series, may be made only to the extent, after giving effect to the reallocation, the sum of:

     o the cumulative amount of all principal collections reallocated to pay interest on that subclass of Class A Notes with respect to prior months and the current month, other than reallocations that would otherwise have been allocated to Class B Notes of that series;

     o plus a proportionate amount of the principal collections reallocated to pay interest on outstanding Class B Notes of that series, allocated pro rata based on the amounts of principal collections reallocated to that subclass of Class A Notes and all other Class A Notes of that series, since that subclass of Class A Notes was issued and for the current month;

     o plus a proportionate amount of the reductions in the nominal liquidation amounts of the outstanding Class C Notes of that series, based on the required subordinated amounts of that subclass of Class A Notes and the other subclasses of the Class A Notes of that series, resulting from charge-offs to the principal receivables held in the Master Trust since that subclass of Class A Notes was issued;

is not greater than the Class A required subordinated amount of Class C Notes for that subclass of Class A Notes.

     LIMIT ON REALLOCATIONS TO A SUBCLASS OF CLASS A NOTES FROM CLASS B NOTES. The aggregate amount of principal collections that are reallocated with respect to any month to pay principal of or interest on a subclass of Class A Notes of a series that would otherwise have been allocated to the Class B Notes of that series, may be made only to the extent, after giving effect to those reallocations, the sum of:

     o the cumulative amount of all principal collections reallocated to pay interest on that subclass of Class A Notes with respect to prior months and the current month, other than reallocations that would otherwise have been allocated to Class C Notes of that series;

     o plus a proportionate amount of the reductions in the nominal liquidation amounts of the outstanding Class B Notes of that series, based on the required subordinated amounts of that subclass of Class A Notes and the other subclasses of the Class A Notes of that series, resulting from charge-offs to the principal receivables held in the Master Trust since that subclass of Class A Notes was issued;

is not greater than the Class A required subordinated amount of Class B Notes for that subclass of Class A Notes.

     LIMIT ON REALLOCATIONS TO A SUBCLASS OF CLASS B NOTES FROM CLASS C NOTES. The aggregate amount of principal collections that are reallocated with respect to any month to pay principal of or interest on a subclass of Class B Notes of a series that would otherwise have been allocated to the Class C Notes of that series, may be made only to the extent,



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




after giving effect to those reallocations, the sum of:

     o the cumulative amount of all principal collections reallocated to pay interest on that subclass of Class B Notes with respect to prior months and the current month;

     o plus a proportionate amount of the principal collections reallocated to pay interest on outstanding Class A Notes of that series, allocated pro rata based on the amounts of principal collections reallocated to that subclass of Class B Notes and all other Class B Notes of that series, since that subclass of Class B Notes was issued and for the current month, other than reallocations which would otherwise have been allocated to a class or subclass of Class B Notes;

     o plus a proportionate amount of the reductions in the nominal liquidation amounts of the outstanding Class C Notes of that series, based on the required subordinated amounts of that subclass of Class B Notes and the other subclasses of the Class B Notes of that series, resulting from charge-offs to the principal receivables held in the Master Trust since that class or subclass of Class B Notes was issued;

is not greater than the Class B required subordinated amount of Class C Notes for that subclass of Class B Notes.

LIMIT ON REPAYMENTS OF SUBORDINATED CLASSES OF SINGLE ISSUANCE SERIES

     In the case of a single issuance series, no principal collections on deposit in a principal funding subaccount will be applied to pay principal of any Class B Note of that series or to make a payment under a derivative agreement with respect to principal for any Class B Note of that series, and no Class B Note of that series held by the Issuer, the Banks or their affiliates will be canceled, unless, immediately before giving effect to that payment or cancelation, no Class A Notes of that series are outstanding, except to the extent that reductions in the nominal liquidation amount of the Class B Notes has been reimbursed from excess finance charge collections, or the Class A principal funding account has been prefunded as described in "Deposit and Application of Funds--Targeted deposits of principal collections to the principal funding account--Prefunding of the Principal Funding Account of Senior Classes."

     In the case of a single issuance series, no principal collections on deposit in a principal funding subaccount will be applied to pay principal of any Class C Note of that series or to make a payment under a derivative agreement with respect to principal for any Class C Note of that series, and no Class C Note of that series held by the Issuer, the Banks or their affiliates will be canceled, unless, immediately before giving effect to that payment or cancelation, no Class A Notes or Class B Notes of that series are outstanding, except to the extent that reductions in the nominal liquidation amount of the Class C Notes has been reimbursed from excess finance charge collections, or the Class A and Class B principal funding accounts have been prefunded as described in "Deposit and Application of Funds--Targeted deposits of principal collections to the principal funding account--Prefunding of the Principal Funding Account of Senior Classes," or funds are available in the applicable Class C reserve subaccount.



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




LIMIT ON REPAYMENTS OF SUBORDINATED CLASSES OF MULTIPLE ISSUANCE SERIES

     In the case of a multiple issuance series, no principal collections on deposit in a principal funding subaccount will be applied to pay principal of any Note of a subordinated class of that series or to make a payment under a derivative agreement with respect to principal for any Note of a subordinated class of that series, and no Note of a subordinated class of that series held by the Issuer, the Banks or their affiliates will be canceled, unless, following that payment or cancelation, the remaining available subordinated amount of Notes of that subordinated class of that series is at least equal to the required subordinated amount for the outstanding Notes of the senior classes of that series. See "The Notes--Required Subordinated Amount" and "Deposit and Application of Funds--Targeted deposits of principal collections to the principal funding account--Prefunding of the Principal Funding Account of Senior Classes."

     For determining whether Class B Notes may be repaid or canceled while Class A Notes of the same series are outstanding, the remaining available subordinated amount of Class B Notes is equal to the sum of:

     o the aggregate nominal liquidation amount of all Class B Notes of that series that will remain outstanding after giving effect to the repayment or cancelation of the Class B Notes to be repaid or canceled in that month;

     o plus, the cumulative amount of all principal collections reallocated to pay interest on outstanding subclasses of Class A Notes of that series with respect to prior months and the current month, other than reallocations that resulted in reductions of the nominal liquidation amount of subclasses of Class B Notes that have been repaid or canceled or are to be repaid or canceled in that month or of Class C Notes.

     For determining whether Class C Notes may be repaid or canceled while Class A Notes of the same series are outstanding, the remaining available subordinated amount of Class C Notes is equal to the sum of:

     o the aggregate nominal liquidation amount of all Class C Notes of that series that will remain outstanding after giving effect to the repayment or cancelation of the Class C Notes of that series to be repaid or canceled in that month;

     o plus, the cumulative amount of all principal collections reallocated to pay interest on outstanding subclasses of Class A Notes and Class B Notes with respect to prior months and the current month, other than reallocations that resulted in reductions in the nominal liquidation amount of Class C Notes that have been repaid or canceled or are to be repaid or canceled in that month or of Class B Notes.

     For determining whether Class C Notes may be repaid or canceled while Class B Notes of the same series are outstanding, the remaining available subordinated amount of Class C Notes is equal to the sum of:

     o the aggregate nominal liquidation amount of all Class C Notes of that series that will remain outstanding after giving effect to the repayment or cancelation of the Class C Notes of that series to be repaid or canceled in that month;

     o plus, the cumulative amount of all principal collections reallocated to pay interest on outstanding subclasses of Class A Notes and Class B Notes, other then reallocations that resulted in reductions in the nominal liquidation amount of Class C Notes that have been repaid or canceled or are to be repaid or canceled in that month or of Class B Notes.

The only exceptions to the limit on repayment of subordinated classes of a multiple issuance series described in this subheading are when the senior classes of Notes have been prefunded as described in "Deposit and Application of Funds--Targeted deposits of principal collections to the principal funding account--Prefunding of the Principal Funding Account of Senior Classes," and when Class C Notes are paid with funds available from the applicable Class C reserve subaccount as described in "Deposit and Application of Funds--Withdrawals from the Class C reserve account."

LIMIT ON ALLOCATIONS OF PRINCIPAL COLLECTIONS OF ALL CLASSES OR SUBCLASSES OF NOTES

     No principal collections will be allocated to a class or subclass of Notes if the nominal liquidation amount of that class or subclass is zero, even if the stated principal amount of that class or subclass of Notes has not been paid in full, but any funds in the applicable principal funding subaccount that are not reallocated to other classes of that series, any funds in the applicable interest funding subaccount, and in the case of Class C Notes, any funds in the applicable Class C reserve account, will still be available to pay principal of and interest on classes of Notes with a nominal liquidation amount of zero. In addition, if excess finance charge collections are available, they can be applied to reimburse reductions in the nominal liquidation amount of a class of Notes resulting from reallocations of principal collections to pay interest on senior classes of Notes, and from charge-offs to the principal receivables held in the Master Trust.

TARGETED DEPOSITS TO THE CLASS C RESERVE ACCOUNT

     The aggregate deposit targeted to be made to the Class C reserve account in each month will be the sum of Class C reserve account deposits required to be made for each class or subclass of Class C Notes. The amount of that deposit and the circumstances that require that deposit to be made will be set forth in the applicable supplement to this prospectus.

     If the aggregate deposit actually made to the Class C reserve account is less than the sum of the deposits required by each class of Class C Notes, then the aggregate deposit will be allocated to each series that requires a deposit pro rata based on the outstanding dollar principal amount of Class C Notes in each of those series. Amounts allocated to the Class C reserve account of each series will be deposited into the applicable Class C reserve subaccount of that series pro rata based on the outstanding dollar principal amount of each class of Class C Notes, and reallocated on the same basis, if necessary, until all required deposits have been made to the Class C reserve subaccounts in that series. Any excess allocations made to a series will be reallocated to Class C Notes of other series pro rata based on outstanding dollar principal amounts of the Class C Notes in those series, and allocated in the manner described in the preceding sentence.




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




WITHDRAWALS FROM THE CLASS C RESERVE ACCOUNT

     Withdrawals will be made from the Class C reserve subaccounts, but in no event more than the amount on deposit in the applicable Class C reserve subaccount, in the following order:

     o INTEREST, PAYMENTS WITH RESPECT TO DERIVATIVE AGREEMENTS FOR INTEREST AND ACCRETION ON DISCOUNT NOTES. If the amount on deposit in the interest funding subaccount for any class or subclass of Class C Notes is insufficient to pay in full the amounts for which withdrawals are required, an amount equal to the amount of the deficiency will be withdrawn from the applicable Class C reserve subaccount and applied to the deficiency.

     o PRINCIPAL AND PAYMENTS WITH RESPECT TO DERIVATIVE AGREEMENTS FOR PRINCIPAL. If the amount on deposit in the principal funding subaccount for any class or subclass of Class C Notes is insufficient to pay in full the amounts for which withdrawals are required, an amount equal to the lesser of (i) the amount of the deficiency and (ii) the amount by which the nominal liquidation amount of the class or subclass of Class C Notes plus funds on deposit in the applicable Class C principal funding subaccount is less than the outstanding dollar principal amount of the subclass of Class C Notes will be withdrawn from the applicable Class C reserve subaccount and applied to the deficiency.

     o PAYMENT TO ISSUER. Upon payment in full of any class or subclass of Class C Notes, any amount on deposit in the applicable Class C reserve subaccount will be paid to the Issuer.

PRO RATA PAYMENTS WITHIN A CLASS OR SUBCLASS

     With respect to single issuance series, all Notes of a class will receive payments of principal and interest pro rata based on the outstanding dollar principal amount of each Note in that class. With respect to multiple issuance series, all Notes of a subclass will receive payments of principal and interest pro rata based on the outstanding dollar principal amount of each note in that subclass.

TARGETED REINVESTMENT IN THE COLLATERAL CERTIFICATE

     If the aggregate outstanding dollar principal amount of Notes in any month exceeds the invested amount of the Collateral Certificate plus the aggregate amount on deposit in the principal funding account on that date, the amount of finance charge collections required to be reinvested in the Collateral Certificate under the fourth item under "--Allocation of finance charge collections to accounts" is equal to the amount of that excess.

     In addition, an amount equal to accretions on all discount Notes is targeted to be reinvested in the Collateral Certificate. These reinvestments are made from withdrawals from interest funding subaccounts established for discount Notes and, if applicable, from withdrawals from Class C reserve subaccounts established for Class C discount Notes.

FINAL PAYMENT OF THE NOTES

     If the nominal liquidation amount of a class of Notes is greater than zero on its legal maturity date, the Indenture Trustee will cause the Master Trust Trustee to sell credit card receivables in an amount of up to 110% of that class's nominal liquidation amount. The net proceeds of the sale will be deposited into the principal funding subaccount for the applicable class of Notes, and may be reallocated to the principal funding accounts of senior classes of Notes of the same series. Upon a sale of credit card receivables, the nominal liquidation amount of the applicable class of Notes will be reduced to zero.

     If the nominal liquidation amount of a class of Notes is zero on its legal maturity date, after giving effect to any sale of credit card receivables by the Master Trust and the distribution of all funds allocable to that class and on deposit in its principal funding subaccount, then the holders of those Notes will have no further right or claim, and the Issuer will have no further obligation or liability, with respect to those Notes.

                       COVENANTS, EVENTS OF DEFAULT AND
                            EARLY REDEMPTION EVENTS

ISSUER COVENANTS


     The Issuer will not, among other things


     o except as expressly permitted by the indenture or related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer that constitutes collateral for the Notes, unless directed to do so by the Indenture Trustee,

     o claim any credit on or make any deduction from the principal and interest payable on the Notes, other than amounts withheld under the Internal Revenue Code or other applicable tax law,


     o    voluntarily dissolve or liquidate, or


     o permit (A) the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the indenture except as may be expressly permitted by the indenture, (B) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the collateral for the Notes or proceeds thereof except as may be created by the terms of the indenture or (C) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the Issuer that secure the Notes.

     The Issuer may not engage in any activity other than the activities specified under "The Issuer." The Issuer will not incur, assume or guarantee any indebtedness other than indebtedness incurred on the Notes and under the indenture.


EVENTS OF DEFAULT


     Each of the following events is an "event of default" for any class of
Notes:


     o the Issuer's failure, uncured after five business days, to pay interest on any Note


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          of that class when due;

     o the Issuer's failure to pay the stated principal amount of any Note of that class on its legal maturity date;

     o the Issuer's default in the performance, or breach, uncured 60 days after written notice by the Indenture Trustee or by the holders of 10% of the aggregate outstanding dollar principal amount of the outstanding Notes of the affected class, of any other of its covenants or warranties in the indenture -- other than a covenant or warranty included in the indenture solely for the benefit of series or classes of Notes other than that particular series or class -- and that default or breach is materially adverse to those Noteholders;


     o the occurrence of certain events of bankruptcy, insolvency or reorganization of the Issuer; or


     o any additional events of default specified in the applicable supplement to this prospectus for that class.

     Failure to pay the full stated principal amount of a Note on its expected principal payment date will not constitute an event of default. An event of default with respect to one series or class of Notes will not necessarily be an event of default with respect to any other series or class of Notes.

     The occurrence of some events of default involving the bankruptcy or insolvency of the Issuer results in an automatic acceleration of all of the Notes. If other events of default occur and are continuing, either the Indenture Trustee or the holders of at least 25% in aggregate outstanding dollar principal amount of the Notes of that series or class may declare the principal of all those outstanding Notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of a majority in aggregate outstanding dollar principal amount of outstanding Notes of that series or class.

     Following an acceleration of any class of Notes, unless the special provisions applicable to Class C Notes described below apply:

o Noteholders will not have the ability to cause the sale of receivables by the Master Trust until the applicable legal maturity date;

o except as provided below, the Issuer will continue to hold the Collateral Certificate, and distributions on the Collateral Certificate will continue to be applied in accordance with the regular distribution provisions of the indenture;

o principal will be paid on the accelerated class of Notes to the extent funds are received from the Master Trust and allocated to the accelerated class, and payment is permitted by the subordination provisions of the accelerated class;

o if payment to the accelerated class is not permitted by the subordination provisions, funds payable to the accelerated class will be accumulated in the principal funding account for the accelerated class, and accumulation of principal collections for the senior class or classes will begin and will continue as long as necessary to permit



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



     funds in the principal funding account for the accelerated class to be released to the Noteholders;

o while funds are accumulating in the principal funding account for the accelerated class, those funds will be available for reallocation to pay interest on senior classes of Notes, although excess finance charge collections can be used to reimburse any such reallocations; and

o upon the legal maturity date of the accelerated Notes, if the Notes have not been paid in full and if the Notes have a nominal liquidation amount in excess of zero, the usual remedies will apply.


     In the case of an accelerated class of Class C Notes, the Indenture Trustee may, and at the direction of the majority of the Class C Noteholders of that class will, cause the sale of credit card receivables by the Master Trust in an amount of up to 110% of the nominal liquidation amount of the accelerated class of Class C Notes, but with the following limitations:

     o A sale would be permitted only if at least one of the following conditions is met:

          - 90% of the holders of the accelerated class of Class C Notes consent; or

          - the proceeds of the sale would be sufficient to pay all outstanding amounts due on the accelerated class of Class C Notes; or

          - the Indenture Trustee determines that the funds to be allocated to the accelerated class of Class C Notes, taking into account finance charge collections and principal collections allocable to the Collateral Certificate, payments to be received under derivative agreements and amounts on deposit in the applicable principal funding subaccount, interest funding subaccount and Class C reserve subaccount is not likely to be sufficient to make payments on the accelerated Class C Notes when due, and two-thirds of the holders of the accelerated class of Class C Notes consent to the sale.

     o If the net proceeds of the sale of receivables would be less than the portion of the required subordinated amount which those Class C Notes provide to outstanding Class A Notes and Class B Notes of that series, the sale will be delayed and a partial accumulation of principal collections in the principal funding account for the Class A Notes and Class B Notes will occur. The sale of receivables will not occur until the proceeds from the sale will be sufficient to provide the required subordinated amount of Class C Notes for the outstanding dollar principal amount of Class A Notes and Class B Notes which are not covered by cash on deposit in the principal funding account.

     o When the sale of receivables occurs, the proceeds will be retained in the Class C principal funding account to the extent and for so long as they are required to provide the required subordinated amount for the outstanding Class A Notes and Class B Notes, but the proceeds may be reallocated to the principal funding subaccounts of senior classes of Notes. Accumulation of principal collections in the principal funding account for the Class A Notes and Class B Notes will begin and will continue as long as necessary to permit funds in the Class C principal funding account to be released to the applicable Class C Noteholders. Upon the deposit of the proceeds of the sale of the credit card receivables to the applicable principal funding subaccount of the accelerated Class C Notes, the nominal liquidation amount of the accelerated class will be reduced to zero. While funds are accumulating in the principal funding account, those funds will be available for reallocation to pay interest on Class A and Class B Notes, although excess finance charge collections can be used to reimburse any such reallocations. If the Class C Notes have not been fully paid by their legal maturity date, their only further right to payment will be any balance then in their principal funding account.

     The holders of a majority in aggregate outstanding dollar principal amount of any accelerated class of Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee. This right may be exercised only if the direction provided by the Noteholders does not conflict with applicable law or the indenture or have a substantial likelihood of involving the Indenture Trustee in personal liability.

     Generally, if an event of default occurs and any Notes are accelerated, the Indenture Trustee is not obligated to exercise any of its rights or powers under the indenture unless the holders of affected Notes offer the Indenture Trustee reasonable indemnity. Upon acceleration of the maturity of a series or class of Notes following an event of default, the Indenture Trustee will have a lien on the collateral for those Notes ranking senior to the lien of those Notes for its unpaid fees and expenses.

     The Indenture Trustee has agreed, and the Noteholders will agree, that they will not at any time institute against the Issuer, the Banks or the Master Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.


EARLY REDEMPTION EVENTS


     The Issuer is required to redeem in whole to the extent that funds are available for that purpose, otherwise in part, any class of Notes of a series upon the occurrence of an early redemption event with respect to that class. Early redemption events include the following:

     o    the occurrence of a Note's expected principal payment date;

     o each of the early amortization events applicable to the Collateral Certificate, as described under "The Master Trust--Early Amortization Events";

     o mandatory prepayment of the entire Collateral Certificate resulting from a breach of a representation or warranty by the Banks under the pooling and servicing agreement;


     o the amount of surplus finance charge collections averaged over any three consecutive months is less than the required surplus finance charge amount for


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




          the most recent month;

     o the Banks fail to maintain the weighted average interest rate applicable to the credit card accounts in the Master Trust at a level at least 6% higher than the weighted average interest rate applicable to all of the investor certificates issued by the Master Trust -- other than the Collateral Certificate -- and the Notes;

     o the Issuer becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

     o the aggregate nominal liquidation amount of Class B Notes of a series is reduced to ___ % or less of the initial nominal liquidation amount of outstanding Class B Notes of that series;

     o if the Notes of that class have the benefit of a derivative agreement, any derivative counterparty defaults on any of its payment obligations under that agreement and the default continues for the period established in that agreement; or


     o any additional early redemption event specified in a supplement to this prospectus.


     The redemption price of a Note so redeemed will be the outstanding dollar principal amount of that Note, plus accrued or accreted but unpaid interest on that Note to but excluding the date of redemption, which will be the next monthly principal date. If the amount of principal collections and finance charge collections of credit card receivables allocable to the class of Notes to be redeemed together with funds on deposit in the applicable principal funding subaccount and interest funding subaccount are insufficient to pay the redemption price in full on the next monthly principal date after giving effect to subordination and allocations to any other Notes ranking equally with that Note, monthly payments on the Notes to be redeemed will thereafter be made on each monthly principal date until the stated principal amount of the Notes plus all accrued and unpaid interest is paid in full, or the legal maturity date of the Notes occurs, whichever is earlier. However, no principal collections will be allocated to a class of Notes if its nominal liquidation amount is zero, even if the stated principal amount of that class has not been paid in full, but any funds in the applicable principal funding subaccount that are not reallocated to other classes of that series, any funds in the applicable interest funding subaccount, and in the case of Class C Notes, any funds in the applicable Class C reserve account, will still be available to pay principal of and interest on classes of Notes with a nominal liquidation amount of zero. In addition, if excess finance charge collections are available, they can be applied to reimburse reductions in the nominal liquidation amount of a class of Notes resulting from reallocations of principal collections to pay interest on senior classes of Notes, and from charge-offs to the principal receivables held in the Master Trust.

     Payments on redeemed Notes will be made in the same priority as described in "The Notes--Subordination of Principal." The Issuer will give notice to holders of the affected Notes before an early redemption date.


                        MEETINGS, VOTING AND AMENDMENTS



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MEETINGS


     The Indenture Trustee may call a meeting of the holders of Notes of a series or class at any time. The Indenture Trustee will call a meeting upon request of the Issuer or the holders of at least 10% in aggregate outstanding dollar principal amount of the outstanding Notes of the series or class. In any case, a meeting will be called after notice is given to holders of Notes in accordance with "Notices and Reports--Notices" above.

     The quorum for a meeting is a majority of the holders of the outstanding dollar principal amount of the Notes, the series of Notes or the class of Notes that is to have the meeting, as the case may be, unless a higher percentage is specified for approving action taken at the meeting, in which case the quorum is the higher percentage.

VOTING

     Any action or vote to be taken by the holders of a majority or larger specified percentage of the Notes, any series of Notes or any class of Notes may be adopted by the affirmative vote of the holders of a majority or the applicable larger specified percentage in aggregate outstanding dollar principal amount of the outstanding Notes, of that series or of that class, as the case may be.

     Any action or vote taken at any meeting of holders of Notes duly held in accordance with the indenture will be binding on all holders of the affected Notes or the affected series or class of Notes, as the case may be.

     Notes held by the Issuer, either Bank, or their affiliates will not be deemed outstanding for purposes of voting or calculating quorum at any meeting of Noteholders.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

     The Banks and the Master Trust Trustee may amend the pooling and servicing agreement and any supplement to that agreement without the consent of the investor certificateholders so long as the Master Trust Trustee receives an opinion of counsel that the amendment will not materially adversely affect the interests of the investor certificateholders and the rating agencies confirm that the amendment will not cause the rating assigned to any outstanding series or class to be withdrawn or reduced. Accordingly, neither the Issuer nor any holder of any Note will be entitled to vote on any such amendment.

     The pooling and servicing agreement and any supplement to that agreement may also be amended with the consent of investor certificateholders holding not less than 662/3% of the aggregate outstanding dollar principal amount of the investor certificates of all adversely affected series for the purpose of adding, changing or eliminating any provisions of the agreement or any supplement or of modifying the rights of those investor certificateholders. However, no amendment may


     o reduce the amount of, or delay the timing of, any distribution to be made to investor certificateholders or the amount available under any series enhancement without the consent of each affected investor certificateholder,

     o change the definition or the manner of calculating the interest of any investor certificate without the consent of each affected investor certificateholder,


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



     o reduce the percentage of investor certificateholders required to consent to any amendment without the consent of each investor certificateholder, or


     o adversely affect the rating of any series or class of investor certificates without the consent of investor certificateholders holding not less than 662/3% of the aggregate outstanding dollar principal amount of that series or class.

FOR PURPOSES OF ANY VOTE OR CONSENT UNDER THE POOLING AND SERVICING AGREEMENT

     o that requires the consent or vote of each holder of an investor certificate, each holder of a Note will be treated as a holder of an investor certificate under the pooling and servicing agreement;

     o that requires the consent or vote of any series of investor certificates, each series of Notes will be treated as a series of investor certificates under the pooling and servicing agreement; and

     o that requires the consent or vote of any class of investor certificates, each class of Notes of a single issuance series and each subclass of Notes of a multiple issuance series will be treated as a class of investor certificates under the pooling and servicing agreement.


AMENDMENTS TO THE  INDENTURE

     The Issuer and the Indenture Trustee may modify and amend the indenture or any supplemental indenture with the consent of the holders of not less than a majority in aggregate dollar principal amount of the outstanding Notes of each series affected by that modification or amendment. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holders of each outstanding Note affected by the modification or amendment:

     o a change in the maturity of the principal of, or any installment of principal of or interest on, any Note or any change in a mandatory redemption or expected principal payment date;

     o a reduction of the stated principal amount, outstanding dollar principal amount or nominal liquidation amount of, or interest rate on, any Note;

     o an impairment of the right to institute suit for the enforcement of any payment on any Note;


     o a reduction of the percentage in outstanding dollar principal amount of Notes of any series or class, the consent of whose holders is required for modification or amendment of the indenture or any supplemental indenture or for waiver of compliance with provisions of the indenture or supplemental indenture or for waiver of defaults;

     o permission is given to create any lien ranking prior to the lien of the indenture or terminate the lien of the indenture;



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




     o a change in any obligation of the Issuer to maintain an office or agency in the places and for the purposes required by the indenture; or


     o a change in the method of computing the amount of principal of, or interest on, any Note on any date.


     The Issuer and the Indenture Trustee may also modify and amend the indenture or enter into supplemental indentures without the consent of any holders of outstanding Notes to cure ambiguities or to make minor corrections, to provide for the issuance of Notes and to do any other things that would not adversely affect, in any material effect, the interests of the holders of outstanding Notes. In addition, without the consent of any holders of outstanding Notes, the Issuer may change the amount of subordination available for any class of Notes of a multiple issuance series so long as the Issuer has received confirmation from the rating agencies that the change in subordination will not result in the rating assigned to any outstanding Notes to be withdrawn or reduced.

     The holders of a majority in aggregate outstanding dollar principal amount of the outstanding Notes of a series may waive, on behalf of the holders of all the Notes of that series, compliance by the Issuer with specified restrictive provisions of the indenture.

     The holders of a majority in aggregate outstanding dollar principal amount of the outstanding Notes of an affected series or class may, on behalf of all holders of Notes of that series or class, waive any past default under the indenture with respect to Notes of that series or class. However, the consent of the holders of all outstanding Notes of a class is required to waive any past default in the payment of principal of, or interest on, any Note of that class or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of each outstanding Note of that class.

 AMENDMENTS TO THE TRUST AGREEMENT

     The Banks and the Issuer Trustee may amend the trust agreement without the consent of the Noteholders so long as the Indenture Trustee receives an opinion of counsel that the amendment will not materially adversely affect the interests of the Noteholders and the rating agencies confirm that the amendment will not cause the rating assigned to any outstanding series or class of Notes to be withdrawn or reduced. Accordingly, neither the Indenture Trustee nor any holder of any Note will be entitled to vote on any such amendment.

     The trust agreement may also be amended with the consent of Noteholders holding not less than 662/3% of the aggregate outstanding dollar principal amount of the Notes of all adversely affected series for the purpose of adding, changing or eliminating any provisions of the agreement or of modifying the rights of those investor certificateholders.

TAX OPINIONS FOR AMENDMENTS

     No amendment to the indenture, the pooling and servicing agreement or the trust agreement will be effective unless the Issuer has delivered to the Indenture Trustee and the rating agencies an opinion of counsel that:

     o for Federal and South Dakota income and franchise tax purposes (1) the




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




          amendment will not adversely affect the characterization as debt of any outstanding series or class of investor certificates issued by the Master Trust, other than the Collateral Certificate, (2) the amendment will not cause a taxable event to holders of investor certificates and (3) following the amendment, the Master Trust will not be an association, or publicly traded partnership, taxable as a corporation; and

     o for Federal and Delaware income and franchise tax purposes (1) following the amendment, the Issuer will not be an association, or publicly traded partnership, taxable as a corporation, and (2) the amendment will not adversely affect the characterization of the Notes of any series or class as debt and will not cause a taxable event to holders of any Notes.



                              NOTICES AND REPORTS


ADDRESSES FOR NOTICES

     Notices to holders of Notes will be given by mail sent to the addresses of the holders as they appear in the security register.


ISSUER'S ANNUAL COMPLIANCE STATEMENT


     The Issuer is required to furnish annually to the Indenture Trustee a statement concerning its performance or fulfillment of covenants, agreements or conditions in the indenture as well as the presence or absence of defaults under the indenture.


INDENTURE TRUSTEE'S ANNUAL REPORT

     The Indenture Trustee is required to mail each year to all registered Noteholders a report concerning


     o its eligibility and qualifications to continue as trustee under the indenture,
     o    any amounts advanced by it under the indenture,
     o the amount, interest rate and maturity date or indebtedness owing by the Issuer to it in the Indenture Trustee's individual capacity,
     o    the property and funds physically held by it as Indenture Trustee,
     o any release or release and substitution of collateral subject to the lien of the indenture which has not previously been reported, and

     o any action taken by it that materially affects the Notes and that has not previously been reported.

LIST OF NOTEHOLDERS


     Three or more holders of Notes of any series, each of whom has owned a Note for at least six months, may, upon written request to the Indenture Trustee, obtain access to the current list of Noteholders of the Issuer for purposes of communicating with other Noteholders concerning their rights under the indenture or the Notes. The Indenture Trustee may elect not to give the requesting Noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable Noteholders.




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



REPORTS

     Each month, the Issuer will file with the Securities and Exchange Commission a report containing information on the Notes and the collateral securing the Notes. This report will not be sent to Noteholders. See "Where You Can Find Additional Information" for information as to how these reports may be accessed.

     On or before January 31 of each calendar year, the paying agent, on behalf of the Indenture Trustee, will furnish to each person who at any time during the prior calendar year was a Noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code. See "Tax Matters."






                               THE MASTER TRUST

     Citibank Credit Card Master Trust I is a New York common law trust formed by Citibank (South Dakota) and Citibank (Nevada) in May 1991 to securitize a portion of their portfolios of credit card receivables.


     The Master Trust is operated pursuant to a pooling and servicing agreement among Citibank (South Dakota), as seller and servicer, Citibank (Nevada), as seller, and Bankers Trust Company, as trustee.


     The Master Trust does not engage in any activity other than acquiring and holding trust assets and the proceeds of those assets, issuing series of investor certificates, making distributions and related activities.

     The Master Trust has no employees and does not conduct unrelated business activities.

MASTER TRUST ASSETS


     The Master Trust assets consist primarily of credit card receivables arising in a portfolio of revolving credit card accounts that meet the eligibility requirements specified in the pooling and servicing agreement, and collections on the accounts. The Banks sell and assign the credit card receivables to the Master Trust. The receivables arise in accounts that are generated under MasterCard International or VISA programs. The accounts are originated by Citibank (South Dakota) or purchased by it from other credit card issuers.

     The credit card accounts are owned by Citibank (South Dakota) but a participation in the credit card receivables in some of the accounts have been sold to Citibank (Nevada) before their conveyance to the Master Trust. The accounts have been selected from substantially all of the eligible accounts in Citibank (South Dakota)'s credit card portfolio. Citibank (South Dakota) believes that the accounts are representative of the eligible accounts in its portfolio and that the inclusion of the accounts, as a whole, does not represent an adverse selection by it from among the eligible accounts. See "The Master Trust Receivables and Accounts" attached as Annex I to the supplement to this prospectus for financial information on the receivables and the accounts.

     The Banks are compensated for the transfer of the credit card receivables to the Master Trust from two sources: (1) the net cash proceeds received by the Banks, as owners of the Sellers'



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Interest, from the sale to third party investors of certificates representing beneficial ownership interests in receivables held through the Master Trust and (2) the increase in the amount of the Sellers' Interest, which represents the beneficial interest in the pool of receivables retained by the Banks and not sold to third party investors.

     The Banks may, at their option, designate additional credit card accounts to the Master Trust, the receivables in which will be sold and assigned to the Master Trust. This type of designation is referred to as a "lump addition." Since the creation of the Master Trust, the Banks have made lump additions that, in the aggregate, included approximately $34.99 billion of principal receivables and may make lump additions in the future.

     In addition, the Banks are required to make a lump addition if as of the end of any calendar week the total amount of principal receivables in the Master Trust is less than the amount required by the rating agencies that rate the certificates purchased by the investors. After a required lump addition, the total amount of principal receivables in the Master Trust will be at least equal to the required amount. A lump addition consists of


     o credit card receivables arising in eligible accounts in Citibank (South Dakota)'s credit card portfolio,

     o credit card receivables arising in portfolios of revolving credit card accounts acquired by the Banks from other credit card issuers,

     o credit card receivables arising from nonpremium and premium MasterCard and VISA credit card accounts previously transferred by the Banks to other trusts formed by the Banks which have reached their maturity dates,

     o credit card receivables arising in any other revolving credit card accounts of a type that has previously not been included in the accounts, and

     o participations representing undivided interests in a pool of assets primarily consisting of revolving credit card accounts and collections on those accounts.


     The Banks may also designate newly originated credit card accounts -- or "new accounts" -- to be included as accounts, if they meet the conditions in the pooling and servicing agreement. The number of new accounts designated for any quarterly period may not exceed 15% of the number of accounts as of the first day of that period, and the number of new accounts designated during any calendar year may not exceed 20% of the number of accounts as of the first day of that calendar year, unless the rating agencies otherwise consent. Since the creation of the Master Trust, the Banks have designated new accounts and the Banks may continue to do so in the future.

     Credit card accounts designated to the Master Trust in the future may have different eligibility criteria from those used in selecting the initial accounts and may not be accounts of the same type previously included in the Master Trust. Therefore, we can not provide any assurance that additional accounts will be of the same credit quality as the accounts currently designated to the Master Trust. These additional accounts may contain receivables that consist of fees, charges and amounts which are different from the fees, charges and amounts applicable to the accounts previously designated to the Master Trust. These additional accounts may also have different credit limits, balances and ages. In addition, the inclusion in the Master Trust of additional accounts with lower periodic finance charges may reduce the portfolio yield of the Master Trust receivables. The Banks intend to file with the Securities and Exchange

Commission, on behalf of the Master Trust, a Current Report on Form 8-K with respect to any addition of accounts that would have a material effect on the composition of the accounts.


     The Banks may remove the receivables in some of the credit card accounts, if they meet the conditions in the pooling and servicing agreement. These conditions include:


     o the rating agencies confirm that the removal will not cause the rating assigned to any outstanding series or class of investor certificates to be withdrawn or reduced, and


     o the Banks deliver an officers' certificate that the Banks reasonably believe that the removal will not (1) cause an early amortization event or a reduction of the amount of finance charge collections for any series of investor certificates below the level required by the rating agencies that have rated the certificates issued by the Master Trust or (2) adversely affect the amount or timing of payments to investor certificateholders of any series.

     Citibank (South Dakota), as owner of the credit card accounts, has the right to change or terminate any terms, conditions, services or features of the accounts, including increasing or decreasing periodic finance charges or minimum payments.

     Citibank (South Dakota) has agreed that, except as otherwise required by law or it deems necessary to maintain its credit card business on a competitive basis, it will not take actions that reduce the portfolio yield on the receivables in the Master Trust to be less than the sum of


     o the weighted average certificate rate of each class of investor certificates of each series, and

     o the weighted average of the net servicing fee rate allocable to each class of investor certificates of each series.


     In addition, Citibank (South Dakota) has agreed that, unless required by law, it will not reduce the portfolio yield to less than the highest certificate rate for any outstanding series or class of investor certificates. Citibank (South Dakota) has also agreed that it will change the terms relating to the credit card accounts designated to the Master Trust only if that change is made applicable to a comparable segment of the portfolio of accounts with similar characteristics owned or serviced by Citibank (South Dakota), and not only to the accounts designated to the Master Trust.


     On the issuance date for a series of investor certificates the Banks make representations and warranties to the Master Trust relating to the credit card receivables and accounts, including the following:

     o each account was an eligible account generally as of the date the receivables arising in that account were initially conveyed to the Master Trust,

     o each of the receivables then existing in the accounts is an eligible receivable, and


     o as of the date of creation of any new receivable, that receivable is an eligible receivable.



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If the Banks breach any of these representations or warranties and the breach has a material adverse effect on the investor certificateholders' interest, the receivables in the affected account will be reassigned to the Banks if the breach remains uncured after a specified cure period. In general, the Sellers' Interest will be reduced by the amount of the reassigned receivables.

     Each Bank also represents and warrants to the Master Trust that as of the issuance date for a series of investor certificates the pooling and servicing agreement and related series supplement create a valid sale, transfer and assignment to the Master Trust of all right, title and interest of that Bank in the receivables or the grant of a first priority perfected security interest in those receivables under the Uniform Commercial Code. If the Banks breach this representation and warranty and the breach has a material adverse effect on the investor certificateholders' interest, the Master Trust Trustee or the holders of the investor certificates may direct the Banks to accept the reassignment of the receivables in the Master Trust. The reassignment price will generally be equal to the aggregate invested amount of all series of investor certificates, including the Collateral Certificate, issued by the Master Trust, plus accrued and unpaid interest on those certificates.



     We can not assure that all of the credit card accounts designated to the Master Trust will continue to meet the eligibility requirements that were satisfied upon their inclusion in the Master Trust throughout the life of the Master Trust.


THE SERVICER


     The pooling and servicing agreement designates Citibank (South Dakota) to service the credit card accounts on behalf of the Master Trust. The servicer is required to service the accounts in accordance with customary and usual procedures for servicing credit card receivables. Its duties include billing, collecting and recording payments on the receivables, communicating with cardholders, investigating payment delinquencies on accounts, maintaining records for each cardholder account and other managerial and custodial functions.

     The servicer also deposits collections on the receivables into a collection account maintained for the Master Trust, calculates amounts from those collections to be allocated to each series of investor certificates issued by the Master Trust and prepares monthly reports.

     If the servicer defaults in the performance of its duties then the servicer may be terminated and the Master Trust Trustee or a third party meeting the eligibility requirements specified in the pooling and servicing agreement will replace the servicer.

     The servicer receives a monthly fee as compensation for its servicing activities. For each series of investor certificates, including the Collateral Certificate, the servicer receives monthly compensation generally equal to


     o 0.37% per annum of the invested amount of the investor certificates of that series so long as Citibank (South Dakota) or an affiliate is the servicer, or 0.77% per annum if there is a different servicer, plus


     o the investor certificateholders portion of finance charge collections that is attributable to interchange up to a maximum amount equal to 1.50% per



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               annum of the invested amount of the investor certificates of that series.

     The servicer's fee is paid from the finance charge collections allocated to each series. The servicer is responsible to pay from its servicing compensation expenses of the Master Trust, including the fees and expenses of the Master Trust Trustee and independent accountants.

     For a description of the credit card business conducted by the servicer, see "The Credit Card Business of Citibank (South Dakota)" attached as Annex I to this prospectus.

MASTER TRUST ISSUANCES


     The Master Trust is permitted to issue multiple series of investor certificates. Each series represents an undivided ownership interest in the assets of the Master Trust. The terms of each series are determined at the time of issuance and are contained in a supplement to the pooling and servicing agreement.

     The Collateral Certificate -- which is the Issuer's primary source of funds for payments on the Notes -- is a series of investor certificates.

     The ability of the Banks to issue a new series is limited by some conditions, including the condition that the issuance not cause the rating assigned to any outstanding series or class of investor certificates by the rating agencies to be withdrawn or reduced.

     The residual economic interest in the Master Trust not represented by the investor certificates is called the Sellers' Interest. The Sellers' Interest is owned by the Banks.


ALLOCATION OF COLLECTIONS, LOSSES AND FEES

     Cardholder payments received each month are separated into principal collections and finance charge collections.


     In general, finance charge collections, principal collections, losses and expenses are allocated to the investor certificates, including the Collateral Certificate, and to the Sellers' Interest as follows:

     o first, collections of finance charge receivables and collections of principal receivables are allocated among the different series of certificates issued by the Master Trust, including the Collateral Certificate pro rata based on the invested amount of each series; and

     o second, following the allocation to each series, collections of finance charge receivables and principal receivables are further allocated between the investors in the series and the Sellers' Interest on a similar basis.

     There is an exception to the pro rata allocations described in the preceding paragraph. In the Master Trust, when an investor's investment in principal receivables begins to amortize, a special allocation procedure is followed. In this case, collections of principal receivables continue to be allocated between investors in the series and the Sellers' Interest as if the invested amount of the series had not been reduced by principal collections deposited to a principal funding account or paid to investors. Allocations of principal collections between the investors in a series and the Sellers' Interest is based on the invested amount of the series



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"fixed" at the time immediately prior to the first deposit of principal collections into a principal funding account or the time immediately before the first payment of principal collections to investors. Distributions of ongoing collections of finance charge receivables, as well as losses and expenses, however, are not allocated on this type of a fixed basis.

     Principal collections that are allocated to any series of investor certificates , including the Collateral Certificate, are first used to pay any principal of those investor certificates, or in the case of the Collateral Certificates, the Notes, if due, and any excess is then reallocated to pay principal of any other series of investor certificates that has a shortfall of principal collections, including the Collateral Certificate. Principal collections that are not needed to pay investor certificates or Notes are generally reinvested in newly generated credit card receivables.

     For the application of finance charge collections and principal collections that are allocated to the Collateral Certificate, see "Deposit and Application of Funds."


EARLY AMORTIZATION EVENTS


     An early payout of principal to investor certificateholders of a series, including the Collateral Certificate, will occur under the circumstances specified in the pooling and servicing agreement. Each condition is described as an "early amortization event." Early amortization events include:

     o the failure of either Bank to (1) make any payment or deposit required under the pooling and servicing agreement or the related series supplement within five business days after the payment or deposit was required to be made or (2) observe or perform any of its other covenants or agreements in the pooling and servicing agreement or series supplement, which failure has a material adverse affect on investors and continues unremedied for 60 days after notice;

     o a breach of any representation or warranty made by the Banks in the pooling and servicing agreement or related series supplement which continues to be incorrect in any material respect for 60 days after notice;

     o the occurrence of certain bankruptcy events relating to either Bank, referred to as "insolvency events;"


     o the failure by the Banks to make a lump addition within five business days after the date it was required to be made;

     o the Master Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940;

     o    the occurrence of a servicer default by Citibank (South Dakota); and

     o either of the Banks is unable to transfer credit card receivables to the Master Trust.

     A series of investor certificates may have additional early amortization events applicable to that series.


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




     After an early amortization event occurs, principal collections will be used to make monthly payments of principal to the investor certificateholders of that series until the earlier of payment of the outstanding principal amount of the certificates of that series and its legal maturity date. See "--Optional Termination; Final Payment of Principal " below. An early amortization event for the Collateral Certificate is also an early redemption event for the Notes. See "Covenants, Events of Default and Early Redemption Events --Early Redemption Events."

     In addition to the consequences of an early amortization event described in the preceding paragraph, if an insolvency event occurs the Banks will immediately cease to transfer credit card receivables to the Master Trust. After that time, the Master Trust Trustee will sell the credit card receivables in the Master Trust in a commercially reasonable manner and on commercially reasonable terms unless holders of 50% of the unpaid principal amount of investor certificates of each class of each series including the Collateral Certificate, the Banks -- other than the insolvent Bank -- and each other holder, if any, of an interest in the Master Trust, give the Master Trust Trustee other instructions. The proceeds of that sale or liquidation will be applied to payments on the investor certificates.

OPTIONAL TERMINATION; FINAL PAYMENT OF  INVESTOR CERTIFICATES


     The Banks may repurchase the investor certificates of a series if the invested amount of the certificates of that series is five percent or less of the initial aggregate principal amount of the investor certificates. The purchase price will be equal to the invested amount, plus accrued interest.


     If the invested amount of the investor certificates of a series is greater than zero on its legal maturity date, the Master Trust Trustee will sell credit cards receivables in an amount, generally, of up to 110% of the invested amount. The net proceeds of the sale will be allocated to the investor certificates. Sale proceeds allocable to the Collateral Certificate will be treated as principal collections and allocated to the Notes.



                                  TAX MATTERS

     This section summarizes the material U.S. federal income tax consequences to Noteholders. However, the discussion is limited in the following ways:

     o The discussion only covers you if you buy your Notes in the initial offering.


     o The discussion only covers you if you hold your Notes as a capital asset -- that is, for investment purposes -- and if you do not have a special tax status.


     o The discussion does not cover tax consequences that depend upon your particular tax circumstances. You should consult your tax advisor about the consequences of holding Notes in your particular situation.

     o The discussion is based on current law. Changes in the law may change the tax treatment of the Notes.

     o    The discussion does not cover state, local or foreign law.


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



     o The discussion does not cover every type of Note that the Issuer might issue. For example, it does not cover Notes with an expected principal payment date within one year of issuance, foreign currency Notes, or Notes which are not to be characterized as debt for Federal income tax purposes. If your Notes are of a type not described in this summary, additional tax information will be provided in the applicable supplement to this prospectus.

     o The discussion does not apply to Notes issued at more than a small discount from their stated principal amount. More precisely, the discussion applies only if the discount is less than 1/4% times the number of full years from the issue date to the expected principal payment date of the Notes. This discount is referred to as "de minimis OID." If the discount on your Notes exceeds this de minimis amount, the original issue discount (OID) rules of the Internal Revenue Code will apply and additional information will be provided in a supplement to this prospectus.

     o The discussion does not apply to you if you are a non-U.S. Noteholder and if you (a) own 10% or more of the voting stock of Citigroup Inc. (b) are a "controlled foreign corporation" with respect to Citigroup, (c) are related to holders of any equity interest in the Issuer other than the Banks, (d) are related to any holder of any equity interest in the Master Trust other than the Issuer or the Banks or (e) are a bank making a loan in the ordinary course of its business.

     o There is no authority concerning many of the tax issues concerning the Issuer and the Notes. We have not requested a ruling from the Internal Revenue Service on the tax consequences of owning the Notes. As a result, the Internal Revenue Service could disagree with portions of this discussion.

     Because of these limitations, and because of the uncertainties described below under the subheading "Other Possible Tax Characterizations," we strongly encourage you to consult your tax advisor before purchasing Notes.


TAX CHARACTERIZATION OF THE NOTES


     Cravath, Swaine & Moore, special federal tax counsel to the Banks and the Issuer, referred to in this capacity as "tax counsel," will provide an opinion to the Issuer that the Notes are properly characterized as indebtedness for federal income tax purposes. In addition, Noteholders will agree, by acquiring Notes, to treat the Notes as debt of the Banks for federal, state and local income and franchise tax purposes. The Banks agree to treat the Notes in the same manner for these purposes, although they will treat the Notes as equity for certain nontax purposes.


TAX CHARACTERIZATION OF THE ISSUER


     Tax counsel will provide an opinion that the Issuer will not be an association -- or publicly traded partnership -- taxable as a corporation for federal income tax purposes. As a result, the Issuer will not have to pay federal income tax.


     The precise tax characterization of the Issuer for federal income tax purposes is not certain. It might be viewed as merely holding assets on behalf of the Banks as collateral for notes issued by the Banks. On the other hand, the Issuer could be viewed as a separate entity for


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



tax purposes, probably a partnership, issuing its own notes. This distinction, however, should not have a significant tax effect on Noteholders except as stated below under the heading "Other Possible Tax Characterizations."

U.S. AND NON- U.S. NOTEHOLDERS

     Many of the tax consequences of your owning Notes depend upon whether you are a "U.S. Noteholder" or a "non-U.S. Noteholder."

     A "U.S. Noteholder" is (a) an individual U.S. citizen or resident alien;
(b) a corporation, or entity taxable as a corporation, that was created under U.S. law, whether federal or state; or (c) an estate or trust that must pay U.S. federal income tax on its worldwide income.

     A "non-U.S. Noteholder" is a person or entity that is not a U.S.
Noteholder.


     If a partnership holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding Notes should consult their tax advisors.

TAX CONSEQUENCES TO U.S. NOTEHOLDERS

INTEREST


     Unless the OID rules apply as described in the next paragraph:

     o If you are a cash method taxpayer -- which includes most individual Noteholders -- you must report interest on the Notes in your income when you receive it.


     o If you are an accrual method taxpayer, you must report interest on the Notes in your income as it accrues.

POSSIBLE OID ON THE NOTES


     Your Notes might be treated as having OID, even though they satisfy the requirement for de minimis OID described above in the seventh bullet point under "Tax Matters." This result could arise in two ways:

     o Interest on your Notes is not paid in full on a scheduled payment date. Your Notes might then be treated as having OID from that date until their principal is fully paid.

     o All Notes might have OID from their date of issuance, because interest is only payable out of specified cash flows allocated to the Collateral Certificate. However, the Banks intend to take the position that OID does not arise under this rule.

     If your Note has OID, all interest on the Note would be taxable in accordance with the rules for accruing OID. In general, there would not be a significant adverse effect on you.

However:

     o You would have to report interest income on the Note as it accrues rather than


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


          when it is paid, even if you are on the cash method of accounting.


     o If the Note was issued at a small discount from its face amount -- that is, with de minimis OID -- you would have to accrue that discount into income over the life of the Note.


PREMIUM AND DISCOUNT

     Additional special rules apply in the following situations:


     o If you buy a Note in the initial offering for more than its stated principal amount, the excess amount you pay will be "bond premium." You can use bond premium to reduce your taxable interest income over the life of your Note.


     o If you buy a Note in the initial offering for less than its initial offering price to the public, special rules concerning "market discount" may apply.

     Appropriate adjustments to tax basis are made in these situations. Noteholders in these situations should consult their tax advisors.

SALE OR RETIREMENT OF NOTES

     On your sale or retirement of your Note:

     o You will have taxable gain or loss equal to the difference between the amount received by you and your tax basis in the Note.


     o Your tax basis in your Note is your cost, after taking into account certain adjustments for OID, premium and discount.


     o Your gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if you held your Note for more than one year.

     o If your Note was issued at a de minimis OID, you must report that discount in your income as taxable gain on a proportionate basis as you receive principal on the Note.

     o If you sell a Note between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the Note but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

INFORMATION REPORTING AND BACKUP WITHHOLDING


     Under the tax rules concerning information reporting to the Internal Revenue Service:

     o Assuming you hold your Notes through a broker or other securities intermediary, the intermediary must provide information to the Internal Revenue Service concerning interest, OID and retirement proceeds on your Notes, unless an exemption applies.


     o Similarly, unless an exemption applies, you must provide the intermediary with


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




          your Taxpayer Identification Number for its use in reporting information to the Internal Revenue Service. If you are an individual, this is your social security number. You are also required to comply with other Internal Revenue Service requirements concerning information reporting.

     o If you are required to comply with these requirements but do not comply, the intermediary must withhold 31% of all amounts payable to you on the Notes, including principal payments. This is called "backup withholding." If the intermediary withholds payments, you may use the withheld amount as a credit against your federal income tax liability.

     o All individual U.S. Noteholders are required to comply with these requirements. Some U.S. Noteholders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.


OTHER POSSIBLE TAX CHARACTERIZATIONS


     Since we are not obtaining a ruling from the Internal Revenue Service on the tax consequences of the Notes, the Internal Revenue Service could disagree with the intended tax consequences or with the opinions of tax counsel described above under the headings "Tax Characterization of the Notes" and "Tax Characterization of the Issuer." As a result:

     o The Notes might be treated as equity interests in a partnership rather than debt for tax purposes. Noteholders would then be treated as partners in a partnership, with possible adverse tax results. In particular, individual Noteholders would be required to include income of the Issuer or the Master Trust in their own income as it accrues rather than when it is paid, and might not be allowed a deduction for certain expenses of the Issuer or the Master Trust, resulting in a greater = amount of taxable income than cash received.

     o The Issuer -- and possibly the Master Trust -- might initially or in the future be treated as a taxable corporation, with the Notes treated as debt or equity in the corporation. Tax imposed on the Issuer or the Master Trust could significantly reduce the amount of cash otherwise available for payment to Noteholders.


TAX CONSEQUENCES TO NON-U.S. NOTEHOLDERS

WITHHOLDING TAXES


     Generally, assuming the Notes are debt for federal income tax purposes -- as provided in the opinion of tax counsel -- no U.S. taxes are required to be withheld from payments of principal and interest on the Notes .


     However, for the exemption from withholding taxes to apply to you, you must meet one of the following requirements:


     o You provide your name, address and a signed statement that you are the beneficial owner of the Notes and that you are not as a U.S. Noteholder. This statement is generally made on Internal Revenue Service Form W-8 or Form W-8BEN.



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     o    You or your agent claim an exemption from withholding tax under an applicable tax treaty. This claim is generally made on Form 1001 or Form W-8BEN.

     o You or your agent claim an exemption from withholding tax on the ground that the income is effectively connected with the conduct of a trade or business in the U.S. This claim is generally made on Form 4224 or Form W-8ECI.

     You should consult your tax advisor about the specific procedures for satisfying these requirements. These procedures will change on January 1, 2001. In addition, a claim for exemption will not be valid if the person receiving the applicable form has actual knowledge that the statements on the form are false.

SALE OR RETIREMENT OF NOTES


     If you sell a Note or it is redeemed, you will not have to pay federal income tax on any gain unless one of the following applies:


     o The gain is connected with a trade or business that you conduct in the U.S.

     o You are an individual, you are present in the U.S. for at least 183 days during the year in which you dispose of the Note, and certain other conditions are satisfied.

     o The gain represents accrued interest or OID, in which case the rules for interest would apply.

U.S. TRADE OR BUSINESS

     If you hold your Note in connection with a trade or business that you are conducting in the U.S.:


     o Any interest on the Note, and any gain from disposing of the Note, generally will be taxable as income as if you were a U.S. Noteholder.

     o If you are a corporation, you may be required to pay the "branch profits tax" on your earnings that are connected with your U.S. trade or business, including earnings from the Note. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.


ESTATE TAXES


     If you are an individual, no U.S. estate tax will apply to your Note when you die. However, this rule only applies if, at your death, payments on the Note were not connected to a trade or business that you were conducting in the U.S.


INFORMATION REPORTING AND BACKUP WITHHOLDING


     U.S. rules concerning information reporting and backup withholding are described above under the heading "Tax Consequences to U.S. Noteholders." Under these rules:

     o Principal and interest payments you receive will be automatically exempt from the usual rules if you provide the tax certifications needed to avoid withholding tax on interest, unless the recipient of the applicable form knows that the form



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



          is false. However, interest payments made to you will be reported to the Internal Revenue Service on Form 1042-S.

     o Sale proceeds you receive on a sale of your Notes through a broker may be subject to these rules if you are not eligible for an exemption. In particular, information reporting and backup reporting may apply if you use the U.S. office of a broker. Information reporting, but not backup withholding, may apply if ============= = = you use the foreign office of a broker that has certain connections to the U.S. You should consult your tax advisor concerning information reporting and backup withholding on a sale.


OTHER POSSIBLE TAX CHARACTERIZATIONS


     If the Issuer or the Master Trust is treated as a taxable corporation, the tax liability of the Issuer or the Master Trust could reduce the amount of cash available to Noteholders. In addition, if your Notes are characterized as equity rather than debt for federal income tax purposes, there could be material adverse tax consequences to you. For example:

     o If your Notes were equity interests in a partnership, (a) 30% U.S. withholding tax might apply to the gross amount of income of the Issuer allocable to you, or (b) you might have to file a tax return in the U.S. and pay tax on your share of net income of the Issuer as if that income were your U.S. business income. A corporate Noteholder might also be required to pay the "branch profits tax."

     o If your Notes are equity interests in a corporation, all interest payable to you might be treated as a dividend subject to 30% withholding tax, or a lower rate provided for dividends by a tax treaty.


Non-U.S. Noteholders should consult their tax advisors concerning these risks.


                            BENEFIT PLAN INVESTORS


     Benefit plans are required to comply with restrictions under the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, known as ERISA. These restrictions include rules concerning prudence and diversification of the investment of assets of a benefit plan - referred to as "plan assets." A benefit plan fiduciary should consider whether an investment by the benefit plan in Notes complies with these requirements.


     In general, a benefit plan for these purposes includes:


     o an employee benefit plan that is tax-qualified under the Internal Revenue Code and provides deferred compensation to employees -- such as a pension, profit-sharing, section 401(k) or Keogh plan;


     o    an individual retirement account; and


     o a collective investment fund or other entity, if (a) the fund or entity has one or more benefit plan investors and (b) certain "look-through" rules apply and treat the assets of the fund or entity as constituting plan assets of the benefit plan investor.



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     However, a plan maintained by a government is not a benefit plan unless it is tax-qualified under the Internal Revenue Code. A fund or other entity -- including an insurance company general account -- considering an investment in Notes should consult its tax advisors concerning whether its assets might be considered plan assets under these rules.


PROHIBITED TRANSACTIONS

     ERISA and the Internal Revenue Code also prohibit transactions of a specified type between a benefit plan and a party in interest who is related in a specified manner to the benefit plan. Violation of these prohibited transaction rules may result in significant penalties. There are statutory exemptions from the prohibited transaction rules, and the U.S. Department of Labor has granted administrative exemptions of specified transactions.

POTENTIAL PROHIBITED TRANSACTIONS FROM INVESTMENT IN NOTES

     There are two categories of prohibited transactions that might arise from a benefit plan's investment in Notes. Fiduciaries of benefit plans contemplating an investment in Notes should carefully consider whether the investment would violate these rules.


  PROHIBITED TRANSACTIONS BETWEEN THE BENEFIT PLAN AND A PARTY IN INTEREST


     The first category of prohibited transaction could arise on the grounds that the benefit plan, by purchasing Notes, was engaged in a prohibited transaction with a party in interest. A prohibited transaction could arise, for example, if the Notes were viewed as debt of the Banks and a Bank was a party in interest as to the benefit plan. A prohibited transaction could also arise if a Bank, the Master Trust Trustee, the Indenture Trustee, the servicer or another party with an economic relationship to the Issuer or the Master Trust either

     o is involved in the investment decision for the benefit plan to purchase Notes or

     o    is otherwise a party in interest as to the benefit plan.


     If a prohibited transaction might result from the benefit plan's purchase of Notes, an administrative exemption from the prohibited transaction rules might be available to permit an investment in Notes. The exemptions that are potentially available include the following prohibited transaction class exemptions:

     o    96-23, available to "in-house asset managers";

     o    95-60, available to insurance company general accounts;

     o    91-38, available to bank collective investment funds;

     o    90-1, available to insurance company pooled separate accounts; and

     o    84-14, available to "qualified professional asset managers."


     However, even if the benefit plan is eligible for one of these exemptions, the exemption may not cover every aspect of the investment by the benefit plan that might be a prohibited transaction.


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



PROHIBITED TRANSACTIONS BETWEEN THE ISSUER OR MASTER TRUST AND A PARTY IN
INTEREST


     The second category of prohibited transactions could arise if

     o    a benefit plan acquires Notes, and

     o under a Department of Labor plan asset regulation, assets of the Issuer or the Master Trust are treated as if they were plan assets of the benefit plan.

     In this case, every transaction by the Issuer or the Master Trust would be treated as a transaction by the benefit plan using plan assets.


     If assets of the Issuer or the Master Trust are treated as plan assets, a prohibited transaction could result if the Issuer or the Master Trust itself engages in a transaction with a party in interest as to the benefit plan. For example, if the Master Trust assets are treated as assets of a benefit plan and the Master Trust holds a credit card receivable that is an obligation of a participant in that same benefit plan , then there would be a prohibited extension of credit between the benefit plan and a party in interest, the plan participant.

     As a result, if assets of the Issuer or the Master Trust are treated as plan assets, there would be a significant risk of a prohibited transaction. Moreover, the prohibited transaction class exemptions referred to above could not be relied on to exempt all the transactions of the Issuer or the Master Trust from the prohibited transaction rules. In addition, because all the assets of the Issuer or the Master Trust would be treated as plan assets, managers of those assets might be required to comply with the fiduciary responsibility rules of ERISA.

     Under an exemption in the plan asset regulations, assets of the Issuer or Master Trust would not be considered plan assets, and so this risk of prohibited transactions would not arise, if a benefit plan purchased a Note that


     o    was treated as indebtedness under local law, and

     o    had no "substantial equity features."


     The Issuer expects that all Notes offered by this prospectus will be indebtedness under local law. Likewise, although there is no authority directly on point, the Issuer believes that the Notes should not be considered to have substantial equity features. As a result, the plan asset regulations should not apply to cause assets of the Issuer or the Master Trust to be treated as plan assets.


INVESTMENT BY BENEFIT PLAN INVESTORS

     For the reasons described in the preceding sections, benefit plans can purchase Notes. However, the fiduciary of the benefit plan must ultimately determine whether the requirements of the plan asset regulation are satisfied. More generally, the fiduciary must determine whether the benefit plan's investment in Notes will result in one or more nonexempt prohibited transactions or otherwise violate the provisions of ERISA or the Internal Revenue Code.

TAX CONSEQUENCES TO BENEFIT PLANS

     In general, assuming the Notes are debt for federal income tax purposes, interest income


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on Notes would not be taxable to benefit plans that were tax-exempt under the
Internal Revenue Code, unless the Notes were "debt-financed property" because of borrowings by the benefit plan itself. However, if, contrary to the opinion of tax counsel, for federal income tax purposes, the Notes were equity interests in a partnership and the partnership or the Master Trust were viewed as having other outstanding debt, then all or part of the interest income on the Notes would be taxable to the benefit plan as "debt-financed income." Benefit plans should consult their tax advisors concerning the tax consequences of purchasing Notes.



                             PLAN OF DISTRIBUTION

     The Issuer may offer and sell the Notes in any of three ways:

          (1)  directly to one or more purchasers,
          (2)  through agents, or
          (3)  through underwriters.

     Any underwriter or agent that offers the Notes may be an affiliate of the Issuer, and offers and sales of Notes may include secondary market transactions by affiliates of the Issuer. These affiliates may act as principal or agent in secondary market transactions. Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

     The Issuer will specify in a supplement to this prospectus the terms of each offering, including

     o    the name or names of any underwriters or agents,
     o    the managing underwriters of any underwriting syndicate,
     o    the public offering or purchase price,
     o    the net proceeds to the Issuer from the sale,
     o any underwriting discounts and other items constituting underwriters' compensation,
     o    any discounts and commissions allowed or paid to dealers,
     o    any commissions allowed or paid to agents, and
     o    the securities exchanges, if any, on which the Notes will be listed.

     Dealer trading may take place in certain of the Notes, including Notes not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise. If the Issuer, directly or through agents, solicits offers to purchase Notes, the Issuer reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of Notes.

     The Issuer may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If indicated in a supplement to this prospectus, the Issuer will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from the Issuer pursuant to delayed delivery contracts providing for payment and delivery at a future date.

     Any underwriter or agent participating in the distribution of securities, including Notes offered by this prospectus, may be deemed to be an underwriter of those securities under the Securities Act of 1933 and any discounts or commissions received by them and any profit realized by them on the sale or resale of the securities may be deemed to be underwriting


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discounts and commissions.

     The Issuer may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933 in connection with their participation in the distribution of Issuer's Notes.

     UNDERWRITERS AND AGENTS PARTICIPATING IN THE DISTRIBUTION OF THE SECURITIES, AND THEIR CONTROLLING PERSONS, MAY ENGAGE IN TRANSACTIONS WITH AND PERFORM SERVICES FOR THE ISSUER OR ITS AFFILIATES IN THE ORDINARY COURSE OF BUSINESS.


                                 LEGAL MATTERS


     Stephanie B. Mudick, Esq., as General Counsel--Corporate Law of Citigroup Inc., will pass upon the validity of the Notes for the Issuer. Cravath, Swaine & Moore, New York, New York will pass upon the validity of the Notes for any agents or underwriters. Cravath, Swaine & Moore, New York, New York will also pass upon certain federal income tax matters for the Issuer. Ms. Mudick beneficially owns, or has the right to acquire under Citigroup's employee benefit plans, an aggregate of less than 0.01% of Citigroup's outstanding common stock.



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                           GLOSSARY OF DEFINED TERMS

"AVAILABLE SUBORDINATED AMOUNT" when used with respect to a senior class of Notes of a multiple issuance series, means the amount of a subordinated class that is available to that senior class on the date that the senior class of Notes of that series is issued. It is also used to determine when a subordinated class of a multiple issuance series of Notes may be repaid while senior classes of Notes of that series are outstanding. See "The Notes--Issuances of new series and classes of Notes," "--Required Subordinated Amount" and "Deposit and Application of Funds--Limit on repayments of subordinated classes of multiple issuance series."

"BANKS" means Citibank (South Dakota), N.A. and Citibank (Nevada), National Association.

"BOOK-ENTRY NOTE" means each beneficial interest in a global note.

"CEDELBANK" means Cedelbank, societe anonyme.

"CLASS" means each of the Class A Notes, Class B Notes and Class C Notes which together comprise a series. A class of a multiple issuance series may have subclasses. Whenever a "class" of Notes is referred to in this prospectus, it also includes all subclasses of that Note, unless the context otherwise requires.

"CLASS A NOTES," "CLASS B NOTES" and "CLASS C NOTES" mean the secured debt securities offered by this prospectus.

"COLLATERAL CERTIFICATe" means the investor certificate issued by the Master Trust to the Issuer and representing an undivided interest in the assets of the Master Trust.

"DERIVATIVE AGREEMENTS" means those agreements, if any, including interest rate or currency swaps, caps, collars, guaranteed investment contracts or other similar agreements with various counterparties that the Issuer has entered into to manage interest rate or currency risk relating to some of the Notes.

"DISCOUNT NOTE" means a Note that provides for an amount less than its stated principal amount to be payable if an early redemption event or event of default occurs with respect to that Note prior to its expected principal payment date.

"DTC" means The Depository Trust Company.

"EARLY AMORTIZATION EVENT" means any event specified as an early amortization event in the pooling and servicing agreement. Early amortization events include:

     o the failure of either Bank to (1) make any payment or deposit required under the pooling and servicing agreement or the related series supplement within five business days after the payment or deposit was required to be made or (2) observe or perform any of its other covenants or agreements in the pooling and servicing agreement or series supplement, which failure has a material adverse affect on investors and continues unremedied for 60 days after notice;



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     o    a breach of any representation or warranty made by the Banks in the pooling and servicing agreement or related series supplement which continues to be incorrect in any material respect for 60 days after notice;

     o    the occurrence of an insolvency event;

     o the failure by the Banks to make a lump addition within five business days after the date it was required to be made;

     o the Master Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

     o    the occurrence of a servicer default by Citibank (South Dakota); and

     o either of the Banks is unable to transfer credit card receivables to the Master Trust.

     A series of investor certificates may have additional early amortization events applicable to that series.

"EARLY REDEMPTION EVENT" means any event specified as an early redemption event in the indenture. Early redemption events with respect to any class of Notes include:

     o    the occurrence of a Note's expected principal payment date;

     o each of the early amortization events applicable to the Collateral Certificate, as described under "The Master Trust--Early Amortization Events";

     o mandatory prepayment of the entire Collateral Certificate resulting from a breach of a representation or warranty by the Banks under the pooling and servicing agreement;

     o the amount of surplus finance charge collections averaged over any three consecutive months is less than the required surplus finance charge amount for the most recent month;

     o the Banks fail to maintain the weighted average interest rate applicable to the credit card accounts in the Master Trust at a level at least 6% higher than the weighted average interest rate applicable to all of the investor certificates issued by the Master Trust -- other than the Collateral Certificate -- and the Notes;

     o the Issuer becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

     o the aggregate nominal liquidation amount of Class B Notes of a series is reduced to ___ % or less of the initial nominal liquidation amount of outstanding Class B Notes of that series;

     o if the Notes of that class have the benefit of a derivative agreement, any derivative counterparty defaults on any of its payment obligations under



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          that agreement and the default continues for the period established in that agreement; or

     o any additional early redemption event specified in a supplement to this prospectus.

"ELIGIBLE ACCOUNT" means a credit card account owned by Citibank (South Dakota) that

     o    is in existence and maintained by Citibank (South Dakota),

     o    is payable in U.S. dollars,

     o in the case of the initial accounts designated to the Master Trust, has a cardholder with a billing address located in the United States or its territories or possessions or a military address,

     o has a cardholder who has not been identified as being involved in a voluntary or involuntary bankruptcy proceeding,

     o has not been identified as an account with respect to which the related card has been lost or stolen,

     o    has not been sold or pledged to any other party,

     o does not have receivables that have been sold or pledged to any other party, and

     o in the case of the initial accounts designated to the Master Trust, is a MasterCard or VISA revolving credit card account.

"ELIGIBLE RECEIVABLE" means a credit card receivable

     o    that has arisen under an eligible account,

     o that was created in compliance in all material respects with all requirements of law and pursuant to a credit card agreement that complies in all material respects with all requirements of law,

     o with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of that receivable or the execution, delivery, creation and performance by Citibank (South Dakota) or by the original credit card issuer, if not Citibank (South Dakota), of the related credit card agreement have been duly obtained or given and are in full force and effect,

     o as to which at the time of its transfer to the Master Trust, the Banks or the Master Trust have good and marketable title, free and clear of all liens, encumbrances, charges and security interests,

     o that has been the subject of a valid sale and assignment from the Banks to the Master Trust of all the Banks' right, title and interest in the receivable or



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          the grant of a first priority perfected security interest in the receivable and its proceeds,

     o that will at all times be a legal, valid and binding payment obligation of the cardholder enforceable against the cardholder in accordance with its terms, except for certain bankruptcy-related matters,

     o that at the time of its transfer to the Master Trust, has not been waived or modified except as permitted under the pooling and servicing agreement,

     o that is not at the time of its transfer to the Master Trust subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, other than certain bankruptcy-related defenses,

     o as to which the Banks have satisfied all obligations to be fulfilled at the time it is transferred to the Master Trust,

     o as to which the Banks have done nothing, at the time of its transfer to the Master Trust, to impair the rights of the Master Trust or investor certificateholders, and

     o that constitutes either an "account" or a "general intangible" under the Uniform Commercial Code in effect in the states of Nevada and South Dakota.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"EUROCLEAR" means the system created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment.

"EVENT OF DEFAULT" means, for any series or class of Notes:

     o the Issuer's failure, uncured after five business days, to pay interest on any Note when due;

     o the Issuer's failure to pay the stated principal amount of any Note on its legal maturity date;

     o the Issuer's default in the performance, or breach, uncured 60 days after written notice by the indenture trustee or by the holders of 10% of the outstanding Notes of the affected series or class, of any other of its covenants or warranties in the indenture -- other than a covenant or warranty included in the indenture solely for the benefit of series or classes of notes other than that particular series or class --and the default or breach is materially adverse to those Noteholders;

     o the occurrence of certain events of bankruptcy, insolvency or reorganization of the Issuer; or

     o any additional events of default specified in a supplement to this prospectus.



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"EXCESS FINANCE CHARGE COLLECTIONS" means finance charge collections that are initially allocated to a series of investor certificates under the Master Trust, but are not needed in the month of allocation to be applied to the payment of interest on investor certificates to which they were allocated, or in the case of the Collateral Certificate, not needed to be applied to the payment of the Trustee's fees and expenses or to be applied to the payment of interest on the Notes.

"EXPECTED PRINCIPAL PAYMENT DATE" means, with respect to any Note, the date on which the Issuer expects to pay the stated principal amount of the Note. The Issuer will be obligated to pay the full stated principal amount of a Note on its expected principal payment date if funds are available for that purpose. The expected principal payment date will be specified in a supplement to this prospectus.

"FINANCE CHARGE RECEIVABLES" means all periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services, interchange and some other fees designated by the Banks.

"FIXED RATE NOTE" means a Note that bears interest at a fixed rate.

"FLOATING RATE NOTE" means a Note that bears interest at a variable rate.

"GLOBAL NOTE" means one or more fully registered permanent global notes, without interest coupons, representing all the Notes of a class or, if applicable, subclass.

"INDENTURE" means the indenture between the Issuer and Bankers Trust Company, as trustee, as supplemented or amended from time to time, and pursuant to which the Notes will be issued.

"INDENTURE TRUSTEE" means Bankers Trust Company, a New York banking corporation, in its capacity as trustee under the indenture, or any successor thereto appointed pursuant to the indenture.

"ISSUER TRUSTEE" means [ ], a [Delaware bank], in its capacity as trustee of the Issuer under the trust agreement, or any successor thereto appointed pursuant to the trust agreement.

"INSOLVENCY EVENT" means the occurrence of certain bankruptcy events relating to either Bank.

"INTERCHANGE" means those fees received by Citibank (South Dakota), as a credit card-issuing bank, from MasterCard International and VISA as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period before initial billing. Interchange varies from approximately 1% to 2% of the transaction amount, but these amounts may be changed by MasterCard International or VISA.

"INTEREST PERIOD" means each period during which interest accrues on a Note.

"INVESTED AMOUNT" of any investor certificate -- including the Collateral Certificate -- is the fluctuating amount representing the investment of investors -- other than the Banks -- in the pool of credit card principal receivables held by the Master Trust. The invested amount of the Collateral Certificate is equal to



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     o    the aggregate outstanding dollar principal amount of the Notes;

     o minus the amount of losses on the credit card receivables allocated to the Collateral Certificate;

     o minus the amount of reallocations of principal collections on the Collateral Certificate that are applied to pay interest on the Notes;

     o plus the amount of reimbursements of losses on the credit card receivables and reimbursements of reductions from reallocations of principal collections, made from excess finance charge collections which are allocated to the Collateral Certificate; and

     o minus the aggregate amount on deposit in the principal funding account for the outstanding Notes.

The invested amount of the Collateral Certificate will be increased by:

     o the initial outstanding dollar principal amount of new issuances of Notes;

     o    accretions of principal on discount Notes; and

     o reimbursement of earlier reductions from excess finance charge collections.

The invested amount of the Collateral Certificate will be decreased by:

     o payments of principal collections to the Issuer, including both principal collections that are allocated to pay principal of the Notes and those reallocated to pay interest on the Notes; and

     o charge-offs to the principal receivables held in the Master Trust that are allocated to the Collateral Certificate.

The invested amount of the Collateral Certificate will always be equal to the sum of the nominal liquidation amounts for all series and classes of Notes.

"ISSUER" means Citibank Credit Card Issuance Trust, a Delaware business trust.

"LEGAL MATURITY DATE" means, with respect to any Note, the date on which the
Note is legally required to be fully paid. The legal maturity date will be specified in a supplement to this prospectus.

"LUMP ADDITION" means the designation by the Banks, at their option, of additional credit card accounts to the Master Trust, the receivables in which will be sold and assigned to the Master Trust. A lump addition consists of

     o credit card receivables arising in eligible accounts in Citibank (South Dakota)'s credit card portfolio,

     o credit card receivables arising in portfolios of revolving credit card accounts acquired by the Banks from other credit card issuers,



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     o    credit card receivables arising from nonpremium and premium
          MasterCard and VISA credit card accounts previously transferred by the Banks to other trusts formed by the Banks which have reached their maturity dates,

     o credit card receivables arising in any other revolving credit card accounts of a type that has previously not been included in the accounts, and

     o participations representing undivided interests in a pool of assets primarily consisting of revolving credit card accounts and collections on those accounts.

"MASTER TRUST" means Citibank Credit Card Master Trust I, a New York common law trust.

"MASTER TRUST TRUSTEE" means Bankers Trust Company, a New York banking corporation, in its capacity as trustee of the Master Trust, or any successor thereto appointed pursuant to the pooling and servicing agreement.

"MONTHLY INTEREST DATE" means, with respect to any class or subclass of Notes:

     o for any month in which interest is to be paid, the scheduled interest payment date, and

     o for any month in which no scheduled interest payment date occurs, the date in that month corresponding numerically to the next scheduled interest payment date for that class or subclass of Notes, or in the case of a class of zero-coupon discount Notes, the expected principal payment date for that class; but

          - if there is no numerically corresponding day in that month, then the monthly interest date will be the last business day of the month, and

          - if the numerically corresponding day is not a business day with respect to that class or subclass, the monthly interest date will be the next following business day, unless that business day would fall in the following month, in which case the monthly interest date will be the last business day of the earlier month.

"MONTHLY PRINCIPAL DATE" means with respect to any class or subclass of Notes:

     o for any month in which the expected principal payment date occurs, the expected principal payment date, or if that day is not a business day, the next following business day, and

     o for any month in which no expected principal payment date occurs, the date in that month corresponding numerically to the expected principal payment date for that class or subclass of Notes; but

          - if there is no numerically corresponding day in that month, then the monthly principal date will be the last business day of the month, and

          -    if the numerically corresponding day is not a business day with




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               respect to that class or subclass, the monthly principal date will be the next following business day, unless that business day would fall in the following month, in which case the monthly principal date will be the last business day of the earlier month.

"MULTIPLE ISSUANCE SERIES" means any series of Notes that permits the issuance of multiple subclasses of each class of Notes.

"new accounts" means newly originated credit card accounts that the Banks may designate to be included as accounts of the Master Trust if they meet the conditions in the pooling and servicing agreement.

"NOMINAL LIQUIDATION AMOUNT" of a Note corresponds to the portion of the invested amount of the Collateral Certificate that would be allocated to that
Note if the Master Trust were liquidated. See "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount." The sum of all of the nominal liquidation amounts of all Notes will be equal to the invested amount of the Collateral Certificate.

"NOTES" means the Class A Notes, Class B Notes and Class C Notes.

"OID" means original issue discount for United States federal income tax purposes.

"OUTSTANDING DOLLAR PRINCIPAL AMOUNT" of a Note is the same as the stated principal amount for U.S. dollar Notes, unless they are discount Notes or foreign currency Notes. See "The Notes--Stated principal amount, outstanding dollar principal amount and nominal liquidation amount."

"PARTICIPANT" means a securities intermediary -- such as a bank, brokerage house or other institution that maintains securities accounts for customers -- that has an account with DTC or its nominee.

"PERFORMING" means, with respect to any derivative agreement, that no payment default or repudiation by the derivative counterparty has occurred.

"PLAN ASSETs" means the assets of an employee benefit plan.

"POOLING AND SERVICING AGREEMENT" means the pooling and servicing agreement among Citibank (South Dakota), as seller and servicer, Citibank (Nevada), as seller, and Bankers Trust Company, as trustee, pursuant to which the Master Trust is operated.

"PORTFOLIO YIELD" of the Master Trust receivables means, for any monthly period, the annualized percentage equivalent of a fraction:

          o the numerator of which is the amount of collections of finance charge receivables during the immediately preceding monthly period calculated on a cash basis after subtracting the excess, if any, of the amount of principal receivables which were charged off as uncollectible in that monthly period over the aggregate amount of recoveries on charged off principal receivables for that monthly period, and

          o the denominator of which is the total amount of principal receivables as of the last day of the immediately preceding monthly period.



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"PRINCIPAL RECEIVABLES" means all amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and all fees not designated as finance charge receivables billed to cardholders on the credit card accounts.

"RECORD DATE" means the last day of the month before the related payment date of a Note.

"REQUIRED SUBORDINATED AMOUNT" when used with respect to a senior class of Notes, means the amount of a subordinated class that is required to be outstanding on the date that the senior class of Notes is issued. It is also used to determine when a subordinated class of a multiple issuance series of Notes may be repaid while senior classes of Notes of that series are outstanding. See "The Notes--Issuances of new series and classes of Notes," "--Required Subordinated Amount" and "Deposit and Application of Funds--Limit on repayments of subordinated classes of multiple issuance series."

"REQUIRED SURPLUS FINANCE CHARGE AMOUNT" means, for any monthly period, an amount equal to one twelfth of (1) the invested amount of the Collateral Certificate as of the last day of the preceding monthly period, times (2) a decimal number, which will initially equal zero, but may be changed by the Issuer so long as the Issuer reasonably believes that the change will not (x) adversely affect the amount of funds available for distribution to Noteholders or the timing of the distribution of those funds, (y) result in an early redemption event or event of default or (z) adversely affect the security interest of the Indenture Trustee in the collateral securing the outstanding Notes.

"SELLERS' INTEREST" means the Banks' undivided interest in the Master Trust. The Sellers' Interest represents the economic interest in the Master Trust remaining after subtracting from the aggregate economic interests in the Master Trust the interests represented by the Collateral Certificate and all other investor certificates issued by the Master Trust.

"SINGLE ISSUANCE SERIES" means any series of Notes that does not permit the issuance of multiple subclasses of each class of Notes.

"STATED PRINCIPAL AMOUNT" of a Note is the U.S. dollar or foreign currency amount stated on the face of the Note to be payable on the expected principal payment date of the Note. See "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount."

"SURPLUS FINANCE CHARGE COLLECTIONS" means, for any monthly period, (a) the amount of finance charge collections received by the Issuer in respect of the Collateral Certificate, plus (b) net earnings and other gain from amounts on deposit in the trust accounts, other than the principal funding account for the Notes, minus (c) the amount required to pay the fees and expenses of the Indenture Trustee and to make the required deposit to the interest funding account for the Notes for that period.

"TRUST ACCOUNTS" means the following accounts established by the Issuer:

          o    the collection account;

          o the principal funding account, comprised of a subaccount for each class and subclass of Notes of a series;

          o the interest funding account, comprised of a subaccount for each class and subclass of Notes of a series;



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          o    the Class C reserve account, comprised of a subaccount for each class and subclass of Class C Notes of a series; and

          o any supplemental accounts for any series, class or subclass of Notes as are specified in a supplement to this prospectus.

"TRUST AGREEMENT" means the trust agreement among Citibank (South Dakota) and Citibank (Nevada), as beneficiaries, and [ ], as Issuer Trustee, pursuant to which the Issuer has been established.



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                                                                       ANNEX I


             This annex forms an integral part of the prospectus.



              THE CREDIT CARD BUSINESS OF CITIBANK (SOUTH DAKOTA)

GENERAL

     Citibank (South Dakota) services the credit card accounts at its facilities in Sioux Falls, South Dakota, and through affiliated credit card processors pursuant to service contracts.


     Citibank (South Dakota) is a member of MasterCard International and VISA. MasterCard and VISA credit cards are issued as part of the worldwide MasterCard International and VISA systems, and transactions creating the receivables through the use of those credit cards are processed through the MasterCard International and VISA authorization and settlement systems. If either system were to materially curtail its activities, or if Citibank (South Dakota) were to cease being a member of MasterCard International or VISA, for any reason, an early amortization event with respect to the Collateral Certificate could occur, and delays in payments on the receivables and possible reductions in the amounts of receivables could also occur.


     The MasterCard and VISA credit card accounts owned by Citibank (South Dakota) were principally generated through:

     o    applications mailed directly to prospective cardholders;
     o applications made available to prospective cardholders at the banking facilities of Citibank (South Dakota), at other financial institutions and at retail outlets;
     o applications generated by advertising on television, on radio and in magazines;
     o direct mail and telemarketing solicitation for accounts on a pre-approved credit basis;
     o solicitation of cardholders of existing nonpremium accounts for premium accounts;

     o applications through affinity and co-brand marketing programs; and purchases of accounts from other credit card issuers.

     On February 26, 1999 the Banks and some of their affiliates entered into an agreement with MasterCard International. As a result of this agreement, the portfolio of credit card accounts owned by Citibank (South Dakota) is expected to have a larger proportion of MasterCard accounts in the future. This shift could be accompanied by some attrition of accounts. Based on current analyses, the Banks do not expect their performance of this agreement or any related attrition of accounts to have a material adverse effect on investors in the Master Trust or the Notes.


ACQUISITION AND USE OF CREDIT CARDS

     Citibank (South Dakota) reviews each application for a new credit card account for completeness and creditworthiness. Citibank (South Dakota) generally obtains a credit report on the applicant issued by an independent credit reporting agency. In the event there are discrepancies between the application and the credit report Citibank (South Dakota) may verify the information on the applicant.


     Citibank (South Dakota) generally evaluates the ability of an applicant for a credit card account to repay credit card balances by applying a credit scoring system using models developed in-house and models developed with the assistance of an independent firm with extensive experience in developing credit scoring models. Credit scoring is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Credit scoring evaluates a potential cardholder's credit profile to arrive at an estimate of the associated credit risk. Models for credit scoring are developed by using statistics to evaluate common characteristics and their correlation with credit risk. The credit scoring model used to evaluate a particular applicant is based on a variety of factors, including the manner in which the application was made or the manner in which the account was acquired as well as the type of residence of the applicant. From time to time Citibank (South Dakota) reviews its credit scoring models and, if necessary, updates them to reflect more current statistical information. Once an application to open an account is approved an initial credit limit is established for the account based on, among other things, the applicant's credit score and the source from which the account was acquired.

     Citibank (South Dakota) also generates new credit card accounts through direct mail and telemarketing solicitation campaigns directed at individuals who have been pre-approved by Citibank (South Dakota). Citibank (South Dakota) identifies potential cardholders for pre-approved direct mail or telemarketing solicitation campaigns by supplying a list of credit criteria to a credit bureau which generates a list of individuals who meet those criteria and forwards the list to a processing vendor. The processing vendor screens the list in accordance with the credit criteria of Citibank (South Dakota) to determine the eligibility of the individuals on the list for a pre-approved solicitation. Individuals qualifying for pre-approved direct mail or telemarketing solicitation are offered a credit card without having to complete a detailed application. In the case of pre-approved solicitations, a predetermined credit limit is reserved for each member of the group being solicited, which credit limit may be based upon, among other things, each member's individual credit profile, level of existing and potential indebtedness relative to assumed income and estimated income and the availability of additional demographic data for that member.

     In recent years, Citibank (South Dakota) has added affinity and co-brand marketing to its other means of business development. Affinity marketing involves the solicitation of prospective cardholders from identifiable groups with a common interest and/or common cause. Affinity marketing is conducted through two approaches: the solicitation of organized membership groups with the written endorsement of the group's leadership, and direct mail solicitation of prospective cardholders through the use of a list purchased from a group.


     Co-brand marketing is an outgrowth of affinity marketing. It involves the solicitation of customers of a retailer, service provider or manufacturer which has a recognizable brand name or logo. Consumers are likely to acquire and use a co-branded card because of the benefits provided by the co-brander. The co-brander may play a major role in the marketing and solicitation of co-branded cards. Solicitation activities used in connection with affinity and co-brand marketing also include solicitations in appropriate magazines, telemarketing and applications made available to prospective cardholders in appropriate locations. In some cases, pre-approved solicitations will be used in the same manner as described in the second preceding paragraph.

     Citibank (South Dakota) purchases credit card accounts that were originally opened using criteria established by the institution from which the accounts were purchased or by the institution from which the selling institution originally purchased the accounts. Citibank (South Dakota) screens purchased accounts against criteria established at the time of acquisition to determine whether any of the purchased accounts should be closed immediately. Any accounts failing the criteria are closed and no further purchases or cash advances are authorized. All other purchased accounts remain open. The credit limits on these accounts are based initially on the limits established or maintained by the selling institution.


     Each cardholder is party to an agreement governing the terms and conditions of the account. Each agreement provides that Citibank (South Dakota) may change or terminate any terms, conditions, services or features of the accounts, including increasing or decreasing periodic finance charges, other charges or minimum payments. Credit limits may be adjusted periodically based upon an evaluation of the cardholder's performance.


COLLECTION OF DELINQUENT ACCOUNTS


     Generally, Citibank (South Dakota) considers a MasterCard or VISA credit card account delinquent if it does not receive the minimum payment due by the due date indicated on the cardholder's statement. Personnel of Citibank (South Dakota) and affiliated credit card processors pursuant to service contracts, supplemented by collection agencies and attorneys retained by Citibank (South Dakota), attempt to collect delinquent credit card receivables. Under current practice, Citibank (South Dakota) includes a request for payment of overdue amounts on all billing statements issued after the account becomes delinquent.

     While collection personnel initiate telephone contact with cardholders whose credit card accounts are as few as five days delinquent, based on credit scoring criteria, generally contact is initiated when an account is 35 days or more delinquent. In the event that initial telephone contact fails to resolve the delinquency, Citibank (South Dakota) continues to contact the cardholder by telephone and by mail. Generally, if an account is 15 days delinquent or if a cardholder exceeds that cardholder's credit limit by more than 5%, no additional extensions of credit through that account are authorized and, no more than 95 days after an account becomes delinquent, the account is closed. The servicer may also, at its discretion, enter into arrangements with delinquent cardholders to extend or otherwise change payment schedules. The current policy of the servicer is to charge-off the receivables in an account when that account becomes 185 days delinquent or, if the servicer receives notice that a cardholder has filed for bankruptcy or has had a bankruptcy petition filed against it, the servicer will charge-off the receivables in that account not later than 60 days after the servicer receives notice.


     The credit evaluation, servicing and charge-off policies and collection practices of Citibank (South Dakota) may change over time in accordance with the business judgment of Citibank (South Dakota), applicable law and guidelines established by applicable regulatory authorities.



     Many computer applications have been written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the Year 2000. This could result in the inability of the application to properly process transactions with dates in the Year 2000 or thereafter. Citibank (South Dakota) and Citibank (Nevada) have assessed and, where necessary, are updating their computer applications and business processes to provide for their continued functionality and expect to complete implementation of the necessary changes in a timely manner. Neither Citibank (South Dakota) nor Citibank (Nevada) anticipates that the costs related to implementation will be material to any single year or quarter. In addition, an assessment of the readiness of third parties with which Citibank (South Dakota) and Citibank (Nevada) interface in achieving Year 2000 compliance is ongoing. Lack of readiness by these third parties could expose Citibank (South Dakota) and/or Citibank (Nevada) to impairment of business processes and activities. Citibank (South Dakota) and Citibank (Nevada) are assessing these risks and are creating contingency plans intended to address perceived risks. Neither Citibank (South Dakota) nor Citibank (Nevada) can predict what effect the failure of a third party to address, in a timely manner, the Year 2000 problem would have on the Banks.

[FLAG]
THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE SUPPLEMENT REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                Subject to Completion, dated December 20, 1999


                       FORM OF PROSPECTUS SUPPLEMENT FOR

               A SUBCLASS OF NOTES OF A MULTIPLE ISSUANCE SERIES

                PROSPECTUS SUPPLEMENT DATED __________ __, [ ]
                   (to Prospectus dated __________ __, [ ])


                      CITIBANK CREDIT CARD ISSUANCE TRUST
                                  CITISERIES


                               CLASS [ - ] NOTES

                         CITIBANK (SOUTH DAKOTA), N.A.
                    CITIBANK (NEVADA), NATIONAL ASSOCIATION
                           Originators of the Trust


The Issuer will issue and sell Class [   ] Notes


Principal amount.............................. $ ____________
Interest rate.................................. ____% per annum
Interest payment dates......................... __ day of each _________,
                                                beginning ________ __, [    ]

Expected principal payment date................ _________ __, 20__
Legal maturity date............................ _________ __, 20__
Expected issuance date......................... _________ __, 20__
Price to public................................ $[...] (or [...]%)
Underwriting  discount......................... $[...] (or [...]%)
Proceeds to the Issuer......................... $[...] (or [...]%)

Principal payments on Class B Notes of the Citiseries are subordinated to payments on Class A Notes of that series. Principal payments on Class C Notes of the Citiseries are subordinated to payments on Class A and Class B Notes of that series.

YOU SHOULD REVIEW AND CONSIDER THE DISCUSSION UNDER "RISK FACTORS" BEGINNING ON PAGE 13 OF THE ACCOMPANYING PROSPECTUS BEFORE YOU PURCHASE ANY NOTES.


Neither the Securities and Exchange Commission nor any state securities commission has approved the Notes or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are obligations of Citibank Credit Card Issuance Trust only and are not obligations of any other person. Each class of Notes is secured by only some of the assets of Citibank Credit Card Issuance Trust. Noteholders will have no recourse to any other assets of Citibank Credit Card Issuance Trust for the payment of the Notes. The Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.


                     UNDERWRITERS OF THE CLASS [ - ] NOTES


                                      [ ]

                               TABLE OF CONTENTS

                             Prospectus Supplement


Summary of Terms............................................................S-3
Underwriting................................................................S-8
Annex I: The Master Trust Receivables and  Accounts.........................I-1


          The table of contents for the prospectus appears on page 2 of that document.

                          ---------------------------




          Information about the Class [ - ] Notes is in two separate documents: a prospectus and a prospectus supplement. The prospectus provides general information about the each series of Notes issued by Citibank Credit Card Issuance Trust, some of which may not apply to the Citiseries. The prospectus supplement provides the specific terms of the Class [ - ] Notes. You should carefully read both the prospectus and the prospectus supplement before you purchase any Class [ - ] Notes.


          This prospectus supplement may update or modify information in the accompanying prospectus.


          In deciding whether to purchase the Class [ - ] Notes, you should rely solely on the information in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you different information about the Class [ - ] Notes.

          This prospectus supplement may be used to offer and sell the Class [
- ] Notes only if accompanied by the prospectus.



                          ---------------------------




          The Class [ - ] Notes are offered subject to receipt and acceptance by the underwriters and to their right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice.

                               SUMMARY OF TERMS


          Because this is a summary it does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus supplement and prospectus before you purchase any Class [ - ] Notes.

          There is a glossary beginning on page 89 of the prospectus where you will find the definitions of certain terms -- including terms that are not capitalized -- used in this prospectus supplement.

SECURITIES OFFERED  $___________  ____% Class [     -  ] Notes

                    The Class [ - ] Notes are a part of a series of Notes called the Citiseries. The Citiseries consists of Class A Notes, Class B Notes and Class C Notes. The Class __ [ - ] Notes are a subclass of Class __ Notes.

                    The Class [ - ] Notes are issued by, and are obligations of, Citibank Credit Card Issuance Trust. The Issuer has issued and expects to issue other classes and subclasses of Notes of the Citiseries with different interest rates, payment dates, legal maturity dates and other characteristics. See "The Notes--Issuances of new series and classes Notes" in the prospectus.

INTEREST The Class [ - ] Notes will accrue interest at the rate of ____% per annum.

                    Interest on the Class [ - ] Notes will begin to accrue on __________ __, [ ] and will be calculated on the basis of a 360-day year of twelve 30-day months.

                    The Issuer will make interest payments on the Class [ - ] Notes on the ____ day of each __________, beginning _________ __, [ ]. Interest payments due on a day that is not a business day in New York, South Dakota or Nevada, will be made on the following business day.


                    The payment of accrued interest on a class of Notes of the Citiseries is not senior to or subordinated to payment of interest on any other class of Notes of this series.


PRINCIPAL           The Issuer expects to pay the stated principal amount
                    of the Class [ - ] Notes in one payment on ____________
                    __, 20__, which is the expected principal payment date, and is obligated to do so if funds are available for that purpose. However, if the stated principal amount of the Class [ - ] Notes is not paid in full on its expected principal payment date, the Noteholders will not have any remedies against the Issuer until ____________ __, 20__, the legal maturity date of the Class [ - ] Notes.

                    If the stated principal amount of the Class [ - ] Notes is not paid in full on the expected principal payment date, then [, subject to the principal payment rules described below under "Subordination; Credit Enhancement,"] principal and interest payments on those Notes will be made monthly until they are paid in full or the legal maturity date occurs, whichever is earlier. However, if the nominal liquidation amount of that class has been reduced, the amount of principal collections and finance charge collections available to pay principal of and interest on the Class [ - ] Notes will be reduced. See "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes" in the prospectus.

                    The initial nominal liquidation amount of the Class [ - ] Notes is $ . If this amount is reduced [by reallocations of principal of the Class [ - ] Notes to pay interest on a senior class, or] as a result of charge-offs to the principal receivables held in the Master Trust, and not reimbursed as described in the prospectus, not all of the principal of the Class [ - ] Notes will be repaid. See "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes" in the prospectus.

                    Principal of the Class [ - ] Notes may be paid earlier than its expected principal payment date if an early redemption event occurs with respect to those Notes. See "Covenants, Events of Default, Early Redemption Events and Indenture Amendments--Early Redemption Events" in the prospectus.

 [OUTSTANDING DOLLAR
 PRINCIPAL AMOUNT   Include only for discount Notes and foreign currency Notes.]


SUBORDINATION[; CREDIT

 ENHANCEMENT]       No payment of principal will be made on any Class
                    B Note in the Citiseries unless, following the payment, the remaining available subordinated amount of Class B
                    Notes in this series is at least equal to the required subordinated amount for the outstanding Class A Notes in this series. Similarly, no payment of principal will be made on any Class C Note in the Citiseries unless, following the payment, the remaining available subordinated amount of Class C Notes in this series is at least equal to the required subordinated amounts for the outstanding Class A Notes and Class B Notes in this series. However, there are some exceptions to this rule.
                    See "The Notes--Subordination of Principal" in the prospectus.

                    [The maximum aggregate amounts of principal of Class B Notes and Class C Notes in the Citiseries that may be applied to payments on the Class A [ - ] Notes are $___________ and $_____________, respectively.] [This language is only for issuances of Class A subclasses]

                    [The maximum aggregate amount of principal of Class C Notes in the Citiseries that may be applied to payments on the Class B [ - ] Notes is $_____________.] [This language is only for issuances of Class B subclasses]

                    [However, the Issuer may at any time change the amount of credit enhancement available to the Class [ - ] Notes without the consent of any Noteholders so long as the Issuer has received confirmation from the rating agencies that have rated any outstanding Notes of the Citiseries that the change in the amount of available credit enhancement will not result in the rating assigned to any outstanding Notes in the Citiseries to be withdrawn or reduced, and the Issuer has received the tax opinion described in "The Notes--Required Subordinated Amount" in the prospectus.]

                    See "Deposit and Application of Funds" in the prospectus.


                    [the following heading will be included only in prospectus supplements for Class C subclasses]


[CLASS C RESERVE
ACCOUNT The Issuer will establish a Class C reserve account to provide credit enhancement solely for the holders of the Class C [ - ] Notes.

                    Funds on deposit in the Class C reserve account will be available to holders of Class C Notes to cover shortfalls of interest payable on interest payment dates. Funds on deposit in the Class C reserve account will also be available to holders of Class C Notes on any day when principal is payable, but only to the extent that the nominal liquidation amount of the Class C Notes plus funds on deposit in the Class C principal funding account is less than the outstanding dollar principal amount of the Class C Notes.

                    No funds will be deposited into the Class C reserve account on the date the Class C [ - ] Notes are issued. However, if the finance charge collections generated by the Master Trust after subtracting payment of fees and expenses of the Indenture Trustee and interest payments on the Notes fall below the level specified in the table below, the Issuer will be required to fund the Class C reserve account to the level specified in the table below.

                  Percentage of excess finance         Percentage of principal
                  charge collections, averaged          amount of Class C [ - ]
                     over three most recent             Notes required to be in
                            months                           reserve account
                  ----------------------------         ------------------------

                    The Class C reserve account will be funded from monthly finance charge collections from the Collateral Certificate after payment of fees and expenses of the Indenture Trustee, required interest deposits and other payments described under "Deposit and Application of Funds--Targeted deposits to the Class C reserve account" in the prospectus.

                    The amount required to be in the Class C reserve account will be adjusted to the percentages specified in the table as the excess finance charge collections rise or fall. If an early redemption event occurs with respect to the Class C [ - ] Notes, the required Class C reserve account amount will be ___% of the outstanding dollar principal amount of the Class C [ - ] Notes.]


OPTIONAL REDEMPTION

BY THE ISSUER       The Issuer has the right, but not the obligation, to
                    redeem the Class [ - ] Notes in whole but not in part on any day on or after the day on which the outstanding dollar principal amount of the Class [ - ] Notes is reduced to less than 5% of its initial outstanding dollar principal amount. This repurchase option is referred to as a clean-up call.

                    If the Issuer elects to redeem the Class [ - ] Notes, it will notify the registered holders of the redemption at least 30 days prior to the redemption date. The redemption price of a Note so redeemed will equal 100% of the outstanding dollar principal amount of that Note, plus accrued but unpaid interest on the Note to but excluding the date of redemption.

                    If the Issuer is unable to pay the redemption price in full on the redemption date, monthly payments on the Class [ - ] Notes will thereafter be made [, subject to the principal payment rules described above under "Subordination; Credit Enhancement,"] until the principal amount of those Notes, plus all accrued and unpaid interest, is paid in full or the legal maturity date occurs, whichever is earlier. Any funds in the principal funding account and interest funding account for the Class [ - ] Notes will be applied to make the principal and interest payments on those Notes on the redemption date.

SECURITY FOR
THE NOTES           The Class [ - ] Notes are secured by a shared security
                    interest in the Collateral Certificate and the collection account , and each of the Class [ - ] Notes are secured by a security interest in the applicable principal funding subaccount, the interest funding subaccount [and the Class
                    C reserve account]. See "Sources of Funds to Pay the Notes--The Collateral Certificate" and "--The Trust
                    Accounts" in the prospectus.


LIMITED RECOURSE

TO THE ISSUER       Only the portion of the principal collections and finance
                    charge collections received by the Issuer under the Collateral Certificate and allocated to the Class [ - ]
                    Notes and funds in
                    the applicable trust accounts provide the source of payment for principal of or interest on the Class [ - ] Notes.
                    Class [ - ] Noteholders will have no recourse to any other assets of the Issuer or any other person or entity for the payment of principal of or interest on the Notes.


MASTER TRUST ASSETS

AND RECEIVABLES     The Collateral Certificate, which is the primary source of funds for the payment of principal of and interest on the Class [ - ] Notes, is an investor certificate issued by the Master Trust. The Collateral Certificate represents an undivided interest in the assets of the Master Trust. The
                    Master Trust assets include credit card receivables from selected MasterCard and VISA revolving credit card accounts that meet the eligibility criteria for inclusion in the Master Trust. These eligibility criteria are discussed in the prospectus under "The Master
                    Trust--Master Trust Assets."


                    The credit card receivables in the Master Trust consist of principal receivables and finance charge receivables. Principal receivables include amounts charged by cardholders for merchandise and services and amounts advanced to cardholders as cash advances. Finance charge receivables include periodic finance charges, annual membership fees, cash advance fees, late charges and certain other fees billed to cardholders.


                    The aggregate amount of credit card receivables in the Master Trust as of __________ __, [ ] was $______________,
                    of which $__________ were principal receivables and $_____________ were finance charge receivables. See "The Master Trust Receivables and Accounts" in Annex I of this prospectus supplement for more detailed financial information on the receivables and the accounts.

THE CITISERIES      The Class [ - ] Notes will be the __ subclass of Notes
                    issued by the Issuer and still outstanding in the Citiseries.

                    As of ____________ __, [ ] the aggregate outstanding principal amount of Notes in the Citiseries was approximately $_____________, consisting of:

                          Class A Notes                       $________________
                          Class B Notes                       $________________
                          Class C Notes                       $________________


                    As of ____________ __, [ ], the weighted average interest rate payable by the Issuer on the __ outstanding subclasses of Notes in the Citiseries was approximately ______% per annum, consisting of:


                          Class A Notes                       ______% per annum
                          Class B Notes                       ______% per annum
                          Class C Notes                       ______% per annum

PARTICIPATION WITH
OTHER SERIES        In addition to the Citiseries the Issuer has issued __
                    other series of Notes that are still outstanding. The
                    Citiseries and the other __ outstanding series of Notes together comprise "Group 1."


                    Collections of finance charge receivables allocable to each series in Group 1 will be aggregated and made available for required interest payments for all series in Group 1. Consequently, the future issuance of a new series in Group 1 may have the effect of reducing or increasing the amount of finance charge receivables represented by the Collateral Certificate allocable to your Notes.

                    As of ____________ __, [ ], the weighted average interest rate payable by the Issuer on the __ outstanding series of Notes in Group 1 was approximately ______% per annum. As of that date, the aggregate outstanding dollar principal amount of those Notes was approximately $__________________.

                    See "Deposit and Application of Funds --Allocation to interest funding subaccounts" in the prospectus.


[STOCK EXCHANGE

LISTING The Issuer will apply to list the Class [ - ] Notes on the Luxembourg Stock Exchange. The Issuer cannot guarantee that the application for the listing will be accepted. You should consult with Banque Internationale a Luxembourg, the Luxembourg listing agent for the Class [ - ] Notes, 69, route d'Esch, L- 2953 Luxembourg, phone number (352) 4590-1, to determine whether the Class [ - ] Notes have been listed on the Luxembourg
                    Stock Exchange.]

[NO LISTING         The Class [ - ] Notes will not be listed on any stock
                    exchange.]

RATINGS The Issuer will issue the Class [ - ] Notes only if they are rated [in the highest rating category] [at least "A" or its equivalent] [at least "BBB" or its equivalent] by at least one nationally recognized rating agency. See "Risk Factors--If the ratings of the Notes are lowered or withdrawn, their market value could decrease" in the prospectus.

                                 UNDERWRITING


          Subject to the terms and conditions of the underwriting agreement for the Class [ - ] Notes, the Issuer has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class [ - ] Notes set forth opposite its name:

                                                                      Principal
 Underwriters                                                            Amount
 ------------                                                         ---------

Total..............................................................  $=========

          The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $__________________ aggregate principal amount of Class [ - ] Notes if any Class [ - ] Notes are purchased.

          The underwriters have advised the Issuer that the several underwriters propose initially to offer the Class [ - ] Notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of _____% of the principal amount of those Notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of _____% of the principal amount.


          After the public offering, the public offering price and other selling terms may be changed by the underwriters.


          Each underwriter of the Class [ - ] Notes has agreed that:

               o it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Class [ - ] Notes in, from or otherwise involving the United Kingdom;

               o it has only issued, distributed or passed on and will only issue, distribute or pass on in the United Kingdom any document received by it in connection with the issue of the Class [ - ] Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued, distributed or passed on;

               o if it is an authorized person under Chapter III of Part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this prospectus supplement and the prospectus if that person is a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

               o it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996

          In connection with the sale of the Class [ - ] Notes, the underwriters may engage in:

               o over-allotments, in which members of the syndicate selling the Class [ - ] Notes sell more Notes than the Issuer actually sold to the syndicate, creating a syndicate short position;

               o stabilizing transactions, in which purchases and sales of the Class [ - ] Notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

               o syndicate covering transactions, in which members of the selling syndicate purchase Class [ - ] Notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

               o penalty bids, by which underwriters reclaim a selling concession from a syndicate member when the Class [ - ] Notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

          These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class [ - ] Notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

          The Issuer will indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities.

          Salomon Smith Barney Inc. is an affiliate of the Issuer.


          This prospectus supplement and the accompanying prospectus may be used by Salomon Smith Barney Inc. and/or other affiliates of the Issuer in connection with offers and sales related to market-making transactions in the Class [ - ] Notes. The Issuer's affiliates may act as principal or agent in these market-making transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

          The Issuer will receive proceeds of approximately $_____________from the sale of the Class [ - ] Notes. This amount represents ____% of the principal amount of those Notes. The Issuer will receive this amount net of the underwriting discount of $__________. The underwriting discount represents _____% of the principal amount of those Notes. Additional offering expenses are estimated to be $_______________.

                                                                        ANNEX I


         This annex forms an integral part of the prospectus supplement.


                   THE MASTER TRUST RECEIVABLES AND ACCOUNTS

          The following information relates to the credit card receivables owned by Citibank Credit Card Master Trust I and the related credit card accounts.

LOSS AND DELINQUENCY EXPERIENCE


          The following table sets forth the loss experience for cardholder payments on the credit card accounts for each of the periods shown. Losses consist of write-offs of principal receivables. These losses are presented below on a cash basis. If accrued finance charge receivables that have been written off were included in losses , Net Losses would be higher as an absolute number and as a percentage of the average of principal and finance charge receivables outstanding during the periods indicated. Average Principal Receivables Outstanding is the average of principal receivables outstanding during the periods indicated. The percentage reflected for the ____ months ended _______ __, 199_ is an annualized number. We can not provide any assurance that the loss experience for the receivables in the future will be similar to the historical experience set forth below.

                        LOSS EXPERIENCE FOR THE ACCOUNTS
                             (DOLLARS IN THOUSANDS)

                                   Months               Year Ended December 31,
                                   Ended     199_           199            199
                                            ------         -----          ----
                                               -             -              -
Average Principal Receivables
 Outstanding.......................
Net Losses.........................
Net Losses as a Percentage of Average
Principal Receivables Outstanding..

          Net losses as a percentage of gross charge-offs for the first ____ months of 199_ were ____% and for each of the years ended December 31, 199_, 199_ and 199_ were ____%, ____% and ____%, respectively. Gross charge-offs are charge-offs before recoveries and do not include the amount of any reductions in Average Principal Receivables Outstanding due to fraud, returned goods, customer disputes or certain other miscellaneous write-offs.

          The following table sets forth the delinquency experience for cardholder payments on the credit card accounts for each of the periods shown. The Delinquent Amount includes both principal receivables and finance charge receivables. The percentages are the result of dividing the Delinquent Amount by the average of principal and finance charge receivables outstanding during the periods indicated. We can not provide any assurance that the delinquency experience for the receivables in the future will be similar to the historical experience set forth below.

                DELINQUENCIES AS A PERCENTAGE OF THE ACCOUNTS
                             (DOLLARS IN THOUSANDS)
<

                           As of                  As of December 31,
                                        -----------------------------------
                            ,199         199            199           199
                          --------     -------       ----------     ------

Number of               Delinquent     Delinquent    Delinquent     Delinquent
Days Delinquent          Amount          Amount         Amount        Amount
                         ------          ------         ------        ------
Days Delinquent
---------------

35-64 days............
65-94 days............
95 days or more.......

     Total............




REVENUE EXPERIENCE

          The revenues for the credit card accounts from finance charges, fees paid by cardholders and interchange for the ____ months ended _________ __, 199_ and for each year of the three-year period ended December 31, 199_ are set forth in the following table.


          The revenue experience in this table is presented on a cash basis before deduction for charge-offs. Average Revenue Yield is the result of dividing Finance Charges and Fees Paid by Average Principal Receivables Outstanding during the periods indicated. The percentage for the ____ months ended _____________ __, 199_ is an annualized number. Revenues from finance charges, fees and interchange will be affected by numerous factors, including the periodic finance charge on the credit card receivables, the amount of any annual membership fee, other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month and do not incur periodic finance charges on purchases, the percentage of credit card accounts bearing finance charges at promotional rates and changes in the level of delinquencies on the receivables.


                      REVENUE EXPERIENCE FOR THE ACCOUNTS
                             (DOLLARS IN THOUSANDS)


                                      Months          Year Ended December 31,
                                       Ended    ------------------------------
                                      , 199      199           199         199
                                     ------    ------        ------      -----


Finance Charges and Fees Paid...

Average Revenue Yield...........

          The revenues from periodic finance charges and fees -- other than annual fees --depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay off account balances over several months -- as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases -- and upon other card-related services for which the cardholder pays a fee. Fees for these other services will be treated for purposes of the pooling and servicing agreement as principal receivables rather than finance charge receivables; however, the Banks may specify that they will treat these fees as finance charge receivables. Revenues from periodic finance charges and fees also depend on the types of charges and fees assessed on the credit card accounts. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the accounts and in the types of additional accounts added from time to time. These revenues could be adversely affected by future changes in fees and charges assessed by Citibank (South Dakota) and other factors.

CARDHOLDER MONTHLY PAYMENT RATES


          Monthly payment rates on the credit card receivables may vary because, among other things, a cardholder may fail to make a required payment, may only make the minimum required payment or may pay the entire outstanding balance. Monthly payment rates on the receivables may also vary due to seasonal purchasing and payment habits of cardholders. The following table sets forth the highest and lowest cardholder monthly payment rates for the credit card accounts during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the total beginning account balances for that month. Monthly payment rates include amounts that would be deemed payments of principal receivables and finance charge receivables with respect to the accounts. In addition, the amount of outstanding receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the accounts depend on a variety of factors including seasonal variations, the availability of other sources of credit, general economic conditions, tax laws, consumer spending and borrowing patterns and the terms of the accounts, which Citibank (South Dakota) may change.


               CARDHOLDER MONTHLY PAYMENT RATES FOR THE ACCOUNTS


                              Months     Year Ended December 31,
                              Ended
                              , 199      199         199        199
                             -------    -----      ------      ------


Lowest Month..............
Highest Month.............
Average of the Months
 in the Period............

INTERCHANGE


          Creditors participating in the MasterCard International and VISA associations receive interchange as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period before initial billing. Under the MasterCard International and VISA systems, a portion of this interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. interchange ranges from approximately 1% to 2% of the transaction amount. Citibank (South Dakota) is required to transfer to the Master Trust Interchange attributed to cardholder charges for merchandise and services in the accounts. interchange is allocated to the Master Trust on the basis of the ratio that the amount of cardholder charges for merchandise and services in the accounts bears to the total amount of cardholder charges for merchandise and services in the portfolio of credit card accounts owned by Citibank (South Dakota). MasterCard International and VISA may change the amount of interchange reimbursed to banks issuing their credit cards.


THE CREDIT CARD RECEIVABLES


          The receivables in the credit card accounts as of ___________ __, 199_ included $______________ of finance charge receivables and $____________ of principal receivables --which amounts include overdue finance charge receivables and overdue principal receivables. As of _____________ __, [ ] there were ______________ accounts. Included within the accounts are inactive accounts that have no balance. The accounts had an average principal receivable balance of $_____ and an average credit limit of $_____. The average total receivable balance in the accounts as a percentage of the average credit limit with respect to the accounts was __%. Approximately __% of the accounts were opened before ___________ 199_. Of the accounts, approximately ______% related to cardholders with billing addresses in

California, _____% in New York, _____% in Texas and _____% in Florida. Not more than 5% of the accounts related to cardholders having billing addresses in any other single state.

          The credit card accounts include receivables which, in accordance with the servicer's normal servicing policies, were charged-off as uncollectible before they were added to the Master Trust. However, for purposes of calculation of the amount of principal receivables and finance charge receivables in the Master Trust for any date, the balance of the charged-off receivables is zero and the Master Trust owns only the right to receive recoveries on these receivables.

          The following tables summarize the credit card accounts by various criteria as of __________ __, 199_. References to "Receivables Outstanding" in these tables include both finance charge receivables and principal receivables. Because the composition of the accounts will change in the future, these tables are not necessarily indicative of the future composition of the accounts.


          Credit balances presented in the following table are a result of cardholder payments and credit adjustments applied in excess of a credit card account's unpaid balance. Accounts which have a credit balance are included because receivables may be generated in these accounts in the future. Credit card accounts which have no balance are included because receivables may be generated in these accounts in the future.


                  COMPOSITION OF ACCOUNTS BY ACCOUNT BALANCE


                                            Percentage              Percentage
                                             of Total                of Total
                                Number of   Number of  Receivables  Receivables
Account Balance                 Accounts    Accounts   Outstanding  Outstanding
---------------                 --------    --------   -----------  -----------

Credit Balance................
No Balance....................
Less than or equal to $500.00.
$500.01 to $1,000.00..........
$1,000.01 to $2,000.00........
$2,000.01 to $3,000.00........
$3,000.01 to $4,000.00........
$4,000.01 to $5,000.00........
$5,000.01 to $6,000.00........
$6,000.01 to $7,000.00........
$7,000.01 to $8,000.00........
$8,000.01 to $9,000.00........
$9,000.01 to $10,000.00.......
Over $10,000.00...............



     Total....................




                    COMPOSITION OF ACCOUNTS BY CREDIT LIMIT

                                            Percentage              Percentage
                                             of Total                of Total
                                Number of   Number of  Receivables  Receivables
Credit Limit                    Accounts    Accounts   Outstanding  Outstanding
------------                    --------    --------   -----------  -----------
Less than or equal to $500.00..
$500.01 to $1,000.00...........


$1,000.01 to $2,000.00.........
$2,000.01 to $3,000.00.........
$3,000.01 to $4,000.00.........
$4,000.01 to $5,000.00.........
Over $5,000.00.................

     Total.....................


          Accounts presented in the table below as "Current" include accounts on which the minimum payment has not been received before the next billing date following the issuance of the related bill.


                   COMPOSITION OF ACCOUNTS BY PAYMENT STATUS

                                            Percentage              Percentage
                                             of Total                of Total
                                Number of   Number of  Receivables  Receivables
   Payment Status               Accounts    Accounts   Outstanding  Outstanding
--------------                  ----------  ---------- -----------  -----------
Current.......................

Up to 34 days delinquent......
35 to 64 days delinquent......
65 to 94 days delinquent......
95 to 124 days delinquent.....
125 to 154 days delinquent....
155 to 184 days delinquent....

     Total....................



                        COMPOSITION OF ACCOUNTS BY AGE

                                            Percentage              Percentage
                                            of Total                 of Total
                                Number of   Number of  Receivables  Receivables
Age                             Accounts    Accounts   Outstanding  Outstanding
---                             ---------   ---------  -----------  -----------
Less than or equal to 6
 months.......................
Over 6 months to 12 months....
Over 12 months to 24 months...
Over 24 months to 36 months...
Over 36 months to 48 months...
Over 48 months................

     Total....................

BILLING AND PAYMENTS

          The credit card accounts have different billing and payment structures, including different periodic finance charges and fees. The following information reflects the current billing and payment characteristics of the accounts.

          Citibank (South Dakota) sends monthly billing statements to cardholders with balances at the end of each billing period. Each month a MasterCard or VISA cardholder must make a minimum payment equal to the sum of

               (1) the greater of $20 -- or, if the then current balance is less than $20, that balance --and 1/48 of the then current balance,

               (2)  any amount which is past due and

               (3)  any amount which is in excess of the credit limit.


          The required minimum payment, however, cannot be less than the finance charges billed.


          A periodic finance charge is assessed on the credit card accounts. The periodic finance charge assessed on balances for purchases and cash advances for a majority of the accounts is calculated by multiplying (1) the daily balances for each day during the billing cycle by (2) the applicable daily periodic finance charge rate, and summing the results for each day in the billing period. The daily balance is calculated by taking the previous day's balance, adding any new purchases or cash advances and fees, adding the daily finance charge on the previous day's balance, and subtracting any payments or credits. Cash advances are included in the daily balance from the date the advances are made. Purchases are included in the daily balance generally from the date of purchase. Periodic finance charges are not assessed in most circumstances on purchase amounts if all balances shown in the previous billing statement are paid in full by the due date indicated on the statement.

          The periodic finance charge assessed on balances in most credit card accounts for purchases is currently the Prime Rate, as published in The Wall Street Journal, plus a percentage ranging from 5.4% to 12.9%. As of the most recent quarterly reset date, the periodic finance charge on balances in most accounts for purchases ranged from ____% to ____%. The periodic finance charge assessed on balances in most credit card accounts for cash advances is currently 19.99%. Citibank (South Dakota) may change the periodic finance charge on accounts at any time by written notice to the cardholders.

          Any increase in the finance charge will become effective upon the earlier of subsequent use of a card and the expiration of a 25-day period from the date the change was made effective -- assuming failure on the part of the cardholder to object to the new rate. Citibank (South Dakota) also offers promotional rates of limited duration to attract new cardholders and to promote balance transfers from other credit card issuers and the periodic finance charge on a limited number of accounts may be greater or less than those assessed by Citibank (South Dakota) generally.


          Before December 1993, Citibank (South Dakota) generally assessed an annual membership fee of between $20 and $100 per account. Effective December 1, 1993, Citibank (South Dakota) eliminated the annual membership fee for some premium and nonpremium cardholders who met specified non-delinquency criteria. This change did not apply to affinity or co-branded card products. In addition, effective January 1, 1995, Citibank (South Dakota) eliminated the annual fees applicable to some other accounts, including some of its affinity and co-branded card products.

          Some of the accounts may be subject to additional fees, including:


          o a late fee of $29 if Citibank (South Dakota) does not receive a required minimum payment by the payment due date shown on the monthly billing statement, which fee is assessed monthly until the account is less than 30 days past due;

          o a cash advance fee which is generally equal to 3.0% of the amount of the cash advance, subject to a minimum fee of $5;

          o    a returned payment fee of $29;

          o    a returned check fee of $29;

          o    a stop payment fee of $29; and

          o a fee of $29 for each billing period with respect to each account with an outstanding balance over the credit limit established for that account.


          Payments by cardholders on the accounts are processed and applied to all minimum amounts due, from the oldest to the most current, with respect to the following items in the following order:

          (1)  periodic finance charges on cash advances,

          (2)  periodic finance charges on purchases,

          (3)  cash advance amounts and

          (4)  purchase amounts.

          When all minimum amounts due are paid, payments are generally allocated first to cash advance balances and then to purchase balances. We cannot provide any assurance that periodic finance charges, fees and other charges will remain at current levels in the future.

                      CITIBANK CREDIT CARD ISSUANCE TRUST
                                  CITISERIES


                     $_____________ ___% Class [ - ] Notes

                         CITIBANK (SOUTH DAKOTA), N.A.
                    CITIBANK (NEVADA), NATIONAL ASSOCIATION
                           Originators of the Trust


                             Prospectus Supplement

                          Dated ____________ __, [ ]

                     Underwriters of the Class [ - ] Notes



          You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

          The Notes are not being offered in any state where the offer is not permitted.

          The Issuer does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

          Until the date which is 90 days after the date of this prospectus supplement, all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriter of the Notes and with respect to their unsold allotments or subscriptions.

[FLAG]
THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                Subject to Completion, dated December 20, 1999


                       FORM OF PROSPECTUS SUPPLEMENT FOR

                       A SINGLE ISSUANCE SERIES OF NOTES

PROSPECTUS SUPPLEMENT DATED __________ __,  [    ]
(to Prospectus dated __________ __,  [    ])

                      CITIBANK CREDIT CARD ISSUANCE TRUST

                              SERIES [ - ] NOTES

                         CITIBANK (SOUTH DAKOTA), N.A.
                    CITIBANK (NEVADA), NATIONAL ASSOCIATION
                           Originators of the Trust


The Issuer will issue and sell

                                                                                           >

                                   Class A Notes             Class B Notes              Class C Notes

Principal amount..........$        ____________              $ ____________             $ ____________
Interest rate...............       ____% per annum             ____% per annum            ____% per annum
Interest payment dates......       __ day of each              __ day of each             __ day of each

                                   _________, beginning      _________, beginning         _________, beginning
                                   ________ __, [    ]       _____ __, [    ]             ________ __, [    ]

Expected principal payment


   date............................_________ __, 20__        _________ __, 20__           _________ __, 20__
Legal maturity date                _________ __, 20__        _________ __, 20__           _________ __, 20__
Expected issuance date............._________ __, 20__        _________ __, 20__           _________ __, 20__
Price to public....................$[...] (or [...]%)            $[...] (or [...]%)       $[...] (or [...]%)
Underwriting discount..............$[...] (or [...]%)            $[...] (or [...]%)       $[...] (or [...]%)
Proceeds to the Issuer.............$[...] (or [...]%)            $[...] (or [...]%)       $[...] (or [...]%)

          Principal payments on the Class B Notes are subordinated to payments on the Class A Notes. Principal payments on the Class C Notes are subordinated to payments on the Class A and Class B Notes.

YOU SHOULD REVIEW AND CONSIDER THE DISCUSSION UNDER "RISK FACTORS" BEGINNING ON PAGE [ ] OF THE ACCOMPANYING PROSPECTUS BEFORE YOU PURCHASE ANY NOTES.


Neither the Securities and Exchange Commission nor any state securities commission has approved the Notes or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are obligations of Citibank Credit Card Issuance Trust only and are not obligations of any other person. Each class of Notes is secured by only some of the assets of Citibank Credit Card Issuance Trust. Noteholders will have no recourse to any other assets of Citibank Credit Card Issuance Trust for the payment of the Notes. The Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

-------------------------------------------------------------------------------


                       UNDERWRITERS OF THE CLASS A NOTES
                                      [ ]


                       UNDERWRITERS OF THE CLASS B NOTES
                                      [ ]

                       UNDERWRITERS OF THE CLASS C NOTES
                                      [ ]

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

Summary of Terms............................................................S-3
Underwriting................................................................S-7
Annex I: The Master Trust Receivables and Accounts..........................I-1

          The table of contents for the prospectus appears on page 2 of that document.

                          ---------------------------


          Information about the Series [ - ] Notes is in two separate documents: a prospectus and a prospectus supplement. The prospectus provides general information about the series of Notes issued by Citibank Credit Card Issuance Trust, some of which may not apply to the Series [ - ] Notes. The prospectus supplement provides the specific terms of the Series [ - ] Notes. You should carefully read both the prospectus and the prospectus supplement before you purchase any Series [ - ] Notes.

          This prospectus supplement may update or modify information in the accompanying prospectus.

          In deciding whether to purchase the Series [ - ] Notes, you should rely solely on the information in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you different information about the Series [ - ] Notes.

          This prospectus supplement may be used to offer and sell the Series [ - ] Notes only if accompanied by the prospectus.


                          ---------------------------



          The Class A Notes, the Class B Notes and the Class C Notes are offered subject to receipt and acceptance by the underwriters and to their right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice.

                               SUMMARY OF TERMS


          Because this is a summary it does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus supplement and prospectus before you purchase any Series [ - ] Notes.

          There is a glossary beginning on page 89 of the prospectus where you will find the definitions of certain terms -- including terms that are not capitalized -- used in this prospectus supplement.

SECURITIES OFFERED  $___________  ____% Class A Notes, Series [    -  ].
                    $___________  ____% Class B Notes, Series [    -  ].
                    $___________  ____% Class C Notes, Series [    -  ].


                    The Series [ - ] Notes are issued by, and are obligations of, Citibank Credit Card Issuance Trust. The Issuer will not issue any other class or subclass of Notes of this series.


INTEREST The Class A Notes will accrue interest at the rate of ____% per annum.

                    The Class B Notes will accrue interest at the rate of ____% per annum.

                    The Class C Notes will accrue interest at the rate of ____% per annum.


                    Interest on the Series [ - ] Notes will begin to accrue on __________ __, [ ] and will be calculated on the basis of a 360-day year of twelve 30-day months.

                    The Issuer will make interest payments on the Series [ - ] Notes on the ____ day of each __________, beginning _________ __, [ ]. Interest payments due on a day that is not a business day in New York, South Dakota or Nevada, will be made on the following business day.

                    The payment of accrued interest on a class of Series [ - ] Notes is not senior to or subordinated to payment of interest on any other class of Series [ - ] Notes.

PRINCIPAL           The Issuer expects to pay the stated principal amount of
                    the Class A, Class B and Class C Notes in one payment on
                    ____________ __, 20__, which is the expected principal payment date, and the Issuer is obligated to do so if funds are available for that purpose. However, if the stated principal amount of any class of Series [ - ] Notes is not paid in full on its expected principal payment date, the holders of that class will not have any remedies against the Issuer until ____________ __, 20__, the legal maturity date of the Notes.

                    If the stated principal amount of the Class A, Class B or Class C Notes is not paid in full on the expected principal payment date, then principal and interest payments on the Series [ - ] Notes will be made monthly until they are paid in full or the legal maturity date occurs, whichever is earlier. However, if the nominal liquidation amount of that class has been reduced, the amount of principal collections and finance charge collections available to pay principal of and interest on the Series [ - ] Notes will be reduced. See "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes" in the prospectus.

                    The initial nominal liquidation amount of the Class A Notes is $__________, of the Class B Notes is $__________, and of the Class C Notes is $__________. If the nominal liquidation amount of a class of Notes is reduced by reallocations of principal of that class to pay interest on a senior class, and as a result of charge-offs to the principal receivables held in the Master Trust and not reimbursed as described in the prospectus, not all of the principal of the Notes of that class will be paid. See "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes" in the prospectus.

                    Principal of the Class A Notes will generally be paid in full before any principal of the Class B Notes or Class C Notes is paid, and principal of the Class B Notes will generally be paid in full before any principal of the Class C Notes is paid. However, there are some exceptions to this rule. See "The Notes--Subordination of Principal" in the prospectus.

                    Principal of a Series [ - ] Note may be paid earlier than its expected principal payment date if an early redemption event occurs with respect to that Note. See "Covenants, Events of Default, Early Redemption Events and Indenture Amendments--Early Redemption Events" in the prospectus.

[OUTSTANDING DOLLAR
  PRINCIPAL AMOUNT  Include only for OID Notes and foreign currency Notes.]


CLASS C RESERVE
    ACCOUNT The Issuer will establish a Class C reserve account to provide credit enhancement solely for the holders of the Class C Notes.


                    Funds on deposit in the Class C reserve account will be available to holders of Class C Notes to cover shortfalls of interest payable on interest payment dates. Funds on deposit in the Class C reserve account will also be available to holders of Class C Notes on any day when principal is payable, but only to the extent that the nominal liquidation amount of the Class C Notes plus funds on deposit in the Class C principal funding account is less than the outstanding dollar principal amount of the Class C Notes.

                    No funds will be deposited into the Class C reserve account on the date the Class C Notes are issued. However, if the finance charge collections generated by the Master Trust after subtracting payment of fees and expenses of the Indenture Trustee and interest payments on the Notes fall below the level specified in the table below, the Issuer will be required to fund the Class C reserve account to the level specified in the table below.

                    Percentage of excess finance        Percentage of principal
                    charge collections, averaged        amount of Series [ - ]
                      over three most recent            Notes required to be in
                              months                         reserve account
                    ----------------------------        -----------------------


                    The Class C reserve account will be funded from monthly finance charge collections from the Collateral Certificate after payment of fees and expenses of the Indenture Trustee, required interest deposits and other payments described under "Deposit and Application of Funds--Targeted deposits to the Class C reserve account" in the prospectus.

                    The amount required to be in the Class C reserve account will be adjusted to the percentages specified in the table as the excess finance charge collections rise or fall. If an early redemption event occurs with respect to the Class C Notes, the required Class C reserve account amount will be ___% of the outstanding dollar principal amount of the Series [ - ] Notes.


OPTIONAL REDEMPTION

BY THE ISSUER       The Issuer has the right, but not the obligation, to
                    redeem the Series [ - ] Notes in whole but not in part on any day on or after the day on which the outstanding dollar principal amount of the Series [ - ] Notes is reduced to less than 5% of its initial outstanding dollar principal amount. This repurchase option is referred to as a clean-up call.

                    If the Issuer elects to redeem the Series [ - ] Notes, it will notify the registered holders of the redemption at least 30 days prior to the redemption date. The redemption price of a Series [ - ] Note so redeemed will equal 100% of the outstanding dollar principal amount of that Note, plus accrued but unpaid interest on the Note to but excluding the date of redemption.

                    If the Issuer is unable to pay the redemption price in full on the redemption date, monthly payments on the Series [ - ] Notes will thereafter be made until the principal amount of the Series [ - ] Notes, plus all accrued and unpaid interest, is paid in full or the legal maturity date occurs, whichever is earlier. Any funds in the principal funding account and interest funding account for a redeemed Series [ - ] Note will be applied to make the principal and interest payments on that Note on the redemption date. Principal payments on redeemed Series [ - ] Notes will be made first to the Class A Notes until paid in full, then to the Class B Notes until paid in full and finally to the Class C Notes until paid in full.

SECURITY FOR THE
 NOTES The Series [ - ] Notes are secured by a shared security interest in the Collateral Certificate and the collection account, and each class of Series [ - ] Notes is secured by a security interest in the applicable principal funding subaccount, the interest funding subaccount and in the case of Class C Notes only, the Class C reserve account. See "Sources of Funds to Pay the Notes--The Collateral Certificate" and "--The Trust Accounts" in the prospectus.


LIMITED RECOURSE

 TO THE ISSUER      Only the portion of the principal collections and finance
                    charge collections received by the Issuer under the Collateral Certificate and allocated to the Series [ - ]
                    Notes and funds in the applicable trust accounts provide the source of payment for principal of or interest on any class of the Series [ - ] Notes. The Series [ - ]
                    Noteholders will have no recourse to any other assets of the Issuer or any other person or entity for the payment of principal of or interest on the Notes.


MASTER TRUST ASSETS

 AND RECEIVABLES    The Collateral Certificate, which is the primary source of funds for the payment of principal of and interest on the Notes, is an investor certificate issued by Citibank
                    Credit Card Master Trust I. The Collateral Certificate represents an undivided interest in the assets of the Master Trust. The Master Trust assets include credit card receivables from selected MasterCard and VISA revolving credit card accounts that meet the eligibility criteria for inclusion in the Master Trust. These eligibility criteria are discussed in the prospectus under "The Master
                    Trust--Master Trust Assets."


                    The credit card receivables in the Master Trust consist of principal receivables and finance charge receivables. Principal receivables include amounts charged by cardholders for merchandise and services and amounts advanced to cardholders as cash advances. Finance charge receivables include periodic finance charges, annual membership fees, cash advance fees, late charges and certain other fees billed to cardholders.


                    The aggregate amount of credit card receivables in the Master Trust as of __________ __, [ ] was $______________,
                    of which $__________ were principal receivables and $_____________ were finance charge receivables. See "The Master Trust Receivables and Accounts" in Annex I of this prospectus supplement for more detailed financial information on the receivables and the accounts.

PARTICIPATION WITH

     OTHER SERIES   The Series [ - ]_ Notes will be the __ series of
                    Notes issued by the Issuer and still outstanding. The
                    Series [ - ] Notes and the other __ outstanding series of Notes together comprise "Group 1."

                    Collections of finance charge receivables allocable to each series in Group 1 will be aggregated and made available for required interest payments for all series in Group 1. Consequently, the future issuance of a new series in Group 1 may have the effect of reducing or increasing the amount of finance charge receivables represented by the Collateral Certificate allocable to your Notes.

                    As of ____________ __, [ ], the weighted average interest rate payable by the Issuer on the __ outstanding series of Notes in Group 1 was approximately ______% per annum. As of that date, the aggregate outstanding dollar principal amount of those Notes was approximately $__________________.

                    See "Deposit and Application of Funds --Allocation to interest funding subaccounts" in the prospectus.


STOCK EXCHANGE

    LISTING The Issuer will apply to list the Series [ - ] Notes on the Luxembourg Stock Exchange. The Issuer cannot guarantee that the application for the listing will be accepted. You should consult with Banque Internationale a Luxembourg, the Luxembourg listing agent for the Notes, 69, route d'Esch, L- 2953 Luxembourg, phone number (352) 4590-1, to determine whether the Series [ - ] Notes have been listed on the Luxembourg Stock Exchange.

                                 UNDERWRITING

          Subject to the terms and conditions of the underwriting agreement for the Class A Notes, the Issuer has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class A Notes set forth opposite its name:

                                 Class A Notes


     Class A Underwriters                                            Principal

                                                                       Amount


         Total.............................................         $
                                                                      =======


          The several Class A Underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $__________________ aggregate principal amount of Class A Notes if any Class A Notes are purchased.


          The Class A Underwriters have advised the Issuer that the several Class A Underwriters propose initially to offer the Class A Notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of _____% of the principal amount of the Class A Notes. The Class A Underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of _____% of the principal amount.


          Subject to the terms and conditions of the underwriting agreement for the Class B Notes, the Issuer has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class B Notes set forth opposite its name:

                                 Class B Notes


          Class B Underwriters                                       Principal

                                                                        Amount


         Total.............................................         $
                                                                      ========


          The several Class B Underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $__________________ aggregate principal amount of Class B Notes if any Class B Notes are purchased.


          The Class B Underwriters have advised the Issuer that the several Class B Underwriters propose initially to offer the Class B Notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of _____% of the principal amount of the Class B Notes. The Class B Underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of _____% of the principal amount.

         Subject to the terms and conditions of the underwriting agreement for the Class C Notes, the Issuer has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class C Notes set forth opposite its name:

                                 Class C Notes


          Class C Underwriters                                       Principal

                                                                        Amount


         Total...........................................            $
                                                                      ========


          The several Class C Underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $__________________ aggregate principal amount of Class C Notes if any Class C Notes are purchased.


          The Class C Underwriters have advised the Issuer that the several Class C Underwriters propose initially to offer the Class C Notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of _____% of the principal amount of the Class C Notes. The Class C Underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of _____% of the principal amount.


          After the public offering, the public offering price and other selling terms may be changed by the Class A Underwriters, Class B Underwriters and Class C Underwriters.


          Each underwriter of the Series [ ]- _ Notes has agreed that:

          o it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Series [ ]- __ Notes in, from or otherwise involving the United Kingdom;

          o it has only issued, distributed or passed on and will only issue, distribute or pass on in the United Kingdom any document received by it in connection with the issue of the Series [ ]-
               __ Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued, distributed or passed on;

          o if it is an authorized person under Chapter III of Part I of the Financial = Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this prospectus supplement and the prospectus if that person is a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

          o it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

          In connection with the sale of the Series [ ]- _ Notes, the underwriters may engage in:

          o over-allotments, in which members of the syndicate selling the Series [ ]- _ Notes sell more Notes than the Issuer actually sold to the syndicate, creating a syndicate short position;

          o stabilizing transactions, in which purchases and sales of the Series [ ]- _ Notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

          o syndicate covering transactions, in which members of the selling syndicate purchase Series [ ]- _ Notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

          o penalty bids, by which underwriters reclaim a selling concession from a syndicate member when the Series [ ]- _ Notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

          These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Series [ ]- _ Notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

          The Issuer will indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities.


          The closing of the sale of each class of Series [ - ] Notes is a condition to the closing of the sale of the other classes.


          Salomon Smith Barney Inc. is an affiliate of the Issuer.


          This prospectus supplement and the accompanying prospectus may be used by Salomon Smith Barney Inc. and/or other affiliates of the Issuer in connection with offers and sales related to market-making transactions in the Series [ - ] Notes. The Issuer's affiliates may act as principal or agent in these market-making transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

          The Issuer will receive proceeds of approximately $_____________from the sale of the Series [ - ] Notes. This amount represents ____% of the principal amount of the Class A Notes, _____% of the principal amount of the Class B Notes, and _____% of the principal amount of the Class C Notes. The Issuer will receive this amount net of the underwriting discount of $__________. The underwriting discount represents _____% of the principal amount of the Class A Notes, _____% of the principal amount of the Class B Notes and _____% of the principal amount of the Class C Notes. Additional offering expenses are estimated to be $---------------.

                                                                        ANNEX I


        This annex forms an integral part of the prospectus supplement.


                   THE MASTER TRUST RECEIVABLES AND ACCOUNTS

          The following information relates to the credit card receivables owned by Citibank Credit Card Master Trust I and the related credit card accounts.

LOSS AND DELINQUENCY EXPERIENCE


          The following table sets forth the loss experience for cardholder payments on the credit card accounts for each of the periods shown. Losses consist of write-offs of principal receivables. These losses are presented below on a cash basis. If accrued finance charge receivables that have been written off were included in losses , Net Losses would be higher as an absolute number and as a percentage of the average of principal and finance charge receivables outstanding during the periods indicated. Average Principal Receivables Outstanding is the average of principal receivables outstanding during the periods indicated. The percentage reflected for the ____ months ended _______ __, 199_ is an annualized number. We can not provide any assurance that the loss experience for the receivables in the future will be similar to the historical experience set forth below.

                       LOSS EXPERIENCE FOR THE ACCOUNTS

                            (DOLLARS IN THOUSANDS)

                                   -----
                                   Months        Year Ended December 31,
                                    Ended       ----------------------------

                                                 199_        199_      199_
                                  -------       -----      ------     ------

Average Principal Receivables
 Outstanding..................
Net Losses....................

Net Losses as a Percentage
 of Average Principal
 Receivables Outstanding......

          Net losses as a percentage of gross charge-offs for the first ____ months of 199_ were ____% and for each of the years ended December 31, 199_, 199_ and 199_ were ____%, ____% and ____%, respectively. Gross charge-offs are charge-offs before recoveries and do not include the amount of any reductions in Average Principal Receivables Outstanding due to fraud, returned goods, customer disputes or certain other miscellaneous write-offs.

          The following table sets forth the delinquency experience for cardholder payments on the credit card accounts for each of the periods shown. The Delinquent Amount includes both principal receivables and finance charge receivables. The percentages are the result of dividing the Delinquent Amount by the average of principal and finance charge receivables outstanding during the periods indicated. We can not provide any assurance that the delinquency experience for the receivables in the future will be similar to the historical experience set forth below.

                 DELINQUENCIES AS A PERCENTAGE OF THE ACCOUNTS
                            (DOLLARS IN THOUSANDS)


                                 As of             As of December 31,
                                 199         199          199           199
                              ---------   ---------    ---------     ---------
Number of Days                Delinquent  Delinquent   Delinquent    Delinquent
Delinquent                      Amount      Amount       Amount        Amount



35-64 days............
65-94 days............
95 days or more.......

     Total............




REVENUE EXPERIENCE

          The revenues for the credit card accounts from finance charges, fees paid by cardholders and interchange for the ____ months ended _________ __, 199_ and for each year of the three-year period ended December 31, 199_ are set forth in the following table.


          The revenue experience in this table is presented on a cash basis before deduction for charge-offs. Average Revenue Yield is the result of dividing Finance Charges and Fees Paid by Average Principal Receivables Outstanding during the periods indicated. The percentage for the ____ months ended _____________ __, 199_ is an annualized number. Revenues from finance charges, fees and interchange will be affected by numerous factors, including the periodic finance charge on the credit card receivables, the amount of any annual membership fee, other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month and do not incur periodic finance charges on purchases, the percentage of credit card accounts bearing finance charges at promotional rates and changes in the level of delinquencies on the receivables.


                      REVENUE EXPERIENCE FOR THE ACCOUNTS
                            (DOLLARS IN THOUSANDS)

                                  -----
                                  Months          Year Ended December 31,
                                  Ended         -------------------------------
                                                  199_       199_       199_
                                  --------      --------   --------   -------

Finance Charges and Fees
 Paid........................
Average Revenue Yield........

          The revenues from periodic finance charges and fees -- other than annual fees --depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay off account balances over several months -- as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases -- and upon other card-related services for which the cardholder pays a fee. Fees for these other services will be treated for purposes of the pooling and servicing agreement as principal receivables rather than finance charge receivables; however, the Banks may specify that they will treat these fees as finance charge receivables. Revenues from periodic finance charges and fees also depend on the types of charges and fees assessed on the credit card accounts. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the accounts and in the types of additional accounts added from time to time. These revenues could be adversely affected by future changes in fees and charges assessed by Citibank (South Dakota) and other factors.

CARDHOLDER MONTHLY PAYMENT RATES


          Monthly payment rates on the credit card receivables may vary because, among other things, a cardholder may fail to make a required payment, may only make the minimum required payment or may pay the entire outstanding balance. Monthly payment rates on the receivables may also vary due to seasonal purchasing and payment habits of cardholders. The following table sets forth the highest and lowest cardholder monthly payment rates for the credit card accounts during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the total beginning account balances for that month. Monthly payment rates include amounts that would be deemed payments of principal receivables and finance charge receivables with respect to the accounts. In addition, the amount of outstanding receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the accounts depend on a variety of factors including seasonal variations, the availability of other sources of credit, general economic conditions, tax laws, consumer spending and borrowing patterns and the terms of the accounts, which Citibank (South Dakota) may change.


               CARDHOLDER MONTHLY PAYMENT RATES FOR THE ACCOUNTS

                                  -----
                                  Months             Year Ended December 31,
                                  Ended         ------------------------------
                                                  199_        199_       199_
                                  ---------     -------    --------   -------

Lowest Month.................
Highest Month................
Average of the Months in
 the Period..................

INTERCHANGE


          Creditors participating in the MasterCard International and VISA associations receive interchange as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period before initial billing. Under the MasterCard International and VISA systems, a portion of this interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. interchange ranges from approximately 1% to 2% of the transaction amount. Citibank (South Dakota) is required to transfer to the Master Trust interchange attributed to cardholder charges for merchandise and services in the accounts. Interchange is allocated to the Master Trust on the basis of the ratio that the amount of cardholder charges for merchandise and services in the accounts bears to the total amount of cardholder charges for merchandise and services in the portfolio of credit card accounts owned by Citibank (South Dakota). MasterCard International and VISA may change the amount of interchange reimbursed to banks issuing their credit cards.


THE CREDIT CARD RECEIVABLES


          The receivables in the credit card accounts as of ___________ __, 199_ included $______________ of finance charge receivables and $____________ of principal receivables --which amounts include overdue finance charge receivables and overdue principal receivables. As of _____________ __, [ ] there were ______________ accounts. Included within the accounts are inactive accounts that have no balance. The accounts had an average principal receivable balance of $_____ and an average credit limit of $_____. The average total receivable balance in the accounts as a percentage of the average credit limit with respect to the accounts was __%. Approximately __% of the accounts were opened before ___________ 199_.

Of the accounts, approximately ______% related to cardholders with billing addresses in California, _____% in New York, _____% in Texas and _____% in Florida. Not more than 5% of the accounts related to cardholders having billing addresses in any other single state.

          The credit card accounts include receivables which, in accordance with the servicer's normal servicing policies, were charged-off as uncollectible before they were added to the Master Trust. However, for purposes of calculation of the amount of principal receivables and finance charge receivables in the Master Trust for any date, the balance of the charged-off receivables is zero and the Master Trust owns only the right to receive recoveries on these receivables.

          The following tables summarize the credit card accounts by various criteria as of __________ __, 199_. References to "Receivables Outstanding" in these tables include both finance charge receivables and principal receivables. Because the composition of the accounts will change in the future, these tables are not necessarily indicative of the future composition of the accounts.


          Credit balances presented in the following table are a result of cardholder payments and credit adjustments applied in excess of a credit card account's unpaid balance. Accounts which have a credit balance are included because receivables may be generated in these accounts in the future. Credit card accounts which have no balance are included because receivables may be generated in these accounts in the future.


                  COMPOSITION OF ACCOUNTS BY ACCOUNT BALANCE


                                                       Percentage                              Percentage
                                                       of Total                                of Total
                                     Number of         Number of           Receivables         Receivables
Account Balance                      Accounts          Accounts            Outstanding         Outstanding
                                     ---------         ----------          -----------         -----------

Credit Balance.....................
No Balance.........................
Less than or equal to
$500.00............................
$500.01 to $1,000.00...............
$1,000.01 to $2,000.00.............
$2,000.01 to $3,000.00.............
$3,000.01 to $4,000.00.............
$4,000.01 to $5,000.00.............
$5,000.01 to $6,000.00.............
$6,000.01 to $7,000.00.............
$7,000.01 to $8,000.00.............
$8,000.01 to $9,000.00.............
$9,000.01 to $10,000.00............
Over $10,000.00....................


         Total.....................




                   COMPOSITION OF ACCOUNTS BY PAYMENT STATUS

                                                       Percentage                              Percentage
                                                       of Total                                of Total
                                     Number of         Number of           Receivables         Receivables
Credit Limit                         Accounts          Accounts            Outstanding         Outstanding
                                     ---------         ----------          -----------         -----------

                                      I-4




Less than or equal to
$500.00.............................
$500.01 to $1,000.00................
$1,000.01 to $2,000.00..............
$2,000.01 to $3,000.00..............
$3,000.01 to $4,000.00..............
$4,000.01 to $5,000.00..............
Over $5,000.00......................

         Total......................


          Accounts presented in the table below as "Current" include accounts on which the minimum payment has not been received before the next billing date following the issuance of the related bill.


<                   COMPOSITION OF ACCOUNTS BY PAYMENT STATUS

                                                       Percentage                              Percentage
                                                       of Total                                of Total
                                     Number of         Number of           Receivables         Receivables
Payment Status                       Accounts          Accounts            Outstanding         Outstanding
                                     ---------         ----------          -----------         -----------


Current............................
Up to 34 days delinquent............
35 to 64 days delinquent............
65 to 94 days delinquent............
95 to 124 days delinquent...........
125 to 154 days delinquent..........
155 to 184 days delinquent..........


         Total......................




                        COMPOSITION OF ACCOUNTS BY AGE

                                                       Percentage                              Percentage
                                                       of Total                                of Total
                                     Number of         Number of           Receivables         Receivables
Payment Status                       Accounts          Accounts            Outstanding         Outstanding
                                     ---------         ----------          -----------         -----------
Age

Current.............................
Less than or equal to 6
months..............................

Over 6 months to 12
     months.........................
Over 12 months to 24
     months.........................
Over 24 months to 36
     months.........................
Over 36 months to 48
     months.........................
Over 48 months......................
         Total......................

Billing and Payments

          The credit card accounts have different billing and payment structures, including different periodic finance charges and fees. The following information reflects the current billing and payment characteristics of the accounts.

          Citibank (South Dakota) sends monthly billing statements to cardholders with balances at the end of each billing period. Each month a MasterCard or VISA cardholder must make a minimum payment equal to the sum of


          (1) the greater of $20 -- or, if the then current balance is less than $20, that balance --and 1/48 of the then current balance,


          (2) any amount which is past due and (3) any amount which is in excess of the credit limit.

          The required minimum payment, however, cannot be less than the finance charges billed.


          A periodic finance charge is assessed on the credit card accounts. The periodic finance charge assessed on balances for purchases and cash advances for a majority of the accounts is calculated by multiplying (1) the daily balances for each day during the billing cycle by (2) the applicable daily periodic finance charge rate, and summing the results for each day in the billing period. The daily balance is calculated by taking the previous day's balance, adding any new purchases or cash advances and fees, adding the daily finance charge on the previous day's balance, and subtracting any payments or credits. Cash advances are included in the daily balance from the date the advances are made. Purchases are included in the daily balance generally from the date of purchase. Periodic finance charges are not assessed in most circumstances on purchase amounts if all balances shown in the previous billing statement are paid in full by the due date indicated on the statement.

          The periodic finance charge assessed on balances in most credit card accounts for purchases is currently the Prime Rate, as published in The Wall Street Journal, plus a percentage ranging from 5.4% to 12.9%. As of the most recent quarterly reset date, the periodic finance charge on balances in most accounts for purchases ranged from ____% to ____%. The periodic finance charge assessed on balances in most credit card accounts for cash advances is currently 19.99%. Citibank (South Dakota) may change the periodic finance charge on accounts at any time by written notice to the cardholders.

          Any increase in the finance charge will become effective upon the earlier of subsequent use of a card and the expiration of a 25-day period from the date the change was made effective -- assuming failure on the part of the cardholder to object to the new rate. Citibank (South Dakota) also offers promotional rates of limited duration to attract new cardholders and to promote balance transfers from other credit card issuers and the periodic finance charge on a limited number of accounts may be greater or less than those assessed by Citibank (South Dakota) generally.


          Before December 1993, Citibank (South Dakota) generally assessed an annual membership fee of between $20 and $100 per account. Effective December 1, 1993, Citibank (South Dakota) eliminated the annual membership fee for some premium and nonpremium cardholders who met specified non-delinquency criteria. This change did not apply to affinity or co-branded card products. In addition, effective January 1, 1995, Citibank (South Dakota) eliminated the annual fees applicable to some other accounts, including some of its affinity and co-branded card products.

          Some of the accounts may be subject to additional fees, including:

          o a late fee of $29 if Citibank (South Dakota) does not receive a required minimum payment by the payment due date shown on the monthly billing statement, which fee is assessed monthly until the account is less than 30 days past due;

          o a cash advance fee which is generally equal to 3.0% of the amount of the cash advance, subject to a minimum fee of $5;

          o    a returned payment fee of $29;

          o    a returned check fee of $29;

          o    a stop payment fee of $29; and

          o a fee of $29 for each billing period with respect to each account with an outstanding balance over the credit limit established for that account.


          Payments by cardholders on the accounts are processed and applied to all minimum amounts due, from the oldest to the most current, with respect to the following items in the following order:

          (1)  periodic finance charges on cash advances,

          (2)  periodic finance charges on purchases,

          (3)  cash advance amounts and

          (4)  purchase amounts.

          When all minimum amounts due are paid, payments are generally allocated first to cash advance balances and then to purchase balances. We cannot provide any assurance that periodic finance charges, fees and other charges will remain at current levels in the future.

                      CITIBANK CREDIT CARD ISSUANCE TRUST


                $_____________ ___% Class A Notes, Series [ - ]

                $_____________ ___% Class B Notes, Series [ - ]

                $_____________ ___% Class C Notes, Series [ - ]

                         CITIBANK (SOUTH DAKOTA), N.A.
                    CITIBANK (NEVADA), NATIONAL ASSOCIATION
                           Originators of the Trust


                          ---------------------------


                             PROSPECTUS SUPPLEMENT

                          DATED ____________ __, [ ]


                       UNDERWRITERS OF THE CLASS A NOTES
                                      [ ]

                       UNDERWRITERS OF THE CLASS B NOTES
                                      [ ]

                       UNDERWRITERS OF THE CLASS C NOTES
                                      [ ]

          You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

          The Notes are not being offered in any state where the offer is not permitted.

          The Issuer does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

          Until the date which is 90 days after the date of this prospectus supplement, all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters of the Notes and with respect to their unsold allotments or subscriptions.

                                    PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

          The following table sets forth the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder, other than underwriting discounts and commissions.

         Registration Fee                                      $ 278
         Printing and Engraving Expenses                           *
         Trustee's Fees and Expenses                               *
         Legal Fees and Expenses                                   *
         Accountants' Fees and Expenses                            *
         Blue Sky Fees and Expenses                                *
         Rating Agency Fees                                        *
         Miscellaneous Expenses                                    *

              Total                                        $       *
                                                            --------
         ------------------------
         *  To be provided by amendment

ITEM 15.  Indemnification of Directors and Officers.

          Article TENTH of the Articles of Association of Citibank (South Dakota), N.A. and Citibank (Nevada), National Association (collectively, the "Banks") provides that any person, his heirs, executors or administrators, may be indemnified or reimbursed by such Bank for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a director, officer or employee of such Bank or of any firm, corporation or organization which he served in any such capacity at the request of such Bank; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to such Bank; and provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction or the holders of record of a majority of the outstanding shares of such Bank, or the Board of Directors, acting by vote of directors not parties to the same or substantially the same action, suit or proceeding, constituting a majority of the whole number of directors. Such Article also provides that the foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such persons, their heirs, executors or administrators, may be entitled as a matter of law.

          There are directors' and officers' liability insurance policies presently outstanding which insure directors and officers of Citigroup and certain of its subsidiaries, including the Banks. The policies cover losses for which Citigroup or any of those subsidiaries shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policies also cover losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by Citigroup or any of those subsidiaries. The losses covered by the policies are subject to certain exclusions and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The policies contain certain self-insured retention provisions.

          There are also certain additional indemnification provisions contained in the Underwriting Agreement to be filed as Exhibit 1.1

ITEM 16.  EXHIBITS


(a)  Exhibits.

1.1  Form of Underwriting Agreement for the Notes.*

4.1  Form of Indenture for the Notes.**

4.2 Form of Series Supplement to the Pooling and Servicing Agreement relating to the Collateral Certificate.**


4.3 Pooling and Servicing Agreement for Citibank Credit Card Master Trust I, incorporated by reference from Exhibit 4.2 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-1 (File No. 33-41054).

4.4 Amendment No. 1 to Pooling and Servicing Agreement, incorporated by reference from Exhibit 4.2 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-1 (File No. 33-48148).

4.5 Amendment No. 2 to Pooling and Servicing Agreement, incorporated by reference from Exhibit 4.4 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-3 (File No. 33-77802).

4.6 Amendment No. 3 to Pooling and Servicing Agreement, incorporated by reference from Exhibit 4.5 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-3 (File No. 33-77802).

4.7 Amendment No. 4 to Pooling and Servicing Agreement, incorporated by reference from Exhibit 4.6 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-3 (File No. 33-77802).

4.8 Amendment No. 5 to Pooling and Servicing Agreement, incorporated by reference from Exhibit 4 of Citibank (South Dakota) and Citibank (Nevada)'s Current Report on Form 8-K dated January 8, 1996.

4.9  Form of Trust Agreement of Citibank Credit Card Issuance Trust.**


5.1 Opinion of Stephanie B. Mudick, Esq., General Counsel - Corporate Law, Citigroup Inc., with respect to legality.*

8.1  Opinion of Cravath, Swaine & Moore with respect to tax matters.*

23.1 Consent of Stephanie B. Mudick, Esq., General Counsel - Corporate Law, Citigroup Inc. (included in Exhibit 5.1).*

23.2 Consent of Cravath, Swaine & Moore (included in Exhibit 8.1).*

24.1 Powers of Attorney.***

25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as trustee under the Indenture.*


---------------------------

*        To be filed by amendment.
**       Filed herewith.
***      Previously Filed.

(b)  Financial Statements

          All financial statements, schedules and historical information have been omitted as they are not applicable.

ITEM 17. Undertakings.

          Each of the undersigned Registrants hereby undertakes as follows:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of each issue.

     (d)(1) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, Citibank (South Dakota), N.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of sale of the securities registered hereunder, and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sioux Falls, South Dakota, on December 20, 1999.

                          CITIBANK (SOUTH DAKOTA), N.A.
                           as originator of
                           Citibank Credit Card Issuance Trust and Co-Registrant

                          By: /s/ Eugene D. Rowenhorst
                              -----------------------------------
                              Eugene D. Rowenhorst, Senior Vice President

                          CITIBANK (SOUTH DAKOTA), N.A.
                           as originator of
                          Citibank Credit Card Master Trust I and Co-Registrant

                          By: /s/ Eugene D. Rowenhorst
                              -----------------------------------
                              Eugene D. Rowenhorst, Senior Vice President

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed on December 20, 1999 by the following persons in the capacities indicated.


Signature                                           Title
---------                                           -----

/s/ Thomas W. Jones                        Director and President
-----------------------------              (Principal Executive Officer)
Thomas W. Jones


/s/ Eugene D. Rowenhorst                   Director and Chief Financial Officer
-----------------------------               (Principal Financial Officer and
Eugene D. Rowenhorst                         Principal Accounting Officer)


-----------------------------
James R. Stojak                            Director

        *
-----------------------------
Joachim M. Paladino                        Director


        *
-----------------------------
Russell R. Greenfield                      Director

-----------------------------              Director
Jerry W. Johnson

-----------------------------              Director
Donald Bender



---------------------
* The undersigned, by signing his name hereto, does hereby sign this Amendment to Registration Statement on behalf of each of the above-indicated directors of Citibank (South Dakota), N.A. pursuant to powers of attorney signed by such directors.


     /s/ Eugene D. Rowenhorst
     ------------------------
         Eugene D. Rowenhorst
         Attorney-in-Fact

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, Citibank (Nevada), National Association certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of sale of the securities registered hereunder, and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on December 20, 1999.

         CITIBANK (NEVADA), NATIONAL ASSOCIATION
                  as originator of
                  Citibank Credit Card Issuance Trust and Co-Registrant

         By:      /s/ Robert D. Clark
                  -------------------------------
                  Robert D. Clark, Vice President

         CITIBANK (NEVADA), NATIONAL ASSOCIATION
                  as originator of
                  Citibank Credit Card Master Trust I and Co-Registrant

         By:      /s/ Robert D. Clark
                  -------------------------------
                  Robert D. Clark, Vice President

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed on December 20, 1999 by the following persons in the capacities indicated.

           Signature                              Title
           --------                           -------------


/s/ Steven J. Garofalo                   Director and President
-----------------------------            (Principal Executive Officer)
Steven J. Garofalo


/s/ Robert D. Clark
-----------------------------            Chief Financial Officer and Controller
Robert D. Clark                          (Principal Financial Officer and
                                          Principal Accounting Officer)


-----------------------------
G. Daniel Clark                          Chairman of the Board and a Director


      *
-----------------------------
Eugene D. Rowenhorst                     Director



-----------------------------
Joseph N. Crowley                        Director


       *
-----------------------------
Francine A. Pulliam                      Director


       *
-----------------------------
Russell W. Dorn                          Director

-----------------------------
James R. Stojak                          Director



--------------------
* The undersigned, by signing his name hereto, does hereby sign this Amendment to Registration Statement on behalf of each of the above-indicated directors of Citibank (Nevada), National Association pursuant to powers of attorney signed by such directors.

    /s/ Robert D. Clark
    -------------------
    Robert D. Clark
    Attorney-in-Fact

                                 EXHIBIT INDEX

1.1  Form of Underwriting Agreement for the Notes.*

4.1  Form of Indenture for the Notes.**


4.2 Form of Series Supplement to the Pooling and Servicing Agreement relating to the Collateral Certificate.**

4.3 Pooling and Servicing Agreement for Citibank Credit Card Master Trust I, incorporated by reference from Exhibit 4.2 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-1 (File No. 33-41054).

4.4 Amendment No. 1 to Pooling and Servicing Agreement, incorporated by reference from Exhibit 4.2 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-1 (File No. 33-48148).

4.5 Amendment No. 2 to Pooling and Servicing Agreement, incorporated by reference from Exhibit 4.4 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-3 (File No. 33-77802).

4.6 Amendment No. 3 to Pooling and Servicing Agreement, incorporated by reference from Exhibit 4.5 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-3 (File No. 33-77802).

4.7 Amendment No. 4 to Pooling and Servicing Agreement, incorporated by reference from Exhibit 4.6 of Citibank (South Dakota) and Citibank (Nevada)'s Registration Statement on Form S-3 (File No. 33-77802).

4.8 Amendment No. 5 to Pooling and Servicing Agreement, incorporated by reference from Exhibit 4 of Citibank (South Dakota) and Citibank (Nevada)'s Current Report on Form 8-K dated January 8, 1996.

4.9  Form of Trust Agreement of Citibank Credit Card Issuance Trust.**

5.1 Opinion of Stephanie B. Mudick, Esq., General Counsel - Corporate Law, Citigroup Inc., with respect to legality.*

8.1  Opinion of Cravath, Swaine & Moore with respect to tax matters.*

23.1 Consent of Stephanie B. Mudick, Esq., General Counsel - Corporate Law, Citigroup Inc. (included in Exhibit 5.1).*

23.2 Consent of Cravath, Swaine & Moore (included in Exhibit 8.1).*

24.1 Powers of Attorney.***

25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as trustee under the Indenture.*

-----------------------

*             To be filed by amendment.

**            Filed herewith.
***           Previously Filed.